As filed with the Securities and Exchange Commission on February 11, 2004

                                                 Registration No. 333-__________
--------------------------------------------------------------------------------

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 10549

                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                            INFORMEDIX HOLDINGS, INC.
           (Name of Small Business Issuer as specified in its charter)


Nevada                                                3841                                  88-0462762
                                                     ------
(State or other jurisdiction of            Primary Standard Industrial       (I.R.S. Employer Identification No.)
incorporation or organization)             Classification Code Number

                                Georgetowne Park
                               5880 Hubbard Drive
                         Rockville, Maryland 20852-4821
                                 (301) 984-1566
   (Address and telephone number of registrant's principal executive offices)

                               Dr. Bruce Kehr, CEO
                            InforMedix Holdings, Inc.
                                Georgetowne Park
                               5880 Hubbard Drive
                         Rockville, Maryland 20852-4821
                           (301) 984-1566
                     (Address of principal place business)

      Copies of all communications to agent for service should be sent to:

                             Elliot H. Lutzker, Esq.
                             Snow Becker Krauss P.C.
                                605 Third Avenue
                          New York, New York 10158-0125
                            Telephone: (212) 687-3860
                            Facsimile: (212) 949-7052

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. |_|

Pursuant to Rule 429 this registration statement upon effectiveness shall also act as a post effective amendment to the Company's registration statement No. 333-45774.


                                          CALCULATION OF REGISTRATION FEE
----------------------------------------------------------------------------------------------------------------------
                                                          Proposed
Title of each class of                                    maximum           Proposed maximum
securities to be                Amount to be         offering price per    aggregate offering           Amount of
registered                       registered                share                  price              registration fee
----------------------------------------------------------------------------------------------------------------------
Common stock, par
value, $.001 per share          4,826,344 (1)            $1.00 (2)           $4,826,344 (2)              $611.50
----------------------------------------------------------------------------------------------------------------------
Common stock, par
value, $.001 per share         240,000 (3)(15)              $.37              $ 88,800                    $11.25
----------------------------------------------------------------------------------------------------------------------
Common stock, par
value, $.001 per share         800,000 (4)(15)              $.37                $296,000                  $37.50
----------------------------------------------------------------------------------------------------------------------
Common stock, par
value, $.001 per share       10,676,960 (5)(15)          $1.00 (2)           $10,676,960 (2)            $1,352.77
----------------------------------------------------------------------------------------------------------------------
Class A Warrants             10,676,960 (6)(15)             (17)                  (17)                     (17)
----------------------------------------------------------------------------------------------------------------------
Common stock, par
value, $.001 per share       10,676,960 (7)(15)             $.44               $4,697,863                $595.22
----------------------------------------------------------------------------------------------------------------------
Class B Warrants             10,676,960 (8)(15)             (17)                  (17)                     (17)
----------------------------------------------------------------------------------------------------------------------
Common stock, par
value, $.001 per share        5,338,488 (9)(15)             $.28               $1,494,777                $189.39
----------------------------------------------------------------------------------------------------------------------
Common stock, par
value, $.001 per share       3,203,088 (10)(15)             $.37               $1,185,143                $150.51
----------------------------------------------------------------------------------------------------------------------
Class A Warrants             3,203,088 (11)(15)             (17)                  (17)                     (17)
----------------------------------------------------------------------------------------------------------------------
Common stock, par
value, $.001 per share       3,203,088 (12)(15)             $.44               $1,409,359                $178.57
----------------------------------------------------------------------------------------------------------------------
Class B Warrants             3,203,088 (11)(15)             (17)                  (17)                     (17)
----------------------------------------------------------------------------------------------------------------------
Common stock, par
value, $.001 per share       1,601,544 (13)(15)             $.28                $448,432                  $56.82
----------------------------------------------------------------------------------------------------------------------
Common stock, par
value, $.001 per share         50,000 (14)(15)              $.50                 $25,000                  $3.17
----------------------------------------------------------------------------------------------------------------------
Common stock, par
value, $.001 per share        150,000 (14)(15)              $.60                 $90,000                  $11.40
----------------------------------------------------------------------------------------------------------------------
Common stock, par
value, $.001 per share         25,000 (14)(15)             $2.00                 $50,000                  $6.34
----------------------------------------------------------------------------------------------------------------------
Common stock, par
value, $.001 per share        250,000 (14)(15)             $1.50                $375,000                  $47.52
----------------------------------------------------------------------------------------------------------------------
Common stock, par
value, $.001 per share       1,142,500 (14)(15)            $3.00               $3,427,500                $434.26
----------------------------------------------------------------------------------------------------------------------
Common stock, par
value, $.001 per share          505,000 (16)             $1.00 (2)            $505,000 (2)                $63.98
----------------------------------------------------------------------------------------------------------------------
Total                                                                                                    $3,750.02
======================================================================================================================

(1) Consists of an aggregate of 2,790,103 shares of Common Stock issued to various lenders in connection with financings of InforMedix, Inc. prior to its merger with the Company and 2,036,241 shares held by officers of the Company who are registering their shares for estate planning purposes.

(2) Estimated solely for purposes of calculating the registration fee pursuant to Securities Act Rule 457 (c), based on the last sale price of the registrant's common stock on February 5, 2004.

(3) In connection with the Company's August - September 2003 bridge financing, the Company's placement agent and its assignees were issued warrants to purchase 240,000 shares of Common Stock exercisable at $.37 per share for five years.

(4) In connection with the Company's August - September 2003 bridge financing, six investors were granted warrants to purchase an aggregate of 800,000 shares of Common Stock exercisable at $.37 per share for five years.

(5) Pursuant to the Company's private placement which commenced on October 20, 2003 and was completed on February 9, 2004, the Company issued an aggregate of 79.009 units at $50,000 per unit, each unit consisting of 135,136 shares of Common Stock, at $.37 per share, or an aggregate of 10,676,960 shares of Common Stock, one Class A warrant and one Class B Warrant to purchase one-half share of Common Stock. An additional 20.991 Units were sold for a purchase price of $1,049,550. The proceeds are being held by the escrow agent, however, until such time as the Company's charter amendment to increase the authorized Common Stock from 20 million shares to 80 million shares is effective on or about March 2, 2004, prior to the effective date of this registration statement.

(6)   Class A Warrants included in 79.009 units described in Note (5) above

(7)   Represents shares issuable upon exercise of Class A Warrants included in
      79.009 units described in Note (5) above.

(8) Class B Warrants included in 79.009 units described in Note (5) above, at $.44 per share.

(9)   Represents shares issuable upon exercise of Class B Warrants included in
      79.009 units described in Note (5) above, at $.28 per half-share.

(10) In connection with the Company's private placement the Company issued to its placement agent warrants to purchase at $50,000 per unit, or $.37 per share, an aggregate of 23.7027 units, identical to the units described in note (5) above. An aggregate of 8,007,720 shares of Common Stock are included in the units issuable to the placement agent.

(11)  Included in the units issuable to the placement agent set forth in note
      (10) above.

(12) Represents shares issuable upon exercise of the Class A Warrants included in the units issuable to the placement agent.

(13) Represents shares issuable upon exercise of the Class B Warrants included in the units issuable to the placement agent.

(14) Represents shares issuable upon exercise of currently outstanding warrants.

(15) Pursuant to Securities Act Rule 416, there are also being registered such indeterminable number of additional shares of common stock as may become issuable pursuant to anti- dilution provisions contained in the warrants.

(16) Founder's shares issued to the Company's former Chief Executive Officer's affiliates (375,000 shares) and the Company's attorneys (130,000 shares).

(17) Pursuant to Securities Act Rule 457(i) no additional registration fee is required for these warrants being registered as part of the units purchased, since no additional consideration is being paid for them.

--------------------------------------------------------------------------------


THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

The information contained in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

           PROSPECTUS SUBJECT TO COMPLETION - DATED FEBRUARY 11, 2004

                            INFORMEDIX HOLDINGS, INC.
                        42,688,972 Shares of Common Stock
                           13,880,048 Class A Warrants
                           13,880,048 Class B Warrants

         This prospectus relates to the offering of up to 42,688,972 shares of our common stock, including 16,008,304 shares of our common stock issued and outstanding as of the effective date of this prospectus, 10,676,960 shares issuable upon exercise of outstanding Class A Warrants, 5,338,488 shares issuable upon exercise of outstanding Class B Warrants, 1,040,000 shares issuable upon exercise of bridge warrants, an aggregate of 8,007,720 shares issuable upon exercise of Placement Agent Warrants, 1,617,500 shares issuable upon exercise of other outstanding warrants, 10,676,960 Class A Warrants and 10,676,960 Class B Warrants issued in our private placement, 3,203,088 Class A Warrants and 3,203,088 Class B Warrants issuable upon exercise of Placement Agreement Warrants. The shares are being offered for the account of the shareholders identified in the "Selling Stockholder" section of this prospectus. The transactions by which the selling shareholders acquired such shares and warrants being offered pursuant to this prospectus are described in the "Selling Stockholder" section of this prospectus.

         We will not receive any proceeds from the sale of the shares being offered pursuant to this prospectus, other than the proceeds from the exercise of warrants by which certain of the selling shareholders may acquire their shares being offered pursuant to this prospectus. We have agreed to bear all of the expenses in connection with the registration and sale of the shares, except for sales commissions. We estimate these expenses to be approximately $55,000.00.

         The shares may be offered in transactions conducted on the NASD Over-The-Counter Bulletin Board ("OTCBB"), in privately negotiated transactions or through a combination of such methods. The shares may be sold at prices relating to the prevailing market prices, at privately negotiated prices or at other prices, which may change from time to time and from offer to offer.

         Management of InforMedix, as well as certain principal stockholders, intend to enter into lock-up agreements with our placement agent prior to the effective date of this prospectus.

         Our common stock is currently traded on OTCBB, under the symbol "IFMX.OB." On February 10, 2004, the closing price of our common stock, as reported by the OTCBB, was $1.01 per share.

         The shares being offered pursuant to this prospectus involve a high degree of risk. You should carefully read and consider the "Risk Factors" commencing on page 8 for information that should be considered in determining whether to purchase any of the shares.

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

         This Prospectus also amends the Company's Prospectus dated April 8, 2003, as amended.

                The date of this Prospectus is _________ __, 2004

                  You should rely only on the information contained or incorporated by reference in this prospectus and in any accompanying prospectus supplement. No one has been authorized to provide you with different information. The shares are not being offered in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of such documents.

         --------------------------------------------------------------


                                TABLE OF CONTENTS
                                                                            Page
                                                                            ----

INTRODUCTORY COMMENTS..........................................................3

WHERE YOU CAN FIND MORE INFORMATION............................................4

SUMMARY  ......................................................................5

RISK FACTORS...................................................................8

CHANGES IN ACCOUNTANTS........................................................16

CAPITALIZATION ...............................................................17

USE OF PROCEEDS...............................................................19

PRICE RANGE OF COMMON STOCK...................................................19

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS ...................19

RECENT DEVELOPMENTS...........................................................29

BUSINESS .....................................................................31

MANAGEMENT....................................................................45

PRINCIPAL STOCKHOLDERS........................................................56

SELLING STOCKHOLDERS..........................................................58

DESCRIPTION OF SECURITIES.....................................................68

SHARES ELIGIBLE FOR FUTURE SALE...............................................73

PLAN OF DISTRIBUTION..........................................................74

INDEX TO FINANCIAL STATEMENTS.................................................76

EXPERTS  .....................................................................77

LEGAL MATTERS.................................................................77

                              INTRODUCTORY COMMENTS

Use of Names

         Throughout this prospectus, the terms "we," "us," "our" and "our company" refer to InforMedix Holdings, Inc. ("InforMedix") and, unless the context indicates otherwise, includes InforMedix's wholly-owned subsidiary, InforMedix, Inc.

Forward-Looking Statements

         Statements contained in this report include "forward-looking statements" within the meaning of such term in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements involve known and unknown risks, uncertainties and other factors which could cause actual financial or operating results, performances or achievements expressed or implied by the forward-looking statements not to occur or be realized. Forward-looking statements generally are based on our best estimates of future results, performances or achievements, based upon current conditions and the most recent results of the companies involved and their respective industries. Forward-looking statements may be identified by the use of forward-looking terminology such as "may," "will," "could," "project," "expect," "believe," "estimate," "anticipate," "intend," "continue," "potential," "opportunity" or similar terms, variations of those terms or the negative of those terms or other variations of those terms or comparable words or expressions.

         Potential risks and uncertainties include, among other things, such factors as:

o        our business strategies and future plans of operations,

o general economic conditions in the United States and elsewhere, as well as the economic conditions affecting the industries in which we operate,

o        the market acceptance and amount of sales of our products and services,

o        our historical losses,

o        the competitive environment within the industries in which we compete,

o        our ability to raise additional capital, needed for expansion,

o the other factors and information discussed in other sections of this prospectus and in the documents incorporated by reference in this prospectus.

         Persons reading this prospectus should carefully consider such risks, uncertainties and other information, disclosures and discussions which contain cautionary statements identifying important factors that could cause actual results to differ materially from those provided in the forward-looking statements. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

                       WHERE YOU CAN FIND MORE INFORMATION

         Government filings. We are subject to the information reporting requirements of the Securities Exchange Act of 1934. As such, we file annual, quarterly and special reports, proxy statements and other documents with the Securities and Exchange Commission. These reports, proxy statements and other documents may be inspected and copied at the public reference facilities maintained by the SEC at Room 1024, Judiciary Plaza, 450 Fifth Street, NW, Washington, D.C. 20549, and at the SEC's regional offices located at 233 Broadway, Suite 1300, New York, New York 10048, and at CitiCorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. You may also obtain copies of such material by mail from the public reference facilities of the SEC's Washington, D.C. offices, at prescribed rates. Please call the SEC at 1-800-SEC-0330 for further information on their public reference facilities. In addition, the SEC maintains a World Wide Web site that contains reports, proxy and information statements and other information regarding companies, including us, that file electronically with the SEC. The address of the SEC's web site is "http://www.sec.gov."

         Stock market. Our common stock is currently pending to be traded on the OTCBB. Material filed by us can also be inspected and copied at the offices of the NASD, located at 9509 Key West Avenue, Rockville, MD 20850-3329.

         The Company. We will distribute annual reports to our stockholders, including financial statements examined and reported on by independent certified public accountants. We also will provide you without charge, upon your request, with a copy of any or all reports, proxy statements and other documents we file with the SEC, as well as any or all of the documents incorporated by reference in this prospectus or the registration statement we filed with the SEC registering for resale the shares of our comment stock being offered pursuant to this prospectus, other than exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents. Requests for such copies should be directed to InforMedix Holdings, Inc., Georgetowne Park, 5880 Hubbard Drive, Rockville, MD 20852-4821; telephone (301) 984-1566.

         We have filed a Registration Statement on Form SB-2 with the SEC registering under the Securities Act the common stock that may be distributed under this prospectus. This prospectus, which is a part of such registration statement, does not include all the information contained in the registration statement and its exhibits. For further information regarding us and our common stock, you should consult the registration statement and its exhibits.

         Statements contained in this prospectus concerning the provisions of any documents are summaries of those documents, and we refer you to the documents filed with the SEC for more information. The registration statement and any of its amendments, including exhibits filed as a part of the registration statement or an amendment to the registration statement, are available for inspection and copying as described above.

                                     SUMMARY

Our Company

         InforMedix, Inc., founded in 1997, has developed and integrated a portable patient monitoring device, hardware, software and network communications system called the Med- eMonitorTM System. The System enables pharmaceutical firms, biotechnology companies, and contract research organizations (CROs) to efficiently monitor and manage patients' medication compliance and clinical response during the clinical trial process. InforMedix has placed working beta units in pilot sites and has successfully validated the efficacy of the product. InforMedix has secured publications of these pilot clinical trials in prestigious peer reviewed medical journals. These publications offer the initial endorsements necessary in the sales process with its customer base. Management is beginning the sales launch of the Med-eMonitor using direct sales efforts, as described below. Management will also seek to establish strategic alliances.

         The Med-eMonitor System organizes and translates complex clinical drug trial protocols into a simple, automated series of prompted and recorded events for patients and researchers. The system comprises a portable patient interface device and automated data upload and download capability. The backend database is fully FDA compliant, and enables daily patient monitoring and device programming through a standard browser interface. The Med-eMonitor System is designed to significantly reduce the cost of managing drug trials and dramatically shorten the time required to transcribe patient diaries into manageable electronic data for analysis and reporting. Traditional drug trial methodologies require considerable investments in professional resources to train patients on drug and trial protocols, conduct site visits to ensure compliance, and administer paper-based protocol changes and retrain patients on new protocols. Traditional methodologies also depend on patients to remember when to take their medication, which medication to take and to accurately maintain hand-written diaries about medication compliance and clinical response.

         The Med-eMonitor System is designed to provide customers with extensive real-time information about patient medication compliance and clinical response, all of which is customized to the trial protocol specifications. The Med-eMonitor System provides a wide range of patient-monitoring features. Management believes, based on their knowledge of the industry, the features unique to the Med-eMonitor System include:

o The ability to contain and dispense the medications used by the patient during the trial (80% of all clinical trials use oral medication)

o Capturing and managing automated medication compliance information for study and non-study drugs (date and time-stamped)

o        Remote monitoring of patients' responses to drug and dosage regimens

o The ability to rapidly implement a protocol and quickly deploy the monitoring devices to the patients

o        The ability to make protocol changes and enhancements via the Internet

o The backend software provides flexible and immediate programming of the clinical protocol, by populating database fields related to medication and dosing instructions, behavioral prompts, questionnaires and medical education.

         In addition, the Med-eMonitor System offers:

o The ability to monitor the status of enrollment of the patients throughout the trial

o Remote monitoring of patients' physiologic and quality of life information

o        The ability to analyze data from multiple patients during trials

o Flexible standards-based architecture that enables data to be integrated with other data management systems

o Aggregated data collection to provide real-time trend analysis during trials

o Backend software compliant with government regulations for patient privacy-HIPAA and 21 CFR part 11

o Secure web-based access to the patient database throughout the clinical trial for on- demand access to patient information

o        A data-reporting engine that produces customized reports.

         InforMedix has been advised by the FDA in writing that it does not require FDA approval as a medical device.

         The Med-eMonitor System is intended to provide significant value to pharmaceutical manufacturers, biotechnology companies and CRO's in four critical areas:

1. Time. The time required to acquire, aggregate, analyze and report clinical trial information is reduced dramatically, thereby shortening the time-to-market for new drugs.

2. Cost. The operational costs of conducting a trial and managing the results are significantly reduced through operational efficiencies and minimizing the requirement for patient intervention. Delay in the trial can result in $1 million to $13 million of lost revenue per day to a pharmaceutical company attempting to launch a "blockbuster" drug.

3. Patient Attrition. The Med-eMonitor System is expected to reduce the cost, time and need for over-recruitment of patients. Pharmaceutical companies readily admit the "drop-out" of patients participating in clinical trials. Patients leave a trial due to their frustration with the need to keep hand-written diaries and to remember when to take their medications. Companies use the over recruitment of patients to compensate for the drop-out rate to maintain statistical significance and attempt to keep the trial on track.

4. Data Accuracy. Automated data collection via patient prompts and intuitive data capture methods increases the accuracy and relevancy of patient data.

The principal corporate offices of InforMedix are located at Georgetowne Park, 5880 Hubbard Drive, Rockville, MD 20852-4821. Our telephone number at this location is (301) 984-1566

The Offering

Shares of Common Stock outstanding as of
     February 6, 2004                                           19,842,557

Shares of Common Stock outstanding and
offered hereby:                                                 16,008,304(1)(2)

Shares issuable upon exercise of:

Class A Warrants offered hereby                                 10,676,960(1)(2)

Class B Warrants offered hereby                                 5,338,488(1)(2)

Bridge Warrants                                                 1,040,000

Placement Agent's Warrants                                      8,007,720

Other outstanding warrants                                      1,617,500

Shares outstanding on a fully diluted basis                     46,523,225(1)(2)

Class A Warrants offered hereby                                 13,880,048(1)(2)

Class B Warrants offered hereby                                 13,880,048(1)(2)


-------------------
(1) By unanimous approval of the Company's Board of Directors on January 21, 2004 and by approval of shareholders holding in excess of a majority of the voting shares of the Company, the Company authorized an amendment to its articles of incorporation (the "Charter Amendment") to increase its authorized common stock from 20 million shares to 80 million shares of Common Stock which is expected to become effective on or about March 2, 2004, prior to the date of this prospectus.

(2) Does not include an aggregate of 681,710 shares of Common Stock authorized for issuance and expected to be issued prior to the effective date of this prospectus (upon the filing of the Charter Amendment) in settlement of various obligations of the Company and 126,460 shares of Common Stock, Class A Warrants and Class B Warrants issuable upon filing of the Charter Amendment, also in settlement of Company obligations; nor does it include an aggregate of 1,523,139 stock options currently outstanding.

Terms of Warrants

         Each A Warrant entitles the holder to purchase one share of Common Stock and each B Warrant entitles the holder to purchase one-half share of Common Stock at any time prior to October 2, 2008. The A Warrants and B Warrants are exercisable at $.44 per share and $.28 per half-share or $.56 per share, subject to earlier redemption and to adjustment in certain circumstances to prevent dilution. See "Description of Securities."

Use of Proceeds

         If all of the warrants outstanding as of February 2, 2004, are exercised we will receive gross proceeds of approximately $13,588,000. Such proceeds will be used for marketing, sale and hiring of key personnel for execution of sales objectives, repayment of indebtedness, general and administrative expenses and working capital purposes.

                                  RISK FACTORS

         The shares being offered pursuant to this prospectus are speculative and involve a high degree of risk. Only those persons able to lose their entire investment should purchase any of the shares. Prior to making an investment decision, you should carefully read this prospectus in its entirety, including all documents incorporated by reference, and consider, along with other matters referred to in this prospectus, the following risk factors.

Risks Relating to Our Financial Condition

         Need for proceeds of the Offering.

         As of February 9, 2004, InforMedix had issued $3,950,450 of the $5.0 million of securities offered pursuant to a Private Placement Memorandum dated October 20, 2003 (the "Offering"). An additional $1,049,500 is being held by the escrow agent until the Company's Charter Amendment is declared effective. We require the proceeds of the Offering to fully implement our business plan. Management can give no assurance the funds so obtained will be sufficient to fully implement the business plan, or that a full implementation of such business plan will result in InforMedix's profitability.

         If InforMedix continues to incur negative cash flow from its operations, it may exhaust our capital resources.

         No net positive cash flow has been generated from InforMedix's operations since its inception. InforMedix has been primarily a development stage company to date and has invested the majority of its resources in the R&D of the product and its patents, with minimal investment for the commercialization of its product. InforMedix had a net loss of $1,323,129 for the nine months ended September 30, 2003 on zero sales; a net loss of $2,265,677 on net sales of $22,759 for the year ended December 31, 2002; a net loss of $1,804,672 on net sales of $44,221 for the year ended December 31, 2001, and a cumulative loss from inception through September 30, 2003, of $13,333,870.

         InforMedix has funded its operating activities primarily through sales of equity securities to its founders, individual accredited investors, corporate investors, private investment lenders and equity issued for services in the amount of approximately $11,450,000 as of September 30, 2003. In addition, from inception to December 31, 2002, we borrowed $725,000 from our Chief Executive Officer, directors and affiliates (all of which has been converted into equity), an additional $65,000 in 2003. We completed a $400,000 debt bridge financing in September 2003 of which $300,000 has been converted into equity and $100,000 principal amount has been repaid. As of February 9, 2004, we have raised an additional $3,950,450 under the offering which was then terminated with an additional $1,049,500 held by the escrow agent until the Charter Amendment is declared effective. InforMedix anticipates negative cash flow from operations to continue for some time. Accordingly, we can give no assurance that we will be able to operate profitably or be able to produce positive cash flow from operations in the future. Our efforts to operate profitably and obtain positive cash flow from operations will depend on, among other things:

o Developing the InforMedix brand, marketing and other promotional activities of the Med-e Monitor System;

o Expanding general and administrative functions to support growth that may occur; and

o Establishing and developing relationships in the healthcare industry, particularly with pharmaceutical and biotechnology manufacturers, contract research organization (CROs) and academic research centers.

         Qualified financial statements based on operating losses and a capital deficit question InforMedix's ability to continue in business.

         InforMedix's accountants issued a qualified report on our financial statements as of and for the year ended December 31, 2002. The report states that InforMedix is currently in the development stage and there is no guarantee whether the Company will be able to generate enough revenue and/or raise capital to support current operations and expand sales. This raises substantial doubt about InforMedix's ability to continue as a going concern. See "Independent Auditor' Report" and "Note 12 of Notes to InforMedix Consolidated Financial Statements" included in the Current Report on Form 8-K for May 8, 2003.

         If we fail to establish the Med-e Monitor System brand or to attract repeat customers, InforMedix may not be able to increase its revenues sufficiently to fund its operations.

         We must develop, establish and strengthen the InforMedix brand for the Med-e Monitor System, particularly because of the early stage of our development and the highly competitive nature of our business. If we fail to establish the Med-e Monitor System brand, we will be at a competitive disadvantage and may lose the opportunity to obtain, and thereafter maintain, a sufficient number of customers. The development of the Med-e Monitor System brand will depend largely on the success of InforMedix's marketing efforts and its ability to provide consistent, high quality customer experiences. We cannot be certain that the Med-e Monitor System brand promotion activities will be successful, or will result in increased revenues. If increased revenues are achieved, there can be no assurance that these revenues will be sufficient to offset the expenditures incurred in establishing the Med-e Monitor System brand.

         InforMedix is obligated to comply with government regulation and its failure to do so could result in significant liability and curtailment or suspension of operations.

         The technology used in the monitoring of clinical drug trial protocols is regulated by the Food and Drug Administration (FDA). No FDA approval is required for the Med-eMonitor System and the FDA currently does not require the documentation of regulatory compliance. However, if in the future the FDA requires InforMedix to document regulatory compliance and it fails to do so, because of a lack of funds, or otherwise, the Company may be required to curtail or suspend its operations.

         We will lack business diversification.

         As a result of our limited resources, the prospects for our initial success will be entirely dependent upon the future performance of a single product and a single business. Although the product and its patents are applicable to other aspects of medical use, such as disease management and direct to consumer use, the Company will initially focus upon the singular market of clinical trials. Unlike certain entities that have the resources to consummate several business combinations or entities operating in multiple industries or multiple segments of a single industry, we will not have the resources to diversify our operations or benefit from the possible spreading of risks or offsetting of losses.

         We were recently organized and went public and have a limited operating history upon which you can base an investment decision.

         We were organized on January 27, 1997, completed our reverse merger and became a public company in May 2003, and have a limited operating history upon which you can make an investment decision, or upon which we can accurately forecast future sales. You should, therefore, consider us subject to all of the business risks associated with a new business. The likelihood of our success must be considered in light of the expenses, difficulties and delays frequently encountered in connection with the formation and initial operations of a new and unproven business.

Securities Risks

         Discretion in use of funds.

         InforMedix anticipates applying the net proceeds of the Offering to the same items described herein under the heading "Use of Proceeds." However, as of the date hereof, other than to fund selling, general and administrative expenses and repayment of indebtedness, we have no material restrictions on our use of the proceeds under the Offering or pursuant to this Prospectus. As such, management of InforMedix has broad discretion, subject to their fiduciary duties, in the application of the proceeds described above. See "Use of Proceeds."

         InforMedix's CEO, President and directors may have the ability to control almost all matters of the Company.

         The officers and directors of InforMedix and their affiliates, beneficially own approximately 15% of the issued and outstanding shares of common stock of InforMedix as of February 6, 2004. Therefore, management will have significant influence over the election of InforMedix's directors and to control the outcome of other issues submitted to stockholders of InforMedix. This includes their ability to amend the Certificate of Incorporation, approve a merger or consolidation of InforMedix with another company or approve the sale of all or substantially all of the assets of InforMedix without the agreement of the shareholders who purchase Units offered hereby.

         If we do not keep this registration statement current, you will not be able to exercise your warrants.

         We must keep this registration statement effective with the SEC in order for warrantholders to exercise their warrants. We may not be able to maintain a registration statement in effect throughout the period during which the warrants remain exercisable. Maintaining an effective registration statement requires substantial continuing expenses for legal and accounting fees and we cannot guarantee our ability to keep the registration statement effective. We will instruct our warrant agent to suspend the exercise of warrants if this or any future registration statement with respect to the shares underlying the warrants is no longer effective.

         If we do not qualify our securities in states other than where the initial investors reside, your resale of any securities you acquire under this Prospectus may be limited and you may not be able to exercise your warrants.

         We have sold the units in an Offering only in the States of Alaska, Michigan, New Jersey New York, Florida, Illinois, California, Maryland, Colorado, Connecticut, Massachusetts, North Carolina, Ohio, Texas and Washington. We believe that our common stock will be eligible for sale on a secondary market basis in other states based upon applicable exemptions from that state's registration requirements, subject, in each case, to the exercise of the broad discretion and powers of the securities commission or other administrative bodies having jurisdiction in each state and any changes in statutes and regulations which may occur after the date of this prospectus. However, the lack of registration in most states and the requirement of a seller to comply with the requirements of state blue sky laws in order for the seller to qualify for an applicable secondary market sale exemption, may cause an adverse effect on the resale price of our securities, as well as the delay or inability of a holder of our securities to dispose of such securities.

         In addition, the warrants and underlying securities will be exercisable only in the states where the initial warrantholders reside. We may decide not to seek, or may not be able to obtain, registration for the issuance of the underlying securities in the state where you live during the period when the warrants are exercisable. We cannot issue securities to you upon exercise of your warrants unless either (a) the securities issuable upon exercise of the warrants are registered in your state or (b) an exemption from registration is available. We may not be able to qualify the warrants, in which case the warrants would become unexercisable and deprived of value.

         Preferred Stock as an anti-takeover device.

         InforMedix is authorized to issue 4,500,000 shares of preferred stock, $.001 par value. The preferred stock may be issued in series from time to time with such designation, voting and other rights, preferences and limitations as the Board of Directors of InforMedix may determine by resolution. Unless the nature of a particular transaction and applicable statutes require such approval, the Board of Directors has the authority to issue these shares without shareholder approval subject to approval of the holders of the Preferred Stock. The issuance of preferred stock may have the effect of delaying or preventing a change in control of InforMedix without any further action by shareholders. See "Description of Securities- Preferred Stock."

         Interests of Placement Agent in InforMedix; Possible Restriction on "Marketing Making" Activities in InforMedix's Securities; Illiquidity.

         Including shares underlying presently exercisable warrants, Meyers Associates L.P., our Placement Agent, its principals and their assignees beneficially own, in the aggregate, 8,629,721 shares of Common Stock, or approximately 31% of the outstanding shares. Notwithstanding the foregoing, Meyers Associates has entered into a Voting Agreement with us dated August 21, 2003, pursuant to which the Placement Agent agreed to give Management of InforMedix a voting proxy over all of its shares on all matters for generally one year from the last closing of the Offering. In addition, the Placement Agent and its affiliates agreed not to sell, sell short, or otherwise dispose of any of their shares prior to the completion of the Offering. Such interests should be considered by potential investors when evaluating an investment in the Units because a potential conflict of interest may exist.

         Lack of Trading Market.

         No trading market exists for the Warrants offered hereby. There can be no assurance that a market for the Warrants will be created or sustained. Rule 144 promulgated under the Securities Act requires, among other conditions, a one-year holding period prior to the resale (in limited amounts) of securities acquired in a non-public offering without having to satisfy the registration requirements of the Securities Act. There can be no assurance that we will fulfill in the future any reporting requirements under the Exchange Act, or disseminate to the public any current financial or other information concerning InforMedix, as required by Rule 144 as one of the conditions of its availability.

         Difficulty of Trading and Obtaining Quotations for Common Stock.

         InforMedix's Common Stock is currently quoted on the NASD's Over-the-Counter Bulletin Board ("OTCBB") under the symbol IFMX.OB. Our Common Stock is not actively traded, and the bid and asked prices for our Common Stock have fluctuated significantly. As a result, an investor may find it difficult to dispose of, or to obtain accurate quotations of the price of, InforMedix's securities. This severely limits the liquidity of the Common Stock, and would likely have a material adverse effect on the market price of the Common Stock and on our ability to raise additional capital.

         Penny Stock Regulation.

         InforMedix's Common Stock is subject to Rule 15g-9 under the Exchange Act. This rule imposes additional sales practice requirements on broker-dealers that sell such securities to persons other than established customers and "accredited investors." For transactions covered by Rule 15g-9, a broker-dealer must make a special suitability determination for the purchaser and have received the purchaser's written consent to the transaction prior to sale. Consequently, the rule could affect the ability of broker-dealers to sell our securities and could affect the ability of purchasers to sell any of our securities in the secondary market.

Risk Factors Affecting InforMedix's Business Operations.

         InforMedix could be subject to fines, facility shutdowns and possible exclusion from participation in providing information technology services if it fails to comply with the laws and regulations.

         InforMedix is subject to regulations such as compliance and record-keeping requirements under the Health Insurance Portability and Accountability Act (HIPAA) and the Food, Drug and Cosmetic Act. In addition, the provision of services, pharmaceuticals and equipment is subject to strict licensing and safety requirements. If InforMedix is deemed to have violated these laws and regulations, InforMedix could be subject to fines and/or facility shutdowns. Government officials and the public will continue to debate healthcare reform. Changes in healthcare law, new interpretations of existing laws, or changes in payment methodology for pharmaceuticals may have a dramatic effect on InforMedix's business and results of operations.

         Continued pressure could reduce InforMedix's margins and limit InforMedix's ability to maintain or increase its market share.

         Certain competitors of InforMedix may have or may obtain significantly greater financial and marketing resources than InforMedix. As a result, InforMedix could encounter increased competition in the future that may increase pricing pressure and limit its ability to maintain or increase its market share.

         If we lost the services of Dr. Bruce Kehr, InforMedix's CEO, or Janet Campbell, InforMedix's president and COO, we might not be able to execute InforMedix's current business in accordance with our current plans.

         InforMedix's future success depends significantly on the skills, experience and efforts of its chief executive officer, Dr. Bruce Kehr, and its president and chief operating officer, Janet Campbell, and other key personnel. These individuals would be difficult to replace. Dr. Kehr or Ms. Campbell have developed, and are engaged in carrying out, InforMedix's strategic business plan. The loss of the services of Dr. Kehr or Ms. Campbell could seriously harm InforMedix's ability to implement its strategy. A failure to implement InforMedix's business strategy could result in the cessation of InforMedix's operations which would have a material adverse effect on our company and on your investment.

         If InforMedix is unable to adequately protect or enforce its rights to its intellectual property, InforMedix may lose valuable rights, experience reduced market share, if any, or incur costly litigation to protect such rights.

         InforMedix generally requires its employees, consultants, advisors and collaborators to execute appropriate confidentiality agreements with it. These agreements typically provide that all materials and confidential information developed or made known to the individual during the course of the individual's relationship with InforMedix is to be kept confidential and not disclosed to third parties except in specific circumstances. These agreements may be breached, and in some instances, InforMedix may not have an appropriate remedy available for breach of the agreements. Furthermore, InforMedix's competitors may independently develop substantial equivalent proprietary information and techniques, reverse engineer information and techniques, or otherwise gain access to InforMedix's proprietary technology. In addition, the laws of some foreign countries may not protect proprietary rights to the same extent as U.S. law. InforMedix may be unable to meaningfully protect its rights in trade secrets, technical know-how and other non-patented technology.

         InforMedix may have to resort to litigation to protect its rights for certain intellectual property, or to determine their scope, validity or enforceability. Enforcing or defending InforMedix's rights is expensive and may distract management from its development of the business if not properly managed. Such efforts may not prove successful. There is always a risk that patents, if issued, may be subsequently invalidated, either in whole or in part, and this could diminish or extinguish protection for any technology InforMedix may license. Any failure to enforce or protect InforMedix's rights could cause it to lose the ability to exclude others from using its technology to develop or sell competing products.

         InforMedix may be sued by third parties who claim that InforMedix's product infringes on their intellectual property rights. Defending an infringement lawsuit is costly and InforMedix may not have adequate resources to defend. Any settlement or judgment against us could harm our future prospects.

         InforMedix may be exposed to future litigation by third parties based on claims that its technology, product or activity infringes on the intellectual property rights of others or that InforMedix has misappropriated the trade secrets of others. This risk is compounded by the fact that the validity and breadth of claims covered in technology patents in general and the breadth and scope of trade secret protection involves complex legal and factual questions for which important legal principles are unresolved. Any litigation or claims against InforMedix, whether or not valid, could result in substantial costs, could place a significant strain on InforMedix's financial and managerial resources, and could harm InforMedix's reputation. In addition, intellectual property litigation or claims could force InforMedix to do one or more of the following:

o Cease selling, incorporating or using any of InforMedix's technology and/or product that incorporates the challenged intellectual property, which could adversely affect InforMedix's revenue;

o Obtain a license from the holder of the infringed intellectual property right, which may be costly or may not be available on reasonable terms, if at all; or

o Redesign InforMedix's product, which would be costly and time consuming.

         We may not be able to manufacture our planned product in sufficient quantities at an acceptable cost, or at all, which could harm our future prospects.

         InforMedix is in the initial phase of product commercialization. InforMedix does not presently own any manufacturing facilities. Accordingly, if InforMedix's planned product becomes available for widespread sale, we may not be able to arrange for the manufacture of our planned product in sufficient quantities at an acceptable cost, or at all, which could materially adversely affect InforMedix's future prospects.

         The market for InforMedix's planned product is rapidly changing and competitive. New products may be developed by others which could impair our ability to develop, grow or maintain our business and be competitive.

         InforMedix's industry is subject to substantial technological change. Developments by others may render InforMedix's technology and planned product noncompetitive or obsolete, or it may be unable to keep pace with technological developments or other market factors. Competition from other companies, universities, government research organizations and others diversifying into the field is intense and is expected to increase. Many of these entities have significantly greater research and development capabilities and budgets than InforMedix does, as well as substantially more marketing, manufacturing, financial and managerial resources. These entities could represent significant competition for InforMedix. InforMedix is a development-stage enterprise and as such its resources are limited and it may experience technical challenges inherent in developing its technology. Competitors have developed or are in the process of developing technologies that are, or in the future may be, the basis for competition.

         InforMedix's planned product could be exposed to significant product liability claims which could be time consuming and costly to defend, divert management attention and adversely affect InforMedix's ability to obtain and maintain insurance coverage. If InforMedix incurred a material liability for which it is not adequately insured, it might be rendered insolvent.

         The testing, manufacture, marketing and sale of InforMedix's planned product will involve an inherent risk that product liability claims will be asserted against it. We currently have a general liability policy with an annual aggregate limit of $1 million with a $1 million limit per occurrence and product liability insurance with an aggregate limit of $1 million. This insurance may prove inadequate to cover claims and/or litigation costs. Product liability claims or other claims related to InforMedix's planned product, regardless of their outcome, could require us to spend significant time and money in litigation or to pay significant settlement amounts or judgments. Any successful product liability or other claim may prevent InforMedix from obtaining adequate liability insurance in the future on commercially desirable or reasonable terms. In addition, product liability coverage may cease to be available in sufficient amounts or at an acceptable cost. Any inability to obtain sufficient insurance coverage at an acceptable cost or otherwise to protect against potential product liability claims could prevent or inhibit the sale of InforMedix's planned product.

         InforMedix faces the risk of liability resulting from claims made directly by patients. InforMedix currently has property, general liability and product liability insurance in amounts that we believe to be adequate, but InforMedix can give no assurance that such insurance will remain available at a reasonable price or that any insurance policy would offer coverage sufficient to meet any liability arising as a result of a claim. We can give no assurance that InforMedix will be able to obtain or maintain adequate insurance on reasonable terms or that, if obtained, such insurance will be sufficient to protect against such potential liability or at a reasonable cost. The obligation to pay any substantial liability claim could render InforMedix insolvent and could force it to curtail suspend operations, which would have a material adverse effect on our company and your investment in our company.

                             CHANGES IN ACCOUNTANTS

         The Company appointed Bagell, Josephs & Company, LLC ("Bagell Josephs") as its new independent public accountant and terminated the engagement of Lazar Levine & Felix LLP ("Lazar") as Hunapu's independent public accountant, effective with respect to InforMedix's fiscal year ending December 31, 2003. Bagell Josephs had been the independent public accountant for InforMedix prior to the merger with Hunapu. This change in independent public accountant was approved by the Board of Directors of the Company on June 23, 2003, upon the recommendation of the audit committee.

         The audit reports of Lazar on the financial statements of Hunapu as of and for the fiscal years ended December 31, 2002 and 2001 did not contain an adverse opinion or disclaimer of opinion, nor were they modified as to uncertainty, audit scope or accounting principles, other than to contain an explanatory paragraph as to Hunapu's ability to continue as a going concern.

         During Hunapu's two most recent fiscal years and through June 23, 2003, there were no disagreements between the Company and Lazar, whether or not resolved, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to Lazar's satisfaction would have caused Lazar to make reference to the subject matter of the disagreement(s) in connection with its reports.

         During the Company's two most recent fiscal years and through June 23, 2003, the Company did not consult with Bagell Josephs with respect to any matters or reportable events listed in Item 304(a)(2)(i) and (ii) of Regulation S-B. Bagell Josephs was the independent public accountant of InforMedix Acquisition Corp. prior to its merger with the Company.

           Hunapu provided Lazar with a copy of the foregoing disclosures, and requested that Lazar furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether they agree with the statements that the Company has made herein. A copy of Lazar's letter response to the Company's request was filed as Exhibit 16.1 to the Company's Form 8-K for June 23, 2003.

                                 CAPITALIZATION

         The following table sets forth the capitalization of the Company as of September 30, 2003, adjusted for the number of shares of Common Stock issued since September 30, 2003 and the proceeds received and to be received subsequent to that date in the Offering.

                                                                               Pro
                                                                              Forma                 As
                                                        Actual             Adjustments           Adjusted
                                                     ------------         -------------        ------------
Cash                                                 $     64,418         $2,683,783 (1)       $  2,748,201

Total Liabilities                                    $  2,082,765         $1,546,217 (2)       $    536,548

Stockholders' equity:
     Preferred stock, par value $.001per                      -0-                  -0-                  -0-
        share; 4,500,000 shares authorized;
        no shares issued and outstanding
Common stock, par value $.001 per                    $      9,166         $     13,513         $     22,679
     share; 20,000,000 shares authorized (3);
     9,165,585 shares issued and
     outstanding and 22,679,044
     as adjusted (4)

Additional paid-in capital                           $ 11,441,148            4,986,487           16,427,635

     Accumulated deficit                              (13,333,870)                   0          (13,333,870)

        Total stockholders' equity                   $ (1,883,556)           5,000,000         $  3,116,444
                   (deficit)

--------------------

(1) In December 2003, the Company sold $2,745,450 of units in the Offering and received gross cash proceeds of $2,070,000 and exchanged $675,000 of outstanding interim indebtedness for units. The Company received net cash proceeds of $1,758,150 of this amount. An aggregate of $821,217 was owed to reduce outstanding notes payable at September 30, 2003 and the amount left as cash was $886,933. In February 2004, the Company sold $1,205,000 of units and received net cash proceeds of $1,020,000. The Company also sold $1,049,550 of units which proceeds are being held by the escrow agent until the Charter Amendment is effective and the shares and warrants underlying the unit will be issued. The Company expects to receive net proceeds of approximately $913,000 from the final sale. Thus, the pro forma cash adjustment for the full $5 million offering proceeds is less $650,000 of placement agent commissions and expense allowance, $120,000 total estimated offering costs and $1,546,217 repayment of indebtedness.

(2) As described in note (1) above, $675,000 of outstanding notes payable at September 30, 2003 were exchanged for units in the Offering. $871,217 of cash was used to reduce indebtedness, or a total liabilities pro forma adjustment of $1,546,217.

(3) The Company intends to increase its authorized Common Stock to 80 million shares prior to the effective date of this Prospectus, via an amendment to its articles of incorporation. The Company's private placement ended on February 9, 2004 and the above table gives effect to the Company's receipt of gross proceeds of $5,000,000. However, $1,049,550 of such gross proceeds are being held by the escrow agent until the Company's Charter Amendment is effective on or about March 2, 2004. No securities have been issued in exchange for the $1,049,550. Approximately an additional 2,837,856 shares of Common Stock, 2,837,856 Class A Warrants and 2,837,856 Class B Warrants to purchase 1,418,928 shares of Common Stock will be issued upon the effectiveness of the Charter Amendment.

(4) Does not include as of February 2, 2004, an aggregate of 681,710 shares of Common Stock to be issued in satisfaction of Company obligations prior to the effective date of this prospectus upon the filing of the Charter Amendment; outstanding options to purchase an aggregate of approximately 1,523,139 shares of Common Stock and Warrants to purchase an aggregate of approximately 25,680,668 shares of Common Stock.

                                 USE OF PROCEEDS

         If all of the warrants outstanding as of February 6, 2004 are exercised we will receive gross proceeds of approximately $13,588,000. Such proceeds will be used for marketing, sale and hiring of key personnel for execution of sales objectives, repayment of indebtedness, general and administrative expenses and working capital purposes.

                           PRICE RANGE OF COMMON STOCK

         InforMedix Common Stock has traded on the NASD Over-the-Counter Bulletin Board under the symbol "IFMX.OB" since July 30, 2003. The following table sets forth the high and low closing bid prices for the Common Stock, as reported by Pink Sheets, LLC for the periods indicated below. The following quotations represent prices between dealers and do not include retail markups, markdowns or commissions. They do not represent actual transactions and have not been adjusted for stock dividends or splits.


                 2003                             High                Low
                 ----                             ----                ---
             Third Quarter                        $.55                $.16
    (July 30 - September 30, 2003)

            Fourth Quarter                        $.65                $.18

         As of December 31, 2003, there were 145 holders of received of our Common Stock. On February 10, 2004, the Closing Price of our Common Stock was $1.01 per share.

            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

         Reverse Acquisition

In May 2003, Hunapu, Inc. completed its merger with InforMedix Acquisition Corp. and subsequently changed its name to InforMedix Holdings, Inc. InforMedix Holdings, Inc.'s sole material asset is its 100% interest in InforMedix, Inc.

For accounting purposes, this transaction is considered, in substance, a capital transaction rather than a business combination. The exchange has been accounted for as a reverse acquisition, under the purchase method of accounting, since the former stockholders of InforMedix now own a majority of the outstanding common stock of Hunapu after the acquisition. Accordingly, the combination of InforMedix with Hunapu has been recorded as a recapitalization of InforMedix, pursuant to which InforMedix is treated as the continuing entity for accounting purposes and the historical financial statements presented are those of InforMedix. Upon the completion of the reverse acquisition, InforMedix continued to operate as a wholly-owned subsidiary of InforMedix Holdings, Inc.

Therefore, based on the above transaction, we have provided management's discussion and analysis of financial condition and results of operations for InforMedix.

         Reverse Stock Split

On June 23, 2003, the Board of Directors of the Company approved a 1-for-2 reverse stock split of the Company's common stock. The effective date for the reverse stock split was June 30, 2003. As of February 6, 2004, InforMedix Holdings had a total of 20,000,000 shares of common stock authorized, of which, 19,842,557 shares were issued and outstanding. All share and per share data in this report give retroactive effect to the reverse stock split.

         Charter Amendment

By unanimous approval of the Company's Board of Directors on January 21, 2004 and by approval of shareholders holding in excess of a majority of the voting shares of the Company, the Company authorized an amendment to its articles of incorporation to increase its authorized common stock from 20 million shares to 80 million shares of Common Stock which is expected to become effective on or about March 2, 2004, prior to the date of this prospectus.

Company Overview

Founded in 1997, InforMedix has developed and integrated a portable patient-interactive monitoring device, hardware, software and network communications system to enable pharmaceutical and biotechnology companies, medical researchers and physicians to efficiently monitor and manage patients' medication compliance and clinical response. The Med- eMonitor(TM) System leverages InforMedix's strong intellectual property with 15 patents issued and 10 patents pending.

On May 8, 2003, InforMedix Acquisition Corp. merged with and into Hunapu Inc. pursuant to the Agreement and Plan of Reorganization dated February 7, 2003. Hunapu Inc. was the surviving entity and changed its name to InforMedix Holdings, Inc., a Nevada corporation. The consideration paid by Hunapu for its acquisition of InforMedix Acquisition Corp. consisted of the issuance of 7,451,000 shares of Hunapu common stock, inclusive of 112,500 shares exclusive of interest that were issued to InforMedix debt holders in conversion of their notes to equity, exclusive of accrued interest, for the net assets of InforMedix Acquisition Corp. Simultaneously, with the acquisition of the issuance of the 7,451,000 shares of stock, Hunapu cancelled 5,545,000 shares of stock issued to its chief executive officer.

InforMedix Acquisition Corp., Inc. ("Acquisition Corp"), was a Delaware company, incorporated on June 26, 2002, as a holding company and was incorporated with a wholly owned subsidiary IFAC, Inc. ("IFAC") for the purpose of acquiring InforMedix, Inc. which was incorporated in the state of Delaware on January 27, 1997, for the purpose of developing the Med-e Monitor System. On August 14, 2002, InforMedix merged with IFAC, pursuant to a Plan and Agreement of Merger dated August 14, 2002. InforMedix's stockholders upon the merger received 4.774 shares of Acquisition Corp. stock for each 1 share of InforMedix's stock. Acquisition Corp., other than the share exchange with InforMedix and the issuance of 4,700,000 shares of its stock to founders of InforMedix, had no operations since inception. The merger became effective on August 22, 2002. InforMedix was the only operational subsidiary of InforMedix Acquisition Corp.

Since the Hunapu merger, the sole officer and director of Hunapu resigned from the board of directors and was replaced with several officers and directors of InforMedix Acquisition Corp. InforMedix Holdings, Inc. stockholders have also subsequently approved the authorization of 4,500,000 shares of preferred stock which may be issued from time to time by the Board of Directors without further shareholder approval.

Critical Accounting Policies

In December 2001, the Securities and Exchange Commission requested that all registrants discuss their "critical accounting policies" in management's discussion and analysis of financial condition and results of operations. The SEC indicated that a "critical accounting policy" is one that is both important to the portrayal of the company's financial condition and results and that requires management's most difficult, subjective or complex judgments. Such judgments are often the result of a need to make estimates about the effect of matters that are inherently uncertain. While InforMedix's significant accounting policies are more fully described in Note 2 to its condensed consolidated financial statements included elsewhere in this report, InforMedix currently believes the following accounting policies to be critical:

Development Stage Company

InforMedix is considered to be in the development stage as defined in Statement of Financial Accounting Standards (SFAS) No. 7, "Accounting and Reporting by Development Stage Enterprises ". InforMedix has devoted substantially all of its efforts to business planning, patent portfolio, research and development, recruiting management and technical staff, acquiring operating assets and raising capital. It has sold Med-e Monitor Systems to academic centers to complete grant-funded clinical research, and has recently completed the design of its product and initiated the first run of scalable manufacturing in preparation for expansion of sales activities.

Principles of Consolidation

InforMedix's condensed financial statements include the accounts of InforMedix Holdings, Inc. and its subsidiary for the nine months ended September 30, 2003. All significant intercompany accounts and transactions have been eliminated in consolidation. The September 30, 2003 figures represent InforMedix, Inc. only, prior to the acquisitions by InforMedix Acquisition Corp. and Hunapu, Inc.

Cash and Cash Equivalents

InforMedix considers all highly liquid debt instruments and other short-term investments with an initial maturity of three months or less to be cash equivalents.

InforMedix maintains cash and cash equivalent balances at several financial institutions which are insured by the Federal Deposit Insurance Corporation up to $100,000.

Fixed Assets

Fixed assets are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets; three years for computer software and equipment and five years for office furniture and equipment. Property and equipment held under capital leases and leasehold improvements are amortized over the shorter of the lease term or the estimated useful life of the related asset. When fixed assets are retired or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts and the resulting gain or loss is included in operations.

Intellectual Property Assets

InforMedix owns 15 issued U.S. and Foreign and 10 pending U.S. and Foreign patents. A formal patent valuation appraisal was performed in 2002 by the Patent & License Exchange, Inc. The appraisal revealed that InforMedix's patents were cited as prior art in 154 other issued patents. Under present accounting principles generally accepted in the United States of America, and FASB 142, management of InforMedix has not reflected the value of these patents on its condensed consolidated balance sheet at September 30, 2003.

Internal Use Software Costs

Internal use software and web site development costs are capitalized in accordance with Statement of Position (SOP) No. 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use," and Emerging Issues Task Force (EITF) Issue No. 00- 02, "Accounting for Web Site Development Costs." Qualifying costs incurred during the application development stage, which consist primarily of outside services and InforMedix's consultants, are capitalized and amortized over the estimated useful life of the asset. All other costs are expensed as incurred. All costs for internal use software for the nine months ended September 30, 2003 have been expensed as research and development expense.

Start-up Costs

In accordance with the American Institute of Certified Public Accountants Statement of Position 98-5, "Reporting on the Costs of Start-up Activities", InforMedix expenses all costs incurred in connection with the start-up and organization of InforMedix.

Research and Development

Research and development costs are related primarily to InforMedix obtaining its 15 issued U.S. and Foreign and 10 pending U.S. and Foreign patents and patent valuation analysis, developing early prototypes and Beta products of its Med-e Monitor device, development of first, second and third generation databases to monitor patient data and remotely program the Med-e Monitor devices, communications connectively between the devices and the databases via the Internet, and website development. Research and development costs are expensed as incurred.

Funded Development Contract

Funded development contract fees are recognized when earned using the percentage-of- completion method throughout the performance period of the contract. Changes in total estimated costs and anticipated losses are recognized in the period in which determined.

InforMedix accounts for the National Institutes of Health (NIH) contract under Statement of Position 98-1, "Accounting for Performance of Construction-Type and Certain Production-Type Contracts", under the percentage-of-completion method. The funding fees earned are recorded as revenue. The work under the funded-development contract was substantially completed in December 2001.

Income Taxes

The income tax benefit is computed on the pretax loss based on the current tax law. Deferred income taxes are recognized for the tax consequences in future years of differences between the tax basis of assets and liabilities and their financial reporting amounts at each year-end based on enacted tax laws and statutory tax rates. No benefit is reflected for the nine months ended September 30, 2003 and 2002, respectively.

Advertising

Costs of advertising and marketing are expensed as incurred. Advertising and marketing costs were $0 and $258 for the nine months ended September 30, 2003 and 2002, respectively.

Earnings (Loss) Per Share of Common Stock

Historical net income (loss) per common share is computed using the weighted average number of common shares outstanding. Diluted earnings per share (EPS) includes additional dilution from common stock equivalents, such as stock issuable pursuant to the exercise of stock options and warrants, of which by September 30, 2002, all Company options and warrants that had been issued up to that point in time were converted. Common stock equivalents were not included in the computation of diluted earnings per share at September 30, 2003 and 2002 when the Company reported a loss because to do so would be anti-dilutive for periods presented. The Company has incurred significant losses since its inception to fund its research and development of its Med-e Monitor System, including the development of its intellectual property portfolio; and travel activities and attendance at trade shows to create awareness of the product to pre-sell the Med-e Monitor.

The following is a reconciliation of the computation for basic and diluted EPS:

                                                Sept. 30, 2003       Sept. 30, 2002
                                                --------------       --------------
Net Loss                                          ($1,234,884)        ($  675,562)
                                                  -----------         -----------

Weighted-average common shares
  outstanding (Basic)                               9,165,585           5,734,293

Weighted-average common stock equivalents:
      Stock options                                        --                  --
      Warrants                                             --                  --
                                                  -----------         -----------

Weighted-average common shares
    outstanding (Diluted)                           9,165,585           5,734,293
                                                  ===========         ===========

Fair Value of Financial Instruments

The carrying amount reported in the condensed consolidated balance sheets for cash and cash equivalents, accounts payable and accrued expenses approximate fair value because of the immediate or short-term maturity of these financial instruments. The carrying amount reported for notes and mortgages payable approximates fair value because, in general, the interest on the underlying instruments fluctuates with market rates.

Stock-Based Compensation

Employee stock awards under InforMedix's compensation plans are accounted for in accordance with Accounting Principles Board Opinion No. 25 ("APB 25"), "Accounting for Stock Issued to Employees", and related interpretations. InforMedix provides the disclosure requirements of Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123"), and related interpretations. Stock-based awards to non-employees are accounted for under the provisions of SFAS 123.

InforMedix measures compensation expense for its employee stock-based compensation using the intrinsic-value method. Under the intrinsic-value method of accounting for stock-based compensation, when the exercise price of options granted to employees is less than the estimated fair value of the underlying stock on the date of grant, deferred compensation is recognized and is amortized to compensation expense over the applicable vesting period. In each of the periods presented, the vesting period was the period in which the options were granted. All options were expensed to compensation in the period granted rather than the exercise date.

InforMedix measures compensation expense for its non-employee stock-based compensation under the Financial Accounting Standards Board (FASB) Emerging Issues Task Force (EITF) Issue No. 96-18, "Accounting for Equity Instruments that are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services". The fair value of the option issued is used to measure the transaction, as this is more reliable than the fair value of the services received. The fair value is measured as the value of InforMedix's common stock on the date that the commitment for performance by the counterparty has been reached or the counterparty's performance is complete. The fair value of the equity instrument is charged directly to compensation expense and additional paid-in capital.

Results of Operations

For the nine months ended September 30, 2003 compared to September 30, 2003 and cumulative totals January 27, 1997 to December 31, 2002.

The Company has not recognized revenues from the sale of its Med-eMonitorTM System for the nine months ended September 30, 2003 and 2002. The product was still in the development stage during these time periods, and was only sold into studies at academic research centers that resulted in two research articles published in peer reviewed medical journals. These articles were published in the July/August 2003 issue of Heart & Lung, and the September 2003 issue of the Drug Information Journal (official publication of the Drug Information Association). These sales were consummated in prior periods wherein the company did recognize nominal revenue from research grants. For the period from inception (January 27, 1997) through December 31, 2002, the Company recorded $140,445 of sales. The grants were funded by the National Institutes of Health
(NIH), and research was conducted on patient compliance in clinical trials and disease management, at the Baltimore Veterans Administration Hospital and Wayne State University, to study the effect of using the Med-eMonitorTM System in schizophrenia and congestive heart failure, respectively.

Information gathered from the use of the Med-eMonitorTM units in the various research studies has led to significant product enhancements and design changes that have resulted in manufacturing cost reductions, and significantly improved product reliability and performance

Compensation and General and Administrative expenses for the nine months ended September 30, 2003 of $298,656 increased by $79,128 (36%) compared to $219,528 for the same period in the prior year. Despite limited cash, the Company was able to recruit and retain key executives primarily through the issuance of stock options in lieu of cash compensation. For the period from inception (January 27, 1997) through December 31, 2002, the Company recorded an aggregate of $7,935,692. For the nine months ended September 30, 2003 and 2002, total compensation and vendor services paid for with the issuance of common stock or stock options was $0 and $176,805, respectively.

Research and Development expenses for the nine months ended September 30, 2003 of $187,647 increased by $122,992 (190%) compared to $64,655 for the same period in the prior year due to the completion of development work related to the first generation of the Med-eMonitorTM product, and next generation database development. Certain vendors assisting with research and development agreed to receive partial compensation in the form of stock. For the period from inception (January 27, 1997) through December 31, 2002, the Company recorded $3,707,025.


Depreciation and Amortization expense decreased for the nine months ended September 30, 2003 when compared to the same period ended September 30, 2002 by $3,952 to $22,625. This decrease resulted primarily from the disposition of certain computer equipment in 2002.

Interest expense paid increased by 137% from $37,310 for the nine months ended September 30, 2002 to $88,466 for the nine months ended September 30, 2003. This increase resulted primarily from an increase in Notes Payable from $492,500 as at September 30, 2002, to $1,434,678 as at September 30, 2003.
For he period from inception (January 27, 1997) through December 31, 2002 the Company recorded $99,777.

The Company recognized non-operating income of $235,536 in the nine months ended September 30, 2002 from the settlement of disputed vendor accounts payable. This income recognition represents a one-time adjustment to the price of certain vendor services and should not be expected to recur. There was no similar non-operating income recognized in the nine months ended September 30, 2003.

Liquidity and Capital Resources

The Company does not have an operating line of credit from a financial institution and consequently must rely on additional financing from investors to complete the development phase of its business and to manufacture Med-eMonitorTM units. The Company had monies on deposit of $61,418 at September 30, 2003, $59,579 at December 31, 2002 and $38,670 at September 30, 2002.

In February 2003, the Company borrowed $60,000 in the aggregate from several board members and a principal of its investment banking firm. Interest on each note will accrue at a rate of 12% annually. These notes matured on December 7, 2003 and remain outstanding. This offering did not involve any general solicitation and was exempt from registration pursuant to Section 4(2) of the Securities Act and/or Rule 506 of Regulation D promulgated thereunder.

In April 2003, the Company borrowed $750,000 from a third party investor and pledged the patent portfolio as security for the loan. Interest on the note accrued at a rate of 12% annually. This note matured on December 7, 2003 and was repaid. The note had provisions for the issuance of 800,000 stock warrants (post-split), which were replaced by 250,000 warrants exercisable at $1.50 per share. As of September 30, 2003, interest expensed and accrued on this note was $59,250. On October 16, 2003, the holder of this $750,000 promissory note signed an agreement whereby, should the Company be successful in raising at least $2 million in its private placement of equity securities, $375,000 plus interest would be repaid to this lender, and $375,000 would be converted into equity under the same terms and conditions as the private placement offering. The $375,000 was converted into units in the Company's private placement in December 2003 at the offering price of $.37 per unit. This Lender also received warrants to purchase 150,000 shares of Common Stock at $.60 per share in consideration of a November 2003 bridge loan in the aggregate amount of $120,000. This offering did not involve any general solicitation and was exempt from registration pursuant to Section 4(2) of the Securities Act and/or Rule 506 of Regulation D promulgated thereunder.

In June 2003, the Company borrowed $20,000 from its then investment bankers and pledged the patent portfolio as security for the loan. Interest on the note will accrue at a rate of 8% annually. This note has been partially repaid to the extent of $7,000, the balance remains payable. This offering did not involve any general solicitation and was exempt from registration pursuant to Section 4(2) of the Securities Act and/or Rule 506 of Regulation D promulgated thereunder.

In July 2003, the Company borrowed $41,400 in the aggregate from its then investment bankers and other related parties. Interest on the notes will accrue at a rate of 8% annually. These notes mature on January 31, 2004, or the date the Company successfully raises equity financing of $500,000. Of this amount, $15,000 has been repaid and $26,400 principal amount remains outstanding. These notes have not been repaid. This offering did not involve any general solicitation and was exempt from registration pursuant to Section 4(2) of the Securities Act and/or Rule 506 of Regulation D promulgated thereunder.

The Company entered into six promissory notes dated August 31, 2003 and September 10, 2003 with individuals obtained through the Company's investment banker Meyers Associates, L.P. . These individuals loaned $400,000 collectively to the Company in notes that mature August 31, 2004. The notes accrue interest at a rate of 10% annually, and at September 30, 2003, $2,778 has been expensed and accrued by the Company. Aggregate interest of $11,480 was paid by the Company on these notes prior to their maturity. An aggregate of $300,000 principal amount of these notes were converted into units of the Company's private placement described in the next paragraph and $100,000 principal amount was repaid from proceeds of the private placement.

In August 2003, the Company entered into a Placement Agent Agreement with an investment banking firm, Meyers Associates, L.P. to privately offer and sell a minimum $1,500,000 to a maximum $5,000,000 of its securities in a private offering and sale in reliance upon an exemption from registration pursuant to section 4(2) of the Securities Act of 1933, as amended or other appropriate exemption. The private placement of units each consist of 135,136 shares of common stock determined by dividing the purchase price per Unit of $50,000 by $.37, the average closing bid price of the Common Stock for the five (5) consecutive trading days immediately preceding and including the second trading day immediately prior to the initial closing date. For each Share of Common Stock issued, the Company shall also issue one A Warrant and one B Warrant to purchase one-half share of Common Stock of InforMedix. As of February 9, 2004, the Company had sold and issued $3,950,450 of units consisting of 10,676,960 shares of Common Stock, 10,676,960 Class A Warrants to purchase 10,676,960 shares of Common Stock at $.44 per share and 10,676,960 Class B Warrants to purchase 5,338,488 shares of Common Stock at $.28 per share. The offering has been terminated and the entire $5 million of units subscribed for, however, $1,049,550 is being held by the escrow agent until the Company's Charter Amendment is declared effective on or about March 2, 2004 prior to the effective date of this prospectus. This offering did not involve any general solicitation and was exempt from registration pursuant to Section 4(2) of the Securities Act and/or Rule 506 of Regulation D promulgated thereunder.

Meyers Associates, L.P. was introduced to the Company by the investment banking firm Rockwell Capital Partners, LLC. In May 2002, the Company entered into an agreement with Rockwell which stipulated that Rockwell would advise the Company in connection with private financings and assist in going public through a reverse merger transaction with a public shell company, followed by assisting the company in raising equity through a PIPE (Private Investment in a Public Entity) of up to $3,000,000. Rockwell committed to InforMedix to raise $400,000, and assisted the Company by introducing it to Vertical Capital Partners, Inc., an affiliated NASD broker-dealer. A total of $250,000 was raised in August and September 2002 from three accredited investors. $100,000 of this was sent directly by the investors to an investor relations firm, JC Consulting, on behalf of the Company, to provide investor relations services once the Company was public and its stock was trading. JC Consulting is now reported as defunct. These securities were sold pursuant to an exemption from registration pursuant to

Section 4(2) of the Securities Act of 1933, as amended, and/or Rule 506 of Regulation D under the Securities Act. There was no general solicitation and the offering was completed prior to InforMedix commencing discussions with Hunapu.

In November 2002, the company raised $350,000 pursuant to a loan agreement with Private Investors Equity, LLC. The net proceeds were used for working capital and to complete product development. Under the agreement, the company issued a convertible secured promissory note bearing interest at 12% per annum, payable at maturity on May 3, 2003, and issued warrants to purchase 350,000 shares of common stock at an exercise price of $3.00 per share, expiring on November 4, 2007. This Note has been paid in full prior to the maturity date. These securities were sold pursuant to an exemption from registration pursuant to
Section 4(2) of the Securities Act and/or Rule 506 of Regulation D under the Securities Act. There was no general solicitation and the offering was completed prior to InforMedix commencing discussions with Hunapu. The Note has been subsequently paid in full.

In furtherance of its objective to become a publicly traded company, the Company completed its merger into Hunapu Inc., a Rule 419 public shell, in May 2003, pursuant to a registration statement declared effective by the Securities and Exchange Commission on April 8, 2003, as supplemented.

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. The Company recognized a net loss of $(1,323,129) for the nine months ended September 30, 2003, and $(475,432) for the nine months ended September 30, 2002.

The Company had a working capital deficit of $(1,818,082) at September 30, 2003, which produced a current ratio of 0.09 to 1.0. On December 31, 2002, working capital was negative $(715,907) and the current ratio was 0.23 to 1.0. On September 30, 2002, working capital was negative $(532,144) and the current ratio was 0.23 to 1.0. We have funded the business throughout the development stage primarily through research grants, equity and convertible debt investments from accredited investors, and short-term borrowing. We believe we can achieve significant sales in 2004 and reach break-even operations by 2005, although there can be no assurance of same, at which time we would be able to fund operations from positive cash flows.

A reduction in expenses would jeopardize our ability to carry out our new business strategy and consequently reduce or eliminate future growth, which would adversely affect the value of an investment in our company.

To date, we have not invested in derivative securities or any other financial instruments that involve a high level of complexity or risk. We plan to invest any excess cash in investment grade interest bearing securities.

We believe the Company will meet working capital requirements for the next 12 months from invested capital and sales. The expected growth of the business will have to be partially funded by additional equity to support the higher inventory and accounts receivable levels. There can be no assurance additional financing will be available on acceptable terms, if at all. If adequate funds are not available, we may be unable to enhance our products, take advantage of future sales opportunities or respond to competitive pressures.

As described below under "Recent Developments," we recently signed an agreement with a privately held disease management company. If this company is satisfied with the demo units, it said that it would introduce the Med-eMonitor into its care management plan. The Company has received letters of support from four pharmaceutical manufacturers and contract research organizations (CROs), endorsing the value of the Med-eMonitor System for clinical trials and disease management applications, and the Company has been actively traveling to promote sales in the past two months. InforMedix has been recommended to another pharmaceutical company by one of the largest global CROs to use Med-eMonitor in a clinical trial to be managed by that CRO; is about to initiate a pilot trial with an important drug of one of the five largest pharmaceutical companies, and has received a letter of support from that pharmaceutical company, and has been asked for Med-eMonitorTM demonstration units to test and validate the units for disease management purposes by a large, publicly traded disease management company.

InforMedix has taken delivery of 250 next generation Med-eMonitorTM units from its outsourced manufacturer. Furthermore, InforMedix has shipped units to three potential customers for testing purposes. In addition, a prominent academic research institution has prepared a grant application to be submitted to the National Institutes of Health ("NIH") to use Med-eMonitorTM units in research studies in diabetes patients, and two other customers have submitted grant applications to the Robert Wood Johnson Foundation to include the use of Med-eMonitorTM units in their respective research studies. The potential sales volume from these customers alone may generate sufficient cash flow to sustain operations by 2005. There are no known trends or uncertainties that will have a material impact on potential revenues.


                               RECENT DEVELOPMENTS

Private Placement

         On December 2, 2003, December 19, 2003, February 2, 2004 and February 9, 2004, InforMedix closed on $1,500,000, $1,245,450, $1,205,000 and $1,049,550, respectively, of private placement units or an aggregate of $5 million of gross proceeds. Of this amount, $1,049,550 is being held by the escrow agent until the Company's Charter Amendment is declared effective on or about March 2, 2004. Therefore, the corresponding securities from the last closing have not been issued. Each unit was sold for $50,000 and consisted of 135,136 shares of Common Stock and an equal number of A Warrants and B Warrants. Each A Warrant is exercisable for one share of Common Stock for $.44. Each B Warrant is exercisable for one-half share of Common Stock for $.28 per share.

Initial Contract

         On December 16, 2003, InforMedix and Enhanced Care Initiatives ("ECI") signed an agreement whereby ECI will use InforMedix's Med-eMonitor System to extend the capabilities of ECI's care management system for elderly chronically ill patients. Terms of the agreement were not disclosed under a confidentiality agreement.

         ECI believes the Me-eMonitor, will help the disease-management firm better care for chronically ill patient populations. This will not only improve quality-of-life, but also drive down the cost of medical care. Studies show the sickest 1 percent of Medicare patients account for 27 percent of costs - an average of $57,000 per patient per year which is the Medicare population on which ECI concentrates.

         ECI is a Connecticut-based disease-management company that has developed a proprietary Disease Management and Outcomes Research System which takes the sickest patient population and provides an in-depth, personalized and comprehensive approach to maintenance of their optimal state of health.

Bridge Financing

         On September 9, 2003, InforMedix closed the entire $400,000 maximum of a $200,000 minimum, $400,000 maximum bridge financing of units consisting of 10% convertible subordinated promissory notes, due August 31, 2004, and warrants to 6 private and institutional investors. An aggregate of $300,000 from the bridge financing was exchanged for units in the private placement and the remaining $100,000 was repaid in December 2003.

Reverse Stock Split

         On June 23, 2003, the Board of Directors of InforMedix approved a 1-for -2 reverse stock split of InforMedix's common stock. The effective date for the reverse stock split was June 30, 2003. As of June 30, 2003, InforMedix Holdings had a total of 20,000,000 shares of common stock authorized, of which 9,165,586 were issued and outstanding. All share and per share data in this Prospectus give retroactive effect to the reverse stock split.

Charter Amendment

         By unanimous approval of the Company's Board of Directors on January 21, 2004 and by approval of shareholders holding in excess of a majority of the voting shares of the Company, the Company authorized an amendment to its articles of incorporation to increase its authorized common stock from 20 million shares to 80 million shares of Common Stock which is expected to become effective on or about March 2, 2004, prior to the date of this prospectus.

Hunapu Merger

         On February 7, 2003, Hunapu Inc. entered into a Merger Agreement and Plan of Reorganization with InforMedix Acquisition Corp., a Delaware corporation. Under the merger agreement, InforMedix was to merge with and into Hunapu. The merger was completed on May 8, 2003. Hunapu was the surviving corporation in the merger and changed its name to InforMedix Holdings, Inc., a Nevada corporation.

         InforMedix Acquisition Corp., formed on June 26, 2002, was the parent corporation of InforMedix, Inc. formed on January 27, 1997. InforMedix Acquisition Corp.'s sole material asset was its 100% ownership interest in InforMedix, Inc. which remains a wholly-owned subsidiary and the sole operating subsidiary of InforMedix.

         The consideration paid by Hunapu in acquiring InforMedix is as follows:

(i) the issuance of 7,338,700 shares of our common stock to the stockholders of InforMedix Acquisition Corp. in exchange for their shares of InforMedix common stock.

(ii) the issuance of 112,500 shares of our common stock to the three holders of currently outstanding convertible notes of InforMedix in connection with the automatic conversion of such notes exclusive of accrued interest on such notes; and

(iii) the issuance of warrants to purchase up to a maximum of 1,510,000 shares of our common stock to the holders of currently outstanding warrants to purchase InforMedix common stock.

         Prior to the negotiation of the merger agreement there was no relationship between Hunapu Inc. and InforMedix, or their respective affiliates (other than InforMedix's investment banker which was a principal shareholder in Hunapu), directors or officers, or any associate of any such director or officer.


                                    BUSINESS

Company Overview

         InforMedix, Inc., founded in 1997, has developed and integrated a portable patient monitoring device, hardware, software and network communications system called the Med- eMonitorTM System. The system enables pharmaceutical firms, biotechnology companies and CROs, to efficiently monitor and manage patients' medication compliance and clinical response during the clinical trial process. InforMedix has placed working beta units in pilot sites and has successfully validated the efficacy of the product. It has secured publications of these pilot clinical trials in prestigious peer reviewed medical journals. These publications offer the initial endorsements necessary in the sales process with its customer base. Management is beginning the sales launch of the Med-eMonitor using direct sales efforts, as described above under "Recent Developments," and recently signed its first contract with a customer. Management will also seek to establish strategic alliances.

         The Med-eMonitor System organizes and translates complex clinical drug trial protocols into a simple, automated series of prompted and recorded events for patients and researchers. The system comprises a portable patient interface device and automated data upload and download capability. The backend database is fully FDA compliant, and enables daily patient monitoring and device programming through a standard browser interface. The Med-eMonitor

System is designed to significantly reduce the cost of managing drug trials and dramatically shorten the time required to transcribe patient diaries into manageable electronic data for analysis and reporting. Traditional drug trial methodologies require considerable investments in professional resources to train patients on drug and trial protocols, conduct site visits to ensure compliance, and administer paper-based protocol changes and retrain patients on new protocols. Traditional methodologies also depend on patients to remember when to take their medication, which medication to take and to accurately maintain hand-written diaries about medication compliance and clinical response.

Product Overview

Introduction

         At any time there are 4 to 6 million patients involved in clinical drug trials. Approximately twenty-five percent (25%) of these patients are required to record clinical data into diaries. The pharmaceutical and biotechnology industries are embracing electronic data capture for the collection of patient information in the use of electronic report forms (ERFs). Many CROs are reporting that their customers, the pharmaceutical and biotechnology companies, are making regular inquiries regarding the electronic methods for capturing the patient information during the trials. Millions of patient records have been created using some method of electronic diaries to capture their information during a clinical trial. The FDA has now approved products using electronic methods to capture the patient information. The pharmaceutical companies are reporting advantages in time-to-market, information access, better data and reduced costs using electronic data capture.

         Bringing a new drug to market is now estimated to cost approximately $802 million. Traditional drug trial methodologies often rely upon the patient to record by hand key data elements such as degree of symptom, relief, quality of life, physiologic information and additional subjective information. The gathering of this important information requires considerable investments in professional resources to train patients on drug and trial protocols, conduct site visits to ensure compliance, and administer paper-based protocol changes and retrain patients on new protocols. Traditional methodologies also depend on patients to remember when to take their medication, which medication to take and to accurately maintain hand-written diaries about compliance and drug response.

Patient Interface

         Med-eMonitor portable patient interface hardware assists patient participation in drug trials by telling the patient which medication to take, when to take it, how many to take, and provides the means by which patients can keep track of their responses to the medications. The device prompts the patient to enter information about their responses in an intuitive manner by responding to a series of fully customized questions according to the designed protocol.

         The device combines medication storage with an easy-to-read display screen. It also dispenses the medication via five storage compartments and sensored lids.

         The device can deliver an unlimited number of other "virtual" events.

         Any patient interaction with the device is recorded. This includes muting the chimes or adjusting the contrast. All of this data is available to researchers and study monitors to analyze and explain certain reactions, such as a missed dosage because the patient muted the device.

         Each day the patient is prompted to place the portable device in its data exchange cradle to automatically transfer data from the patient to the researcher via secure communication over a non-dedicated telephone line. If the patient cannot access a phone line and the device is placed in its cradle, it can retain patient data indefinitely. The out of cradle rechargeable battery life is 30 days, however, the integrity of the data collected is always protected due to the non-volatile flash memory design.

Information Management

         The Med-eMonitor System is designed to provide its customers with extensive real-time information about patient medication compliance and clinical response, all of which is customized to the trial protocol specifications. The Med-eMonitor System provides a wide range of patient-monitoring features. Management believes, based on its knowledge of the industry, the features unique to the Med-eMonitor System include:

o The ability to contain and dispense the medications used by the patient during the trial (80% of all clinical trials use oral medication).

o Capturing and managing automated medication compliance information for study and non-study drugs (date and time-stamped)

o        Remote monitoring of patients' responses to drug and dosage regimens

o The ability to rapidly implement a protocol and quickly deploy the monitoring device to the patient

o        The ability to make protocol changes and enhancements via the Internet

o The backend software provides flexible and immediate programming of the clinical protocol, by populating database fields related to medication and dosing instructions, behavioral prompts, questionnaires and medical education.

         In addition, the Med-eMonitor System offers:

o The ability to monitor the status of enrollment of the patients throughout the trial

o Remote monitoring of patients' physiologic and quality of life information

o        The ability to analyze data from multiple patients during trials

o Flexible standards-based architecture that enables data to be integrated with other data management systems

o Aggregated data collection to provide real-time trend analysis during trials

o Backend software compliant to government regulations for patient privacy-HIPAA and 21 CFR part 11

o Secure web-based access to the patient base throughout the clinical trial for immediate access

o        A data reporting engine that produces customized reports.

The Med-eMonitor System is intended to provide significant value to pharmaceutical manufacturers and CRO's in four critical areas:

1. Time The time required to acquire, aggregate, analyze and report clinical trial information is reduced dramatically, thereby shortening the time-to-market for new drugs. Pharmaceutical industry sources, such as Friedman Billings & Ramsey "e-Pharmaceuticals Accelerating Clinical Trials and Enhancing Details" August 2000, estimate that each day's delay in bringing a drug to market can cost the pharmaceutical manufacturer from $1,000,000 to $10,000,000 of lost revenues. Management believes based on their knowledge of the industry that the cost is $13,000,000 of lost revenues per day for "blockbuster" drugs, defined as drugs that produce $1 billion or more annually.

2. Cost The operational costs of conducting a trial and managing the results are significantly reduced through operational efficiencies and minimizing the requirement of patient intervention. Electronic diaries eliminate the need of transcription, coding and data entry that is associated with paper-based diaries.

3. Patient Attrition

         Pharmaceutical companies readily admit the "drop-out" rate of patients participating in clinical trials to be at least 20% of those recruited. In fact, 80% of clinical research studies fail to complete on schedule and nearly 20% endure delays of greater than six months. A primary cause of patients leaving a trial is their frustration with the need to keep hand-written diaries and having to remember when to take their medications. The November 2001 Tufts University study on the cost of introducing a new drug states that the cost of recruiting and retaining the patients in a trial comprises approximately 20% of the $802 million total cost.

4. Data Accuracy

         Automated data collection via patient prompts and intuitive data capture methods increases the accuracy and relevancy of patient data. This is accomplished because the data has the added benefit of reliability by allowing aggregation of multiple assessments over time; data is time and date stamped and cannot be completed after the fact or with backfilling; if data is missing it is detected immediately and can be quickly addressed; no bias is introduced by allowing the patient to determine the timing of their response to the questionnaires; no struggle exists in diary entry interpretation since it is not handwritten; bias is reduced since the patient may not review their previous responses to questionnaires; and complex questionnaires are more readily answered with electronic methods.

Product Value Propositions

         Management of InforMedix believes, based on their knowledge of the industry, that the Med-eMonitor System will have the following advantages over existing systems and provide the following benefits:

         Value To Pharmaceutical and Biotech Companies

o Accelerates the clinical trial and reduces time-to-market for a new drug, thereby increasing revenues

o Real-time data enables rolling submissions and mid-course protocol modifications

o Earlier identification of compounds that lack efficacy or produce unacceptable side effects or quality of life

o Facilitates comparison studies for post-market launch to identify and quantify earlier onset of action, longer duration of action, improved quality-of-life, reduced side effects of sponsor drug compared to competitors' drugs

o        Improved patient safety through daily monitoring

o        Monitoring global patient protocol adherence "by patient" and "by site"

o        More scientific and accurate method of capturing data from patients

     Value To Contract Research Organizations and Investigators

o Increases data reliability and reduced transcription errors: electronic data capture, using a Med-eMonitor in place of manual data capture, provides more detailed data without requiring manual data input based upon hand-written forms

o Accelerates the "unblinding" of the database, by shortening the time from the last patient visit until all the data, regarding that patient, has been entered into the database

o Control data for non-experimental drugs that are being taken by the patient, the effects of which may be attributed unfairly to the experimental drug

o Daily identification of trial participants who are not following the protocol, permitting rapid intervention to either get the patient back on the protocol or rapid recruitment of new patients to achieve statistical validity for the trial

o Allows study supervisors to anonymously monitor Clinical Research Associates work, clinical trial site physicians' results on patient adherence, patient sign-up, or other aspects of study, on a daily basis, without breaking into double blind protocol code for study

     Value To Patients

o Assists patients in adhering to the trial protocol by providing daily behavioral prompts

o Dramatically reduces the patient's burden of filling in written diaries or trial forms just before office visits, or based upon faulty memory

o Enables researchers to intervene on behalf of the patient when an anticipated possible drug reaction is detected in its early stages prior to causing serious side effects

o Increases patient's sense of participation in clinical study or treatment

     Target Market B Clinical Trials

         InforMedix is initially targeting the market for clinical trials of new and emerging drugs and medications. This multi-billion dollar market is well defined and has a growing demand for an immediate and efficient solution to obtain accurate clinical trial data to accelerate time-to- market for new drugs and to reduce the costs associated with clinical trials. The market is comprised of:

o        Pharmaceutical firms

o        Biotechnology firms

o        Contract Research Organizations (CRO's)

o        The National Institutes of Health

o        Leading academic research institutions

         Both the risks and rewards derived from developing and marketing new drugs are compelling. In November 2001, Tufts University published a widely referenced study that determined the average cost of developing and bringing a new drug to market is $802 million. Though other industry experts debate this estimate, all agree the costs associated with developing and introducing a new drug to the market are staggering, especially when factoring in the cost of pure research, failed projects, data capture and analysis, and clinical trials.

         Key cost elements related to clinical trials include acquiring patient compliance and response data, aggregating and managing the data, and then analyzing and reporting the results in accordance with Food and Drug Administration (FDA) requirements.

         The Tufts article also cites recruitment of patients as one of the largest cost components of clinical trials. Pharmaceutical and biotechnology companies are experiencing difficulty in maintaining enrollment in clinical trials and keeping patients compliant to the prescribed drug regimen and other elements of the protocol. InforMedix's primary market research with major pharmaceutical firms revealed that more than 20% of patients "drop-out" during clinical trials. Retaining trial patients saves time, saves money, and potentially saves the trial itself.

         Market Size

         Pharmaceutical and biotechnology companies have more than 4,360 new drugs in the development pipeline in 2002 according to R&D Directions, June 2000. These new medications are being tested and validated in more than 40,000 clinical trials. According to Center Watch, Inc., 4-6 million people take part in clinical trials each year. In the next decade, this number is projected to grow at double-digit rates through new research and development breakthroughs, including genomic and proteomic discoveries.

         To introduce a new drug to the market, pharmaceutical companies must proceed through four well-defined phases, described below, each of which requires researchers to collect and analyze significant amounts of patient-generated data. The information set forth in "The Four Phases of Clinical Drug Trials" table is derived from Center Watch, Inc. There are considerable costs related to each trial phase and significant time is required to acquire and manage the data to ensure accurate reporting and results.

         According to Pharmaceutical Research Manufacturers of America, total clinical research expenditures in the U.S. for calendar year (CY) 2000 were approximately $26 billion. Of that, clinical trials Phases I, II and III accounted for approximately $7.35 billion, and Phase IV required an additional $1.5 billion. According to the Parexel Pharmaceutical Statistical Sourcebook, the average Phase III trial costs $43.3 million and requires 2.5 years to complete.

                     THE FOUR PHASES OF CLINICAL DRUG TRIALS

                                                                             Estimated
                                                                                Cost             Number             Total
                    Number of                                                (% of drug         of Drugs          Estimate
                     Patients           Length           Purpose              company              in             Number of
                                                                                R&D             Pipeline          Patients
                                                                              budget)           (CY2000)
                      20-100
Phase I              healthy            Several       Mainly safety          15% - 20%             690              35000
                    volunteers          months
                     100-300
                  patients that         Several        Some short-
Phase                have the           months         term safety           20% - 25%            1400             280000
II                   targeted            to 2           but mainly
                     disease             years        effectiveness
                                                         Safety,
                    500-5,000                            dosage,
Phase             patients that           1-4         effectiveness
III                  have the            years          and broad            30% - 35%             970             1940000
                     disease                            scale FDA
                                                         approval
Phase             2,500 to many        1+ years         Determine            Funded by            Many           2,500,000+
IV                 thousands of                         long term            marketing
(post-               patients                          effects and            budgets
market                                               identify cross-
launch)                                                 marketing
                                                      opportunities


         Clinical Trials Technology - Current State

         Currently, 25% of all clinical trials use patient diaries to collect critical patient data. Most of these clinical trials require patients to use handwritten diaries to track when and how the patient takes the prescribed doses during the study. Patients are also instructed to keep track of their physiologic responses to the medications they are taking during the trial.

         Protocol compliance (determining if the patient took the drug when and how they were supposed to take it) is also a major aspect to a study. Researchers must rely on visual examination of drug packages to determine if the patient took the drug. Industry analysts estimate the cost of managing the acquisition, translation and aggregation of patient diary and data management to be approximately $650 million per year. The use of patient diaries is expected to grow dramatically as more drugs enter later phases of trials and more patients are recruited to support trials. The 2005 market for patient diaries is projected to be $3 billion.

         The entire clinical trials process is labor-intensive and error-prone, resulting in poor quality data. Pharmaceutical and biotech companies want to improve data collection to better measure health outcomes and to prove the value of a given drug. This information will enable the placement of these drugs on managed care drug formularies and reduce market pressure for price reductions. A second major delay is caused by the need for the study results to be certified as statistically valid. Leading pharmaceutical companies readily acknowledge that at least 20% or more the patients participating in clinical trials "fall-off" the trial due to patients' non- compliance.

         Market Adoption of New Technology

         Current approaches to accelerate time-to-market and save costs in clinical trials include exploring a variety of electronic data capture (EDC) technologies and electronic patient diaries (EPD). The FDA and its European counterparts have used EDC and EPD in part of their development programs to approve 13 new drugs with companies other than InforMedix.

         According to DATATRAK, electronic data capture methods can reduce clinical trials costs by an average of 82%. This is based on an average EDC cost of $485,000 per trial as compared to $2,700,000 per trial for paper and pen methods. ("The EDC Value Proposition to the Pharmaceutical Industry," DATATRAK International, July 2001)

         Over the last two years, major pharmaceutical manufacturers have been creating Business divisions to enable researchers to begin to capture patient-based information electronically. These business units are forming alliances with medical information technology companies to accelerate this growing trend. The success and accuracy of the patient-based information obtained during these trials will facilitate more rapid FDA approval, which is required to market new drug products.

         The Med-eMonitor System directly addresses this growing segment of the clinical trials market. Management believes that the Med-eMonitor System can significantly improve the speed and integrity of data captured in clinical drug trials. For example, the Med-eMonitor System eliminates the 4 - 8 week gaps in information between patient site visits. It may also eliminate the 15 - 20 week time until the trial database is locked, at the end of the trial when all patient information is collected from the various participating sites.

Marketing and Sales Strategy

         The Med-eMonitor System will be marketed and sold to pharmaceutical and biotechnology companies, Contract Research Organizations (CROs) and Site Management Organizations (SMOs) that manage clinical trials, and major academic research centers. InforMedix has identified the clinical drug trial market as its initial market due to the readily available need and the resources that exist to invest in a solution. This market offers high margins, a relatively recession-proof business segment, a rapid market growth and the acceptance of innovative solutions. Large pharmaceutical and biotechnology companies have begun to commit significant resources to the use of electronic data capture. Patient information in the clinical trial process has been obtained using electronic data capture with interim technologies such as the use of a modified Palm Pilot PDAs. FDA and European new drug approvals have now been granted with the use of electronic capture of patient information. There is increasing migration away from paper and pencil diaries toward electronic data capture for the clinical drug trial market. Studies demonstrating the inaccuracies of patients using paper and pencil diaries are influencing the FDA, the pharmaceutical and biotechnology companies, participating patients, and the public. Management believes that all of these market drivers make this the optimal time to introduce the Med-eMonitor, a medical technology specifically designed for the clinical trial purpose.

         InforMedix has begun the introduction of the Med-eMonitor System using direct sales methods. It launched its sales efforts in June 2003, with the introduction of the production quality product at the national meeting of Drug Information Association ("DIA"). DIA is the largest trade meeting for companies that participate in clinical trials, both those conducting the trials and those providing the services needed to support them. In addition, our Sales and Marketing Committee is actively introducing InforMedix to some of the world's leading pharmaceutical companies. The committee is led by a member of InforMedix's Board of Directors, and includes members of its Advisory Board, who are experts in drug discovery and large pharmaceutical drug launches. This group of senior pharmaceutical executives offers tremendous insight into the some of the best strategies to launch the product.

         InforMedix is actively implementing strategies to make the product available to the clinical trial markets. The Company will use a recurring revenue model by leasing the products to the pharmaceutical and biotechnology companies. Pricing will be determined by the size and the duration of the trial. As mentioned above in the chart under "The Four Phases of Clinical Drug Trials," InforMedix has identified the best entries into the market by determining the preferred Phase studies for the introduction of its product. InforMedix will also market and sell the Med- eMonitor System through strategic alliances and indirect sales channels.

         In December 2003, InforMedix signed its first customer contract with Enhanced Care Initiatives, a disease-management company which has developed a proprietary system which takes the sickest patient population and provides an in-depth, personalized and comprehensive approach to maintenance of their optimal state of health. See "Recent Developments" above.

Marketing Plan

         InforMedix is beginning to leverage its brand awareness using a variety of marketing vehicles. This includes trade events targeted to its customer base and to the therapeutic categories identified as readily receptive to the information provided by Med-eMonitor; speaking engagements at national meetings; marketing materials to be used in direct mailings to specified pharmaceutical and biotechnology clients; target advertising; continued development of our website to be more interactive, to demonstrate the Med e-Monitor System and its values, and links to company publications, partners, and industry-related sites will be provided; and public relations to help management capitalize on and distribute to the appropriate audiences the newest information and developments about InforMedix. InforMedix has begun the launch of a public relations effort to drive awareness of InforMedix and its products. It has initiated the placement of publications for initial references (company and third party peer reviewed medical journals) and press releases in leading industry publications.

         InforMedix intends to distribute key awareness information to highly targeted decision makers. These mailings will be comprised of selected white papers and peer-reviewed medical journal articles, new product announcements, product literature and related information tailored to the recipient. Product brochures and product demos via CD ROMs will be produced to demonstrate the products to potential customers. Where and when appropriate, InforMedix intends to place high visibility advertisements in support of its public relations and trade events activities.

Sales Plan

         Initially, InforMedix is beginning to introduce Med-eMonitor System directly to targeted accounts, including large and medium sized pharmaceutical and biotechnology firms, contract research organizations, site management organizations and leading academic institutions. Many of these opportunities are available to InforMedix as a result of attendance at the DIA, existing corporate relationships during the Beta testing, management's industry contacts and with the help of the contacts from the Advisory Board and Sales and Marketing Committee. Specific therapeutic categories which include cardiovascular disease, pain and gastro-intestinal areas are being targeted. Additionally targets are Phase IV studies for drugs that are already on the market, to further expand the drug claims and market share. The pricing structure for the Med-eMonitor System has been established and validated in the market. Now, Med-eMonitor is being introduced to several large and medium sized pharmaceutical companies. Discussions are beginning at the necessary levels of these large organizations to initiate their evaluation of the product. In addition, several large and small CROs are beginning to review the product and have introduced the Med-eMonitor as a solution to their client base.

Direct Sales

         InforMedix's management team is initially focused on expanding its relationships with decision makers in pharmaceutical companies. Pharmaceutical companies typically perform 50% of their clinical trials within their own organizations and contract the remainder to CROs and SMOs.

         Management has recently began sales activities now that a production product is available. InforMedix has retained a search firm that is an industry expert, in the search for its first key hire for sales and marketing. InforMedix will judiciously add direct sales people as it achieves ongoing revenue generation from its primary target accounts.

         InforMedix is beginning to explore strategic alliance opportunities. These prospective strategic partner companies are servicing the clinical trial markets and also focus in areas of electronic patient-based data capture.

Pricing Strategy

         InforMedix will provide the service of its database software with the Med-eMonitor system.

         Pricing options include a cafeteria selection:

o        Outright product purchase

o        Monthly lease with minimum time frame

o        Monthly rental with minimum time frame

         Pricing plans are based on the purchasing requirements of InforMedix's customers. Initial customer feedback indicates most purchases will be via a monthly lease. Pricing is determined by the size of the study (number of patients) and the duration of the trial.

         A one-time program management fee will also be charged. This fee includes: the database software, maintenance services, training, customer support and warranty on the product.

Competition

         The market for Electronic Personal Diaries (EPD) for clinical trials continues to be fragmented. Management attended the recent Drug Information Association Annual Meeting and gathered significant competitive information. This direct research reinforced the clear differentiation of the Med-eMonitor System from the competitive EPD product offerings.

         There are four companies that have educated the markets to the use of electronic data capture for the collection of patient information in a clinical trial. These four companies are PHT, CRF Box, eResearch Technology, Inc., and Invivodata. All four firms have received financial backing from private money sources, including venture capital investment. All of these companies use the Palm Pilot modality to deliver the pharmaceutical or biotechnology protocol. However, none have partnered with Palm, Inc. and Palm, Inc. is strictly their vendor. Regardless of platform, each competitor's offering provides the same user interface and related user challenges found with using a small stylus to enter data on a small LCD screen. None of these competitors provide automated compliance tracking.

          The Palm Pilot software is immobilized and only the screen is activated. The screen is used to deliver the clinical protocol. However, none of the devices correlate the patient diary data to the drug being tested for approval, since none of these devices contain the medication. A strong sales advantage for the Med-eMonitor is the correlation between the medication compliance and electronic diary data- the essence of the entire clinical drug trial. Each one of these companies has a large team of software programmers that are essential to write their custom software code for each protocol. Pharmaceutical and biotechnology companies that use Palm Pilot modalities often go through at least seven iterations when creating the software for the drug protocol. This equates to delay and expense for these companies. In addition, to initiate a trial with any of the Palm devices, the drug protocol must be provided at least six to eight weeks in advance. Should any protocol changes be made (as is typical) then the FDA requires that each custom software iteration must be verified and validated, causing further delays. These companies do not control when Palm, Inc. will obsolete a specific model from its manufacturing inventory. The results are unforeseeable introductions and retraining for new Palm products, adding further burden to the staff of the clinical trial sites. Lack of control over the hardware device can also result in new training and potential client rejection. All four firms are exposed to this obsolescence.

         InforMedix has designed its own hardware device using standard off-the-shelf components in the manufacturing of the product. Med-eMonitor was designed with focus groups of senior citizens to ensure the intuitive simplicity of the front end collection of patient information. The backend software was designed with four main prompts in mind, which are the essence of the drug trial. This backend software delivers powerful information reporting capability, with the ability to initiate a trial by simply filling-in essential fields. Should a mid- stream correction be necessary in the protocol, this can be implemented and delivered to the patients' devices in their homes within hours of the change. There is no further need for additional software validation or verification, which dramatically reduces costs and delays compared to the competitors products.

         Management believes its patent portfolio offers a distinct advantage over the competition with its unique drug-dose-response information. The patents cover a wide variety of patient monitoring devices and information systems, including dispensing devices as well as wireless and PDA applications. The Internet-accessible database is the subject of 15 issued U.S. and foreign patents and 10 patents pending. A formal patent valuation appraisal was performed in 2002 by the Patent & License Exchange, Inc. (www.pl-x.com.) The appraisal confirmed that InforMedix owns the "Pioneer Patent Portfolio" in this field, with its patents cited as prior art by over 154 other issued patents. The appraisal is based on assumptions and estimates completely dependent on future events and transactions covering an extended period of time, which may be significantly affected by changes in circumstances over which InforMedix may not have any control. The appraisal is inherently subject to varying degrees of uncertainty, and the ability to achieve that value depends, among other things, on the timing and probability of a complex series of future events both internal and external to an enterprise. Accordingly, no assurance is or can be given that any or all of the appraised value will or can be realized.

Government Regulation

HIPAA

         The Health Insurance Portability and Accountability Act mandates the adoption of standards for the exchange of electronic health information in an effort to encourage overall administrative simplification and to enhance the effectiveness and efficiency of the healthcare industry. Ensuring privacy and security of patient information - "accountability" - is one of the key factors driving the legislation. The other major factor - "portability" - refers to Congress' intention to ensure that individuals can take their medical and insurance records with them when they change employers. In August 2000, HHS issued final regulations establishing electronic data transmission standards that healthcare providers must use when submitting or receiving certain healthcare data electronically. All affected entities, including InforMedix, will be required to comply with these regulations.

         In December 2000, HHS issued final regulations concerning the privacy of healthcare information. These regulations regulate the use and disclosure of individuals' healthcare information, whether communicated electronically, on paper or orally. All affected entities, including InforMedix, are required to comply with these regulations by April 14, 2003. The regulations also provide patients with significant new rights related to understanding and controlling how their health information is used or disclosed.

         In February 2003, HHS issued final regulations concerning the security of healthcare information maintained or transmitted electronically. These regulations require implementation of organizational and technical practices to protect the security of such information. All affected entities, including InforMedix, are required to comply with these regulations by April 30, 2005. Although the enforcement provisions of HIPAA have not yet been finalized, sanctions are expected to include criminal penalties and civil sanctions. InforMedix anticipates that it will be fully able to comply with the HIPAA regulations that have been issued by their respective mandatory compliance dates. Based on the existing and proposed HIPAA regulations, InforMedix believes that the cost of its compliance with HIPAA will not have a material adverse effect on its business, financial condition or results of operations.

         The Company has hired a medical software engineer who is an expert in the area of HIPAA and 21CFR part 11, to ensure that the backend software of the Med-eMonitor complies with the required government regulations. See "Management
- Significant Consultant."

Food, Drug and Cosmetic Act

         The Food and Drug Administration has notified InforMedix that the Med-eMonitor System is not subject to the registration, device listing or premarket notification provisions of the Food, Drug and Cosmetic Act, because the Med-eMonitor System satisfies certain conditions established by the FDA in its enforcement discretion. The Med-eMonitor System is subject to the adulteration and misbranding provisions of the FDCA and InforMedix must comply with the medical device reporting requirements of the FDCA InforMedix must also comply with 21CFR

Part 11 regulations governing the electronic capture of clinical trial data. InforMedix believes that the cost and administrative burden associated with FDA compliance are not material to InforMedix's business, financial condition or results of operations. It should be noted that the FDA has approved new drug applications using PDAs, such as Palm Pilots, in the capture of patient information. Palm Pilot is a modified modality.

Environmental Matters

         Management of InforMedix believes that it currently is in compliance, in all material respects, with applicable federal, state and local statutes and ordinances regulating the discharge of hazardous materials into the environment. InforMedix does not believe that it will be required to expend any material amounts in order to remain in compliance with these laws and regulations or that such compliance will materially affect its capital expenditures, earnings or competitive position.

Seasonality

         The clinical trials market is not influenced by seasonal changes. Pharmaceutical and biotechnology companies pursue drug development actively throughout the course of the year.

Legal Proceedings

         In the ordinary course of business, InforMedix may be involved in legal proceedings from time to time. As of the date of this Prospectus, there are no material legal proceedings against InforMedix.

         InforMedix anticipates that, from time to time, it will receive inquiries from the FDA and other government agencies requesting records and other documents. It is InforMedix's policy to cooperate with all such requests for information.

         Private litigants may also make claims against InforMedix for violations of healthcare laws in actions known as qui tam suits and the government may intervene in, and take control of, such actions.

         No governmental agency has instituted any proceedings or served InforMedix with any complaints.

Employees

         InforMedix currently has three employees and three part time consultants. These include its Chief Executive Officer, President and Chief Operating Officer, Vice President of Research and Development, Director of Software Development, Chief Financial Officer and General Counsel and Chief Patent Counsel.

Properties

         InforMedix leases facilities in Rockville, Maryland from a non-affiliated landlord. These facilities encompass approximately 1,000 square feet and serve as InforMedix's corporate headquarters and operations center. The current lease commenced on March 1, 2003, for a one- year term at $2,294 per month. InforMedix expects to expand its space once it obtains financing and hires sales and customer support personnel.

                                   MANAGEMENT

Executive Officers and Directors

         The following table sets forth the names, ages and positions of all of InforMedix's executive officers and directors. Each person has held the position stated in the table since the Hunapu Merger in May 2003. Set forth below is a brief description of the business experience and background of each person named in the table.

                                     Age    Title
                                     ---    -----
Bruce A. Kehr, M.D.                  53     Chairman of the Board and Chief Executive Officer and
                                            Director

Janet Campbell, M.B.A                50     President and Chief Operating Officer

Arthur T. Healey, C.P.A., J.D.       43     Chief Financial Officer, General Counsel and Secretary

P. Michael Gavin                     50     Vice President of Research and Development

Rhonda B. Friedman, Sc.D.            52     Director

Harris Kaplan, M.B.A.                52     Director

Bert W. Wasserman                    70     Director

Douglas G. Watson                    57     Director

Bruce A. Kehr, M.D. has been the Chairman of the Board of Directors and Chief Executive Officer of InforMedix, Inc. since its formation in 1997. Dr. Kehr is a forensic consultant in neuropsychiatry and traumatic brain injury and a practicing physician. Since 1982, Dr. Kehr has been the President of Contemporary Psychiatric Services, a psychiatric group practice he formed which employs 10 full and part-time employees. Dr. Kehr is the inventor of fifteen issued patents and eighteen pending patents in the United States, Europe, Japan, Canada, Australia, Mexico, and South Korea, as well as issued and pending trademarks and service marks. In 1995, he was named in Who's Who of American Inventors. He has actively written and lectured on neuropsychiatry aspects of traumatic brain injury and on medication noncompliance, a field in which he is recognized as an expert. Dr. Kehr received his Bachelors degree from the University of Pennsylvania in 1971, followed by his Medical degree from Georgetown University School of Medicine in 1975.

Janet Campbell, M.B.A has served as the President and Chief Operating Officer of InforMedix, Inc. since June 2001. From May 1998 to March 2000, Ms. Campbell was self-employed as a healthcare consultant, serving as an advisor to investment banks and medical companies. From March 2000 to April 2001, she was a founder and principal of Potomac Bioscience Partners, a partnership providing advisement for strategic business development and venture capital for healthcare investments. From August 1997 to January 1998, Ms. Campbell was Vice President and Chief Financial Officer of Genovo, Inc., a biotechnology company. From January 1987 until December 1989, she served as the President and Chief Executive Officer of Mach Diagnostics, a venture-backed medical company focused on rapid diagnostics, where she raised two rounds of capital, and developed an organization which included 40 sales representatives and a network of nationwide distributors. From November 1981 until December 1989, she was the President of Health Tech, Inc., a cardiovascular technology company, where she negotiated multi-million dollar licensing and joint venture agreements involving Fortune 500 and early-stage bioscience companies. Ms. Campbell was the healthcare partner of Rockecharlie and Co., a merchant- banking firm, from September 1983 until July 1986. Ms. Campbell is the past Chairman of the Board of Directors of Vascular Genetics, Inc., representing Human Genome Sciences on the Board. Ms. Campbell received her Bachelors degree from the University of Missouri, and also pursued undergraduate studies at Franklin College, Lugano, Switzerland. She received her MBA in finance from The Johns Hopkins University.

Arthur T. Healey, C.P.A., J.D. has served as the Chief Financial Officer of InforMedix, Inc. since February 2002, General Counsel since July 2003 and corporate Secretary since January 2004. Mr. Healey is directly responsible for all financial reports and financial modeling. Mr. Healey's responsibilities also include contract negotiations, investor and vendor relations. He served as the Chief Financial Officer for the BioMedical Development Corporation, from January 2001 until October 2003. Mr. Healey is a certified public accountant and an attorney with over fifteen years experience working with entrepreneurial companies in the healthcare, biotech, high tech, manufacturing, and financial services industries. He previously served as a Senior Manager and Manager with "Big Five" firms Ernst & Young, Coopers & Lybrand, and KPMG Peat Marwick for twelve years from 1986 to 1989, and 1991 to 2001, and was the Chief Financial Officer for an early stage business accelerator in King of Prussia, PA called GoHealth NetwoRx from September 2000 through December 2003. Mr. Healey received his Bachelors degree in Accounting from Villanova University in 1983 and graduated cum laude from Villanova Law School in 1991, where he was a member of the Villanova Law Review.

P. Michael Gavin became the Vice President of Research & Development of InforMedix, Inc. on February 1, 2002. From 1992 until November 2001, he was the Vice President of Research and Development for ITC International Technodyne, where he was directly responsible for the creation, development, clinical testing, and manufacturing scale-up of numerous medical devices. These devices included in-vitro diagnostics devices, disposable medical devices, and laboratory based clinical chemistry and hematology systems. In addition, he directly managed the design, development, clinical testing, and regulatory submissions for the first home use Prothrombin time monitor to be approved by the FDA and managed the modification of two portable diagnostic devices for use in double-blinded clinical trials. Mr. Gavin holds six United States patents. He graduated cum laude from Fairleigh Dickinson University in 1985 with a B.S.E.E. in Computer Science & Communication Systems. He has additional course work in Project Management, Design for Manufacturability, Statistics, Human Resource management, Financial Analysis, Real Time Operating Systems, Assembly Language Programming, cGMP Practices and Best Practices in Product Development.

Significant Consultant

Remie J. Smith, BSEE                43      Director of Software Development

Remie J. Smith, BSEE, has served as Director of Software Development of InforMedix, Inc. since May, 2003. Mr. Smith has over 19 years experience in medical software product development with specialization in project management, software lifecycle development, and verification/validation. Mr. Smith has successfully lead numerous major medical software and WEB projects to commercial products. His technique for making goals measurable and repeatable provides the mechanics for success. Mr. Smith brings extensive experience in FDA regulations including CFR 21 Part 11 and HIPPA compliance. He has seven end-to-end medical product launches and three vertical web applications, which Management believes is ideally suited to the Med-eMonitor product line. Mr. Smith graduated with a BSEE in 1984, in Computer Engineering, from State University of New York at Buffalo. In addition, Mr. Smith has obtained certifications in Microsoft and SUN Technologies.

Board of Directors

Bruce A. Kehr, M.D., Chairman, see description above.

Rhonda B. Friedman, Sc.D. has been a director of InforMedix since November 1996. Since January 1997, she has served as the President and Chief Operating Officer of Coagulation Diagnostics, Inc., a company specializing in the development of tests for hypercoagulability, or the tendency to form blood clots. From October 1987 until January 1997, Dr. Friedman worked at the MEDSTAT Group in Washington, D.C., a company specializing in medical database development. During her tenure at MEDSTAT, she held such positions as Director of Clinical Research and Outcomes, Acting Vice President and General Manager of the Research and Policy Division, and Vice President of Disease Management. Dr. Friedman has a wide range of experience in global clinical trials, outcomes research, strategic business planning, business development, and financial and personnel management. Dr. Friedman earned her Bachelors degree from Hobart and William Smith Colleges in 1971. She has also earned an Sc.M. in 1974 and Sc.D. in 1978 from the John Hopkins University School of Hygiene and Public Health.

Harris Kaplan, MBA has been a director of InforMedix since August 2001 and is Chairman of the Compensation Committee. Since May 1999, Mr. Kaplan has been the Chief Executive Officer of the Collaborative Consulting Group, providing strategic guidance to pharmaceutical and biotechnology companies, for the commercialization and licensing of new pharmaceutical products. In September 1980, Mr. Kaplan co-founded Migliara-Kaplan Associates, which became the largest healthcare custom marketing research and strategic planning company in the world with revenues in excess of $45 million. Migliara-Kaplan specialized in helping pharmaceutical, diagnostic, and medical device companies identify new product opportunities and then maximizing the commercial potential of new products in development. Migliara- Kaplan clients included virtually all of the major pharmaceutical companies as well as many of the largest diagnostics companies in the United States and in Europe. During his tenure at Migliara-Kaplan, Harris was involved in the launch of over 50 new pharmaceutical products including, most recently, Prilosec, Nexium, Lipitor, Aricept, Celebrex, Norvasc, Cozaar, Tequin, and TNKase. He remained with Migliara-Kaplan until April 1999. Mr. Kaplan was an early investor in and consultant to several healthcare companies including Ventana Medical, Biosite, and Digene Corporation. Harris has also been an advisor to a number of venture capital groups including CW Group, Frazier & Co., DeNovo Ventures and Medicus Ventures. He received his Bachelors degree and MBA from Temple University.

Bert W. Wasserman has been a director of InforMedix since December 2001 and is Chairman of the Audit and Finance Committee. From 1990 until his retirement in 1995, he served as the Executive Vice President and Chief Financial Officer of Time Warner, Inc. and served on the Board of Directors of Time Warner, Inc. and its predecessor company, Warner Communications, Inc. from 1981 to 1995. He joined Warner Communications, Inc. in 1966 and had been an officer of that company since 1970. Mr. Wasserman is director of several investment companies in the Dreyfus Family of Funds. He has been a director of Malibu Entertainment, Inc. since 1995, Lillian Vernon Corporation since 1995, and PSC Inc. since 1999. Mr. Wasserman is a 1954 graduate of the Baruch College of whose Board of Trustees he has served as Vice President (1981-1983), President (1984-1987) and continues to be on the Board of Directors. He received his law degree in 1961 from the Brooklyn Law School and is a Certified Public Accountant. In 1982, he received the Eleanor Roosevelt Humanitarian Award for his philanthropic activities, and since 1986, he has served on the Board of Directors of the Gurwin Jewish Geriatric Center of Long Island.

Douglas G. Watson became a Director of InforMedix in November 2001and is Chairman of the Marketing and Sales Committee. In June 1999, he founded and currently serves as the Chief Executive Officer of Pittencrieff Glen Associates, a company which provides management consultant services. Mr. Watson's experience in the pharmaceuticals industry spans from 1966 until May 1999. He joined Geigy
(UK) Ltd in 1966, working first in Operations Research and then in Corporate Planning. Following the Ciba-Geigy merger, he spent one year in Basel, Switzerland as the United Kingdom representative to an international integration team. He returned to the United Kingdom in 1973 as an accounting development and investment appraisal manager, and later as a headquarters management accountant. In 1978, Mr. Watson returned to Basel as personal assistant to the chairman of the Executive Committee. In 1981, he joined the United States Pharmaceuticals Division of Novartis Corporation as the Senior Vice President of Planning and Business Development, and a member of the Pharmaceuticals Management Committee. He served as the President of the Ciba Pharmaceuticals Division from 1986 until 1996, when he was appointed President and Chief Executive Officer of the Ciba-Geigy Corporation. During this ten year period, Mr. Watson was an active member of the Pharmaceutical Research & Manufacturers Association (PhRMA) Board in Washington, DC. Mr. Watson became President and Chief Executive Officer of Novartis Corporation in 1997 when the Federal Trade Commission approved the merger of Ciba-Geigy and Sandoz. Mr. Watson elected to take early retirement from Novartis in May 1999. Mr. Watson serves as a member of the Board of Directors for Engelhard Corporation (Audit Committee member), Dendreon Corporation (Audit and Compensation Committee member), Genta Pharmaceuticals, Inc. (Audit Committee Member) and OraSure Technologies, Inc. (Strategic Planning Committee member). His private company directorships include BioMimetic Pharmaceuticals Inc. (Audit and Compensation Committee member), Innovative Drug Delivery Systems, Inc. (Compensation Committee member) and BZL Biologics, Inc. and he has previously served on the Board of Directors of Summit Bank Corporation, Principia Pharmaceuticals Inc., and ValiGen N.V. Mr. Watson holds a Masters degree in pure mathematics from Churchill College, Cambridge University, and is a member of the Chartered Institute of Management Accountants. He has been an active supporter of America's Promise since its inception, and is the chairman of the Freedom House Foundation, a non-profit organization dedicated to treating high risk, adult men and women recovering from alcohol and drug addiction. He is a member of the Conference Board, and on the President's Advisory Board of Drew University.

Executive Compensation

The following table sets forth all compensation awarded to, earned by, or paid for all services rendered to the company during the fiscal years ended December 31, 2003, 2002 and 2001 by those persons who served as chief executive officer during our 2003 fiscal year and any executive officer at December 31, 2003 who received compensation in excess of $100,000 during such years.


                                          Summary Compensation Table (1)

                                                                                Long-Term
                                                   Annual Compensation         Compensation
                                                -------------------------      ------------
                                                                                 Shares             All Other
         Name and                                                              Underlying          Compensation
    Principal Position        Year                Salary           Bonus         Options               (1)
-----------------------------------------------------------------------------------------------------------------
Bruce Kehr, CEO               2003               $78,210(2)         0          387,426 (4)              0
Bruce Kehr, CEO               2002               $37,692(2)         0          167,888 (5)              0
Bruce Kehr, CEO               2001                $1,538(2)         0           80,894                  0

Janet Campbell, COO           2003               $80,286(3)         0          384,634(4)               0
Janet Campbell, COO           2002               $76,928(3)         0           87,965(6)               0
Janet Campbell, COO           2001                $3,846(3)         0           41,110                  0

(1) These compensation figures do not include the cost for the use of automobiles leased by us, the cost of benefits, including premiums for life insurance, and any other perquisites provided by us to such persons in connection with our business, all of which does not exceed the lesser of $50,000 or 10% of such person's annual salary and bonus for the subject fiscal year.

(2) Dr. Kehr was to be paid a base salary of $200,000, however, as the Company was unable to pay his full base salary in cash it was paid partially in stock. On October 15, 2003, Dr. Kehr reduced his base salary to $100,000 until the Company records $2 million of revenue. See "Employment Agreements" below.

(3) Ms. Campbell was paid a base salary of $100,00 commencing on June 18, 2001. In October 2003 she reduced her salary from $200,000 to $125,000 until the Company achieves revenues of at least $2 million. See "Employment Agreements" below.

(4) These options and warrants were granted on January 21, 2004, for services rendered in 2003.

(5) Includes 116,366 shares issued upon conversion of options granted in connection with the August 14, 2002 merger between InforMedix, Inc. and IFAC, Inc.

(6) Includes 83,545 shares issued upon conversion of options granted in connection with the August 14, 2002 merger between InforMedix, Inc. and IFAC, Inc.

OPTIONS/SAR GRANTS IN LAST FISCAL YEAR

         The following table contains information concerning the grant of stock options to the named Executive Officers in January 2004 for services rendered during the fiscal year ended December 31, 2003.

                               Number of Shares
                                  Underlying              Percent of Total Options         Exercise
                                    Options               Granted to Employees in            Price         Expiration
           Name                     Granted                     Fiscal Year                Per Share          Date
           ----                     -------                     -----------                ---------          ----
      Bruce A. Kehr                 143,006                        21.6%                     $1.00          1/21/2014
      Bruce A. Kehr                 56,082                          8.5%                     $.37           1/21/2014
      Janet Campbell                241,052                        36.5%                     $1.00          1/21/2014
      Janet Campbell                43,582                          6.6%                     $.37           1/21/2014

------------------------

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION/SAR VALUES

         The following table summarizes for the Named Executive Officers the total number of shares acquired upon exercise of options during the fiscal year ended December 31, 2003, and the value realized (fair market value at the time of exercise less exercise price), the total number of unexercised options, if any, held at December 31, 2003, and the aggregate dollar value of in-the- money, unexercised options, held at December 31, 2003. The value of the unexercised, in-the-money options at December 31, 2003, is the difference between their exercise or base price ($1.00), and the fair market value of the underlying common stock on December 31, 2003. The closing bid price of our common stock on December 31, 2003, was $.47.

                                                      Number of Securities                 Value of Unexercised
            Shares Acquired Upon                     Underlying Unexercised                    In-The-Money
            Exercise of Options                            Options at                           Options at
             During Fiscal 2003                         December 31, 2003                    December 31, 2003
             ------------------                         -----------------                    -----------------

Name                   Number   Value Realized   Exercisable    Unexercisable   Exercisable    Unexercisable
----                   ------   --------------   -----------    -------------   -----------    -------------
Bruce A. Kehr            0            0          56,082         0               $5,608         0

Janet Campbell           0            0          43,582         0               $4,358         0

LONG TERM INCENTIVE PLANS--AWARDS IN THE LAST FISCAL YEAR

      The following table summarizes for each Named Executive Officer each award under any long term incentive plan for the year ended December 31, 2003:


                                                           Estimated Future Payouts under non-stock
                                                           price based plans
Name                Number of          Performance         Threshold          Target             Maximum
                    shares, units      or other            ($ or #)           ($ or #)           ($ or #)
                    or other           period until
                    rights             maturation
                                       or payout
None



Employment Agreements

              InforMedix, Inc. entered into an employment agreement with Bruce
A. Kehr, MD, Chairman and Chief Executive Officer on January 1, 2000. The term of such employment agreement shall continue unless and until he is removed by a vote comprising at least 2/3 of the members of the Board of Directors with Dr. Kehr required to recuse himself from voting in this matter. If terminated from his position as Chairman and Chief Executive Officer, then he shall be retained as Executive Vice President of InforMedix. Dr. Kehr was to be paid a base salary of $200,000 under his employment agreement. His base salary shall be subject to annual increases subject to approval by the Compensation Committee of the Board of Directors. He also will be entitled to an annual bonus at the discretion of the Compensation Committee of our board of directors. As InforMedix, to date, has been unable to pay Dr. Kehr his full base salary in cash, it has paid him partially in cash, with the balance paid in options and/or common stock of InforMedix. On October 15, 2003, InforMedix and Dr. Kehr entered into an amendment to his employment agreement. Dr. Kehr's base salary was reduced to $100,000 until InforMedix obtains cumulative cash receipts of $2 million from sales, royalties, license fees or other income (collectively "Revenues"). He agreed to convert $21,000 of accrued but unpaid salary into Units of this Offering. Dr. Kehr shall be entitled to two bonuses of $37,500 each when InforMedix obtains $1 million and $2 million of Revenues.

              His estate will also be entitled to receive one year's base salary in the event Dr. Kehr dies while employed by InforMedix. If Dr. Kehr is terminated other than for cause, death or total disability, then he is entitled to receive an amount equal to the product of his base salary for 12 months plus payment of all unused vacation time and unreimbursed expenses. Upon a change of control, if Dr. Kehr is terminated other than for cause or good reason, he shall be retained as Executive Vice President of InforMedix and paid $200,000 per year. Dr. Kehr shall be subject to non-competition and non-solicitation provisions with respect to any past or present customers and any employee or agent for the period of his employment plus 12 months after termination.

              InforMedix, Inc. entered into an employment agreement with Janet Campbell, as President and Chief Operating Officer, on June 18, 2001. The term of such employment agreement shall continue until June 17, 2004. Ms. Campbell was paid a base salary of $100,000 during Phase I, in stock. Once InforMedix raised $600,000, or more, she began to receive the reduced salary in cash of $8,333 monthly. Once the Company has received an additional $2,000,000 in equity financing, she is entitled to receive an annual salary of $200,000, except as modified below. Phase II term shall begin once InforMedix has raised $5 million in investment capital and Ms. Campbell's salary shall increase to $200,000 plus a milestone bonus of $25,000 and an option bonus defined by the Compensation Committee of the Board. Phase III term begins when InforMedix has raised at least $10 million and Ms. Campbell's salary shall be $225,000 plus a milestone bonus of $50,000.

              As InforMedix, to date, has been unable to pay Ms. Campbell her full salary in cash, it has been paid partially in cash and partially in Company stock. During fiscal 2002, Ms. Campbell was paid $76,928 in cash and 60,122 shares of common stock. During fiscal 2001 she was paid $3,846 in cash, 41,112 shares of common stock and options to purchase 5,525 shares of Common Stock. On October 15, 2003, InforMedix and Ms. Campbell entered into an amendment to her employment agreement. Ms Campbell's base salary was reduced to $125,000 until InforMedix obtains Revenues of at least $2 million. Ms. Campbell waived $21,000 of accrued but unpaid salary. Ms. Campbell shall be entitled to two bonuses of $37,500 each when InforMedix obtains $1 million and $2 million of Revenues, a cash bonus of $10,500 when a test pilot is completed and an additional $10,500 when the first clinical trial contract is signed. Early termination requires the payment of three month's salary. Ms. Campbell devotes full time to InforMedix from her residence in Texas and commutes to InforMedix's office as needed. Ms. Campbell has a 12-month, non-compete agreement in the InforMedix market area.

              InforMedix has entered into an Employment Agreement with Arthur Healey as Chief Financial Officer and General Counsel. The agreement is for three years effective July 1, 2003. Mr. Healey's salary is $150,000 plus a bonus of up to 20% of salary based on milestones to be determined. Mr. Healey received stock options to purchase 112,500 shares of Common Stock at $.37 per share, with vesting according to milestones to be established. Mr. Healey agreed to receive one-half of this compensation in cash and the other half in stock options. If there is greater than a 50% change in control all issued but unvested options shall vest immediately.

2003 Stock Incentive Plan

              The Company has adopted the 2003 Stock Incentive Plan (the "2003 Plan") in order to motivate participants by means of stock options and restricted shares to achieve InforMedix's long-term performance goals and enable our employees, officers, directors and consultants to participate in our long term growth and financial success. The 2003 Plan provides for the grant of any combination of stock options to purchase shares of Common Stock or restricted stock to our directors, officers, employees and consultants and those of our subsidiaries. The 2003 Plan which is administered by the Compensation Committee of our Board of Directors (presently comprised of Harris Kaplan (chair), Bert Wasserman and Douglas Watson), currently authorizes the issuance of a maximum of 1,250,000 shares of Common Stock, which may be authorized and unissued shares or treasury shares. The stock options granted under the 2003 Plan shall be either incentive stock options, within the meaning of Section 422 of the Internal Revenue Code, or non- qualified stock options. Both incentive stock options and non-qualified stock options must be granted at an exercise price of not less than the fair market value of shares of Common Stock at the time the option is granted and incentive stock options granted to 10% or greater stockholders must granted at an exercise price of not less than 110% of the fair market value of the shares on the date of grant. If any award under the 2003 Plan terminates, expires unexercised, or is cancelled, the shares of Common Stock that would otherwise have been issuable pursuant thereto will be available for issuance pursuant to the grant of new awards. As of December 31, 2003, 287,500 shares of Common Stock are issuable upon exercise of options granted under the 2003 Plan to the four officers of the Company. This represents one-third of the options granted to each of the officers with the remainder 287,500 shares vested on each of December 31, 2004 and 2005. The 2003 Plan will terminate on February 6, 2013.

Other Options

              Prior to its merger with Hunapu in May 2003, InforMedix granted:
(a) an aggregate of 446,558 incentive options which have vested to officers of the company exercisable at $1.00 per share; and (b) an aggregate of 160,967 options which have vested to officers of the Company in exchange for deferred compensation at $.37 per share.

Certain Relationships and Related Transactions

              During 2001 and 2002, the InforMedix received advances from IM Funding, LLC. IM Funding, LLC is a limited liability company controlled by officers and directors of InforMedix. During 2002 and 2001, InforMedix was advanced $500,000 (including $15,000 of interest) of which $142,694 was advanced as of September 30, 2001. The amounts advanced accrued interest at a rate of 12% per annum, and were convertible into shares of the InforMedix's common stock. This amount was converted into 95,832 shares of common stock in September 2002, pro rata, to each individual member of IM Funding.

              InforMedix issued a total of 18,464 shares of common stock to the Biomedical Development Corporation for marketing, financial and accounting services rendered during 2002. Arthur Healey, Chief Financial Officer of InforMedix, owns approximately 27% and is the Chief Financial Officer of the Biomedical Development Corporation. Douglas Dieter, former Director of Marketing of InforMedix, owns approximately 71% and is the President of the Biomedical Development Corporation. Biomedical Development Corporation was also paid $11,500 cash for services rendered during 2002 and $47,530 for the six months ended June 30, 2003.

              P. Michael Gavin, Vice President of Research and Development of InforMedix, received $63,600 in consulting fees or other cash compensation in 2002 and $122,503 in 2003. Mr. Gavin is an independent contractor and received all compensation through Somerset Consulting LLC.

              Bruce Kehr, Chairman and Chief Executive Officer of InforMedix, currently holds a warrant to purchase up to 12,500 shares at an exercise price of $3.00 per share. This warrant expires on September 25, 2007. He also held a convertible promissory note in the principal amount of the $25,000 bearing interest at 12% per annum that automatically converted into shares of common stock of InforMedix at a conversion price of $2.00 per share upon the merger of InforMedix into a public company in May 2003. Dr. Kehr was also granted performance and compensation options prior to the merger of InforMedix, Inc. into InforMedix Acquisition Corp. These options have already been converted into common stock. Bruce Kehr received approximately $3,300 as salary in 2001 and approximately $30,000 in 2002.

              Douglas Watson, Harris Kaplan and Bert Wasserman, members of the InforMedix's board of directors and Robert Rubin, an affiliate of a principal shareholder, each has an outstanding loan to InforMedix in the principal amount of $15,000. These notes were payable in August 2003 with interest at 6% per annum and were extended until December 4, 2003 at 12% per annum and remain outstanding.

              InforMedix executed a promissory note dated July 6, 1998, modified February 6, 2000 with United Bank. Principal and interest were due in 36 payments from March 6, 2000 to February 6, 2003 at an annual interest rate of prime plus one percent. InforMedix commenced payments on March 6, 2000 through May 6, 2001. At that time, this note was refinanced, and InforMedix was advanced amounts to bring the balance back to its original amount of $297,500. This promissory note was again amended in January 2002, effective December 2001 whereby InforMedix was provided an extension through June 30, 2002 on its payments. Interest payments due were paid currently. The unpaid balance on the note payable at September 30, 2002 was $267,500. The balance is due on November 30, 2004, the date the note was extended to. The note is guaranteed by Dr. Bruce Kehr and certain shareholders of InforMedix personally. For their personal guarantees and confessions of judgment on the note, the shareholders were given shares of InforMedix common stock including 5,750 shares received by Dr. Kehr.

              In August 2002, InforMedix executed a subordinated promissory note with Rockwell Capital Partners, LLC, its investment banker, in the amount of $50,000. The promissory note bore interest at a rate of 12% per annum, and automatically converted into shares of the common stock of InforMedix at $2.00 per share, upon the merger into a public company in May 2003. Interest expense on this note was $1,000 for the nine months ended September 30, 2002. This promissory note was subsequently transferred to Old Oak Fund, a greater than 5% shareholder of InforMedix.

              In August 2002, InforMedix entered into an additional loan obligation with Rockwell Capital Partners, in the amount of $100,000 for amounts Rockwell advanced to a public relations firm for consulting services. On August 14, 2002, fifty (50%) percent of the loan obligation was converted into 2,350,000 shares of common stock of InforMedix Acquisition Corp. The stock was issued at just over par value, and was issued as founders stock. The remaining fifty percent of the loan obligation was subsequently converted into a subordinated promissory note held in the principal amount of $50,000 by Allied International Fund, an affiliate of Rockwell Capital Partners. The promissory note bore interest at a rate of 12% per annum, and automatically converted into shares of common stock of InforMedix at $2.00 per share upon the merger into a public company in May 2003.

              The spouses of Robert DePalo and Kenneth Orr, a principal and a former principal of Rockwell Capital Partners, own the capital stock of Hughes Holdings, LLC. Messrs. DePalo and Orr disclaim beneficial ownership of Hughes Holdings, LLC, which was formed for estate planning purposes. Hughes beneficially owned 16.67% of Hunapu Common Stock at the time of the merger.

              On September 25, 2002, InforMedix executed a promissory note with American United Global, Inc. ("AUGI") in the amount of $100,000. The promissory note bore interest at a rate of 12% per annum, and automatically converted into shares of common stock of InforMedix at $2.00 per share upon the merger with a public company in May 2003. Interest expense on this note was $1,000 for the nine months ended September 30, 2002. Robert Rubin, Chairman of the Board of AUGI, is the original grantor of The Rubin Family Irrevocable Trust, a New York family investment trust; however, he disclaims beneficial ownership of all the capital stock of the trust. This trust currently owns 600,000 shares of InforMedix common stock.

              Upon the issuances of the promissory notes with Rockwell Capital Partners and AUGI, InforMedix entered into an Intellectual Property Security Agreement dated September 5, 2002 as collateral for the amounts advanced. These promissory note holders and Bruce Kehr shared in the same rights under that agreement. The sequence of events in the last four paragraphs was set forth in a letter agreement among the parties dated February 6, 2003 concerning the promissory notes. The security agreement was terminated when the notes were converted into Common Stock.

              In connection with the above described loan terminations, InforMedix Inc. issued warrants to purchase 25,000 shares to each of Allied International Fund, and Old Oak Fund and 50,000 shares to American United Global Inc. These warrants expire on August 1, 2008. They are each exercisable at $3.00 per share, subject to adjustment. See "Principal Stockholders" below.

         On April 9, 2003, InforMedix, Inc. entered into a Security and Loan Agreement with Irving G. Snyder, Jr. (the "Lender") pursuant to which it issued a secured convertible promissory note (the "Note") in the amount of $750,000. The Note bore interest at the rate of 12% per annum. The loan was collaterized by a first lien on InforMedix's patents. Warrants to purchase an aggregate of 800,000 shares of Common Stock were issued to three persons exercisable at $3.00 per share for a five-year period. InforMedix and the Lender restructured the loan in October 2003, to extend the loan from October 7, 2003, until the earlier of (i) December 7, 2003, or (ii) the closing of at least $2 million from the Offering or another capital stock financing (the "Closing"). In consideration of the above loan restructuring, the 800,000 outstanding warrants exercisable at $3.00 per share were replaced by warrants to purchase 250,000 shares of Common Stock exercisable at $1.50 per share. Upon the Closing of the Offering, the Lender was repaid $375,000 plus all accrued and unpaid interest and the remaining $375,000 was converted into $375,000 of Units as part of the Offering. When the loan was repaid, the loan agreement and related security interest was terminated. The Lender also received warrants to purchase 150,000 shares of Common Stock at $.60 per share in consideration of a November 2003 bridge loan in the aggregate amount of $120,000.

                             PRINCIPAL STOCKHOLDERS

                  The following table sets forth information known to us with respect to the beneficial ownership of 19,842,557 shares of our common stock outstanding, as of February 6, 2004 by:

o Each person known by us to beneficially own 5% or more of our common stock,

o        Each of our executive officers and directors, and

o        All of our executive officers and directors as a group.

                  Beneficial ownership is determined in accordance with the rules of the SEC and includes voting and investment power. Under SEC rules, a person is deemed to be the beneficial owner of securities which may be acquired by such person upon the exercise of options and warrants or the conversion of convertible securities within 60 days from the date on which beneficial ownership is to be determined. Each beneficial owner's percentage ownership is determined by dividing the number of shares beneficially owned by that person by the base number of outstanding shares, increased to reflect the beneficially-owned shares underlying options, warrants or other convertible securities included in that person's holdings, but not those underlying shares held by any other person.

         Except as otherwise indicated in the notes to the following table,

o We believe that all shares are beneficially owned, and investment and voting power is held by, the persons named as owners; and

o The address for each beneficial owner listed in the table, except where otherwise noted, is c/o InforMedix, Inc., Georgetown Park, 5880 Hubbard Drive, Rockville, Maryland 20852-4821.

                                                      Amount and
                                                      Nature of        Percentage of
                                                      Beneficial     Shares Beneficially
Name of Stockholder                                    Ownership            Owned (1)
-------------------                                    ---------            ---------
Bruce A. Kehr........................................2,186,535 (2)             10.8%
Janet Campbell.........................................485,868 (3)              2.4%
Arthur T. Healey.......................................150,900 (4)                 *
P. Michael Gavin........................................93,077 (5)                 *
Rhonda B. Friedman......................................89,164 (6)                 *
Harris Kaplan..........................................140,370 (7)                 *
Bert W. Wasserman......................................164,240 (7)                 *
Douglas G. Watson.......................................47,740 (7)                 *
Irving G. Snyder, Jr.................................2,933,800 (8)             13.5%
P.O. Box 367 45.32 State Road 14 Stevenson, WA 98684
All executive officers and directors ................3,172,340                 15.2%
     as a group (8 persons )


* Less than 1% of the issued and outstanding shares.

----------
(1) Does not include shares of Common Stock currently issuable upon: (i) exercise of 200,000 Common Stock Purchase Warrants, to purchase 400,000 shares at $2.50 per share which had been issued in connection with the Hunapu, Inc. initial public offering; (ii) exercise of warrants to purchase an aggregate of 1,617,500 shares of Common Stock issued in connection with loans to the Company; (iii) exercise of 1,250,000 stock options outstanding under the Company's 2003 Stock Incentive Plan, of which 287,500 of these options are vested and 575,000 options will vest one-half on each of December 31, 2004 and 2005; (iv) exercise of 660,642 stock options granted outside of the Company's plan; (v) exercise of common stock purchase warrants to purchase 800,000 shares issued in connection with the Company's $400,000 Bridge Financing and an additional 240,000 placement agent warrants and (vi) 10,676,960 A Warrants to purchase 10,676,960 shares of Common Stock; 10,676,960 B Warrants to purchase 5,338,488 shares of Common Stock and placement agent warrants to purchase an aggregate of 8,007,720 shares of Common Stock issued in the Offering. Nor does it include an aggregate of 681,710 shares of Common Stock, 126,460 Class A Warrants and 126,460 Class B Warrants and the underlying Common Stock to be issued in satisfaction of various Company obligations upon the filing of the Charter Amendment on or about March 2, 2004, prior to the date of this Prospectus.

(2) Includes 299,088 shares issuable upon exercise of presently exercisable stock options and 100,838 shares issuable upon exercise of warrants issued in exchange for accrued and unpaid compensation. Does not include up to 200,000 shares of Common Stock issuable upon exercise of options not currently exercisable.

(3) Includes 384,634 shares issuable upon exercise of presently exercisable stock options. Does not include up to 200,000 shares of Common Stock issuable upon exercise of options not currently exercisable.

(4) Includes 110,900 shares issuable upon exercise of presently exercisable stock options. Does not include up to 75,000 shares of Common Stock issuable upon exercise of options not currently exercisable, and 20,464 shares held by BioMedical Development Corp., a company of which Mr. Healey is a 27% owner.

(5) Includes 90,403 shares issuable upon exercise of presently exercisable warrants and options. Does not include 100,000 shares of Common Stock issuable upon exercise of options not currently exercisable.

(6) Includes 15,000 shares of Common Stock issuable upon exercise of presently exercisable options.

(7) Includes 25,000 shares of Common Stock issuable upon exercise of presently exercisable options.

(8) Irving Snyder, Jr. has advised the Company that he currently beneficially owns replacement warrants to purchase 250,000 shares of Common Stock, exercisable at $1.50 per share, which were issued in connection with his April 2003 Bridge loan to the Company and 150,000 warrants issued in November 2003 in connection with a bridge loan. As per his October 2003 restructuring of the loan he purchased $375,000 of units, or an aggregate of 7.5 units consisting of 1,013,520 shares of Common Stock and 1,520,280 shares issuable upon exercise of Class A and Class B Warrants included in the Units, plus the 400,000 warrants currently owned, or an aggregate of 2,933,800 shares of Common Stock. See "Certain Relationships and Related Transactions."


                              SELLING STOCKHOLDERS

         An aggregate of 42,688,972 shares may be offered for sale and sold pursuant to this prospectus by the selling shareholders. The shares are to be offered by and for the respective accounts of the selling shareholders. We have agreed to register all of the shares under the Securities Act for resale by the selling shareholders and to pay all of the expenses in connection with such registration and sale of the shares, other than underwriting discounts and selling commissions and the fees and expenses of counsel and other advisors to the selling shareholders. We will not receive any proceeds from the sale of the shares by the selling shareholders, other than the proceeds from the exercise of the warrants by which certain of the selling shareholders acquired their shares being offered pursuant to this prospectus.

o We issued 1,040,000 bridge warrants to six investors and the placement agent in connection with our bridge financing. The warrants are immediately exercisable and each warrant entitles the holder to purchase one share of our common stock at an exercise price of $.37 per share.

o We issued an aggregate of 10,676,960 shares of our Common Stock to 58 investors in our private placement.

o We issued an aggregate of 10,676,960 Class A Warrants to 58 investors in our private placement. Each Class A warrant entitles the holder to purchase one share of our Common Stock at an exercise price of $.44 per share.

o We issued an aggregate of 10,676,960 Class B Warrants to 58 investors in our private placement. Each Class B warrant entitles the holder to purchase one-half of one share or an aggregate of 5,338,488 shares of our Common Stock at an exercise price of $.28 per share.

o We issued 23.7027 warrants to the placement agent for our private placement. Each warrant entitles the placement agent to purchase one unit consisting of 135,136 shares of our Common Stock, one Class A Warrant and one Class B Warrant at an exercise price of $50,000.

o Hunapu, Inc. issued 375,000 shares of our Common Stock to affiliates of its founder and Chief Executive Officer, John C. Francis and 130,000 shares of our Common Stock to Snow Becker Krauss P.C., the Company's attorneys.

o We issued an aggregate of 2,790,103 shares of our Common Stock in connection with various financings prior to our merger with Hunapu, Inc. in May 2003, and 2,036,241 shares issued to officers of the Company, are being registered for estate planning purposes, subject to lock-up agreements to be entered into prior to the effective date of this prospectus.

o 1,617,500 shares of our Common Stock are issuable upon exercise of outstanding warrants issued in connection with loans to the Company.

         Information with respect to the selling shareholders and the shares of our common stock held by them and those shares being offered for sale pursuant to this prospectus is set forth in the following table. None of the selling shareholders has had any material relationship with us within the past three years, except as noted above or in the notes to the following table.

                                                                                            Amount and Nature of
                                                                                            Beneficial Ownership
                                                                                            After the Sale of the
                                                                                            Shares Being Offered
                                                                         Number of          -----------------------
                                                   Number of           Shares Being                   Percentage(1)
                                                  Shares Owned          Offered for                 ----------------
Selling Shareholder                              Prior to Sale             Sale             Number  Before     After
-------------------                              -------------         -------------        ------  ------     -----
Brent Atkinson                                    270,273 (2)             270,273           0        1.35%       -

David Baron                                       168,920 (3)             168,920           0          *         -



                                                                                            Amount and Nature of
                                                                                            Beneficial Ownership
                                                                                            After the Sale of the
                                                                                            Shares Being Offered
                                                                         Number of          -----------------------
                                                   Number of           Shares Being                   Percentage(1)
                                                  Shares Owned          Offered for                 ----------------
Selling Shareholder                              Prior to Sale             Sale             Number  Before     After
-------------------                              -------------         -------------        ------  ------     -----
Robert Baron                                       84,460 (4)             84,460            0          *         -

Robert Bauers                                     337,840 (5)             337,840           0        1.7%        -

Roy Cappadona                                      67,568 (6)             67,568            0          *         -

Central Yeshiva Beth Joseph                       168,920 (3)             168,920           0          *         -

Margie Chassman                                   675,680 (7)             675,680           0         3.3%       -

Lewis G. Cole                                     337,840 (5)             337,840           0         1.7%       -

Mark Collins                                      135,135 (8)             135,135           0          *         -

Howard Commander                                   67,568 (6)             67,568            0          *         -

Andrew Cranston                                   337,840 (5)             337,840           0         1.7%       -

Thomas L. Dupont                                  337,840 (5)             337,840           0         1.7%       -

Brain Fillweber                                   135,135 (8)             135,135           0          *         -

Martin Findlay                                    168,920 (3)             168,920           0          *         -

The R/S Fisher Trust                              270,273 (2)             270,273           0        1.35%       -

Generation Capital Associates                     200,000 (9)             200,000           0         1.0%       -

                                                                                            Amount and Nature of
                                                                                            Beneficial Ownership
                                                                                            After the Sale of the
                                                                                            Shares Being Offered
                                                                         Number of          -----------------------
                                                   Number of           Shares Being                   Percentage(1)
                                                  Shares Owned          Offered for                 ----------------
Selling Shareholder                              Prior to Sale             Sale             Number  Before     After
-------------------                              -------------         -------------        ------  ------     -----
Gordon B. Gregoretti                              152,028 (10)            152,028           0          *         -

Moshe Greenfield                                  506,760 (11)            506,760           0         2.5%       -

Michael Hamblett                                  945,953 (12)            945,953           0         4.6%       -

David Harary                                      641,895 (13)            641,895           0         3.2%       -

The Harbor Trust                                  675,680 (7)             675,680           0         3.3%       -

Margaret C. Houlding, 1993                        337,840 (5)             337,840           0         1.7%       -
Trust

Benjamin J. Jesselson 8/21/74                   1,013,520 (1)           1,013,520           0         4.96%      -
Trust

Michael G. Jesselson 12/18/80                   1,013,520 (16)          1,013,520           0         4.96%      -
Trust

Stuart Anthony Lee                                270,273 (2)             270,273           0         1.35%      -

Gil Lombard                                       205,745 (17)            205,745           0         1.0%       -

Robert G. Lucas                                   270,273 (2)             270,273           0         1.35%      -

Maple Investments Management,                     337,840 (5)             337,840           0         1.7%       -
Inc.

Abraham Masliansky                                675,680 (7)             675,680           0         3.3%       -

                                                                                            Amount and Nature of
                                                                                            Beneficial Ownership
                                                                                            After the Sale of the
                                                                                            Shares Being Offered
                                                                         Number of          -----------------------
                                                   Number of           Shares Being                   Percentage(1)
                                                  Shares Owned          Offered for                 ----------------
Selling Shareholder                              Prior to Sale             Sale             Number  Before     After
-------------------                              -------------         -------------        ------  ------     -----
Richard Melnick                                   168,920 (3)             168,920           0          *         -

Robert Melnick                                    608,113 (18)            608,113           0        3.0%        -

Meyers Associates                                8,629,721 (19)          8,432,720       437,000     30.9%     2.2%
45 Broadway, 2nd Floor
New York, N.Y. 10006

Joey Michael Miller                               675,680 (7)             675,680           0         3.3%       -

Andrew R. Mitchell                                337,840 (5)             337,840           0        1.7%        -

Maria Molinsky                                    641,895 (20)            641,895           0         3.2%       -

Donald Mudd, Jr.                                  944,600 (21)            944,600           0         4.6%       -

Peter Nauert                                      540,545 (22)            540,545           0        2.7%        -

Andrew V. Ney                                     135,135 (8)             135,135           0          *         -

Roy Knollys Ellard Nicholson                      270,273 (2)             270,273           0        1.35%       -

Joseph H. Pacifico, Jr.                           270,273 (2)             270,273           0        1.35%       -

Gerald Michael Penfold                            270,273 (2)             270,273           0        1.35%       -

Wayne Pensentadler                                506,760 (11)            506,760           0         2.5%       -

                                                                                            Amount and Nature of
                                                                                            Beneficial Ownership
                                                                                            After the Sale of the
                                                                                            Shares Being Offered
                                                                         Number of          -----------------------
                                                   Number of           Shares Being                   Percentage(1)
                                                  Shares Owned          Offered for                 ----------------
Selling Shareholder                              Prior to Sale             Sale             Number  Before     After
-------------------                              -------------         -------------        ------  ------     -----
Ian Pontefract and Stephen                        337,840 (5)             337,840           0         1.7%       -
Papa as Joint Tenants

Nicholas Primpas                                  337,840 (5)             337,840           0        1.7%        -

Ted Prythero                                      270,273 (2)             270,273           0        1.35%       -

William Remick                                    270,273 (2)             270,273           0        1.35%       -

Rock II, LLC                                      337,840 (5)             337,840           0        1.7%        -

Leo G. Roos and Mary E. Roos                      270,273 (2)             270,273           0        1.35%       -

Morris Rotenstein                                 135,138 (8)             135,138           0          *         -

Norman Rothstein                                  775,680 (23)            775,680           0         3.8%       -

Robert Seguso                                    2,107,040 (24)          2,107,040          0        10.0%       -
34-5 54th Drive West #G102
Brandenton, Florida 34210

Irving Snyder                                    2,783,800 (25)          2,783,800          0        12.9%       -
P.O. Box 367
Stevenson, WA 98648

SRG Capital, LLC                                  135,138 (8)             135,138           0          *         -

Iain Niall Darge Stewart                          337,840 (5)             337,840           0        1.7%        -

                                                                                            Amount and Nature of
                                                                                            Beneficial Ownership
                                                                                            After the Sale of the
                                                                                            Shares Being Offered
                                                                         Number of          -----------------------
                                                   Number of           Shares Being                   Percentage(1)
                                                  Shares Owned          Offered for                 ----------------
Selling Shareholder                              Prior to Sale             Sale             Number  Before     After
-------------------                              -------------         -------------        ------  ------     -----
Lore E. Stone Trust                               155,135 (26)            155,135           0          *         -

Michael Stone                                    2,327,040 (27)          2,327,040          0        10.9%       -
18 Ozone Avenue
Venice, California 90291
Gary Strauss                                      168,920 (3)             168,920           0          *         -

Robert Swetnick                                   135,138 (8)             138,138           0          *         -

R. van der Tooan                                  337,840 (5)             337,840           0         1.7%       -

Liza Torkan                                       337,840 (5)             337,840           0        1.7%        -

Camelot FLP                                         300,000               300,000           0        1.5%        -

Putun LLC                                            75,000               75,000            0          *         -

Snow Becker Krauss P.C. (42)                        130,000               130,000           0          *         -

American United Global, Inc.                        154,115            100,000 (28)      54,115        *         -

Private Investors Equity, LLC                        87,500             87,500 (28)         0          *         -

David J. Fitzpatrick                                 12,500             12,500 (28)         0          *         -

D. B. Hock Family Trust                              12,500             12,500 (28)         0          *         -
David C. Hock and Britney
K. Hock, Trustees

                                                                                            Amount and Nature of
                                                                                            Beneficial Ownership
                                                                                            After the Sale of the
                                                                                            Shares Being Offered
                                                                         Number of          -----------------------
                                                   Number of           Shares Being                   Percentage(1)
                                                  Shares Owned          Offered for                 ----------------
Selling Shareholder                              Prior to Sale             Sale             Number  Before     After
-------------------                              -------------         -------------        ------  ------     -----
Randy Alan Weiss, Trustee                            37,500             37,500 (28)         0          *         -

Vincent Sedmak                                      405,000            405,000 (28)         0        2.0%        -

Keys Family Partners Limited                         35,000             35,000 (28)         0          *         -

Andrew Weiss                                         37,500             37,500 (28)         0          *         -

Duncan Campbell and Cynthia                          50,000             50,000 (28)         0          *         -
Campbell

Spring Water Holdings, LLC                          270,000            270,000 (28)          0          *         -

Bruce F. Lee                                         22,500             22,500 (28)         0          *         -

Mark Smith                                           5,000               5,000 (28)         0          *         -

Allied International Fund, Inc.                     564,558             37,500 (28)      527,058     2.8%        -

Old Oak Fund, Inc.                                  614,558             37,500 (28)      557,058     3.1%        -

Bruce A. Kehr                                     2,186,535             12,500 (29)    2,174,535    10.8%     10.8%
5880 Hubbard Drive
Rockville, MD 20852-4821

Herman Fine                                          25,000             25,000 (28)         0          *         -

David Lang                                          315,000               315,800           0          *         -

David Stempler                                      270,187               270,187           0          *         -

------------

*        Less than 1% of the issued and outstanding shares

(1) As of February 5, 2004, we had 19,842,557 shares of Common stock issued and unless otherwise indicated, each person has sole investment and voting power with respect to the shares indicated. The number of shares of Common Stock to be issued and outstanding after the offering is 46,523,225 based on all Shares registered under this prospectus actually being issued. For purposes of this table, a person or group of persons is: (a) deemed to have "beneficial ownership" of any shares as of a given date which such person has the right to acquire within 60 days after such date and (b) assumed to have sold all shares registered hereby in this offering. For purposes of computing the percentage of outstanding shares held by each person or group of persons named above on a given date, any security which such person or persons has the right to acquire within 60 days after such date is deemed to be outstanding for the purpose of computing the percentage ownership of such person or persons, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

(2) Includes presently-exercisable Class A warrants to purchase 108,109 shares of common stock and presently-exercisable Class B warrants to purchase 54,055 shares of common stock.

(3) Includes presently-exercisable Class A warrants to purchase 67,568 shares of common stock and presently-exercisable Class B warrants to purchase 33,784 shares of common stock.

(4) Includes presently-exercisable Class A warrants to purchase 33,784 shares of common stock and presently-exercisable Class B warrants to purchase 16,892 shares of common stock.

(5) Includes presently-exercisable Class A warrants to purchase 135,136 shares of common stock and presently-exercisable Class B warrants to purchase 67,568 shares of common stock.

(6) Includes presently-exercisable Class A warrants to purchase 27,027 shares of common stock and presently-exercisable Class B warrants to purchase 13,514 shares of common stock.

(7) Includes presently-exercisable Class A warrants to purchase 270,272 shares of common stock and presently-exercisable Class B warrants to purchase 135,136 shares of common stock.

(8) Includes presently-exercisable Class A warrants to purchase 54,054 shares of common stock and presently-exercisable Class B warrants to purchase 27,027 shares of common stock.

(9) Includes presently-exercisable bridge warrants to purchase 200,000 shares of common stock.

(10) Includes presently-exercisable Class A warrants to purchase 60,811 shares of common stock and presently-exercisable Class B warrants to purchase 30,406 shares of common stock.

(11) Includes presently-exercisable Class A warrants to purchase 202,704 shares of common stock and presently-exercisable Class B warrants to purchase 101,352 shares of common stock.

(12) Includes presently-exercisable Class A warrants to purchase 378,381 shares of common stock and presently-exercisable Class B warrants to purchase 189,191 shares of common stock.

(13) Includes presently-exercisable Class A warrants to purchase 256,758 shares of common stock and presently-exercisable Class B warrants to purchase 128,379 shares of common stock.

(14) Includes presently-exercisable Class A warrants to purchase 270,272 shares of common stock and presently-exercisable Class B warrants to purchase 135,136 shares of common stock.

(15) Includes presently-exercisable Class A warrants to purchase 135,136 shares of common stock and presently-exercisable Class B warrants to purchase 67,568 shares of common stock.

(16) Includes presently-exercisable Class A warrants to purchase 405,408 shares of common stock and presently-exercisable Class B warrants to purchase 202,704 shares of common stock.

(17) Includes presently-exercisable Class A warrants to purchase 82,298 shares of common stock and presently-exercisable Class B warrants to purchase 41,149 shares of common stock.

(18) Includes presently-exercisable Class A warrants to purchase 243,245 shares of common stock and presently-exercisable Class B warrants to purchase 121,623shares of common stock.

(19) Includes presently-exercisable bridge warrants to purchase 75,000 shares of common stock and unit purchase options to purchase 23.7027 units for 3,203,088 shares of common stock, Class A warrants to purchase 3,203,088 shares of common stock and Class B warrants to purchase 1,601,544 shares of common stock held by Meyers Associates and its principals.

(20) Includes presently-exercisable Class A warrants to purchase 256,758 shares of common stock and presently-exercisable Class B warrants to purchase 128,379 shares of common stock.

(21) Includes presently-exercisable bridge warrants to purchase 100,000 shares of common stock, presently-exercisable Class A warrants to purchase 337,840 shares of common stock and presently-exercisable Class B warrants to purchase 168,920 shares of common stock.

(22) Includes presently-exercisable Class A warrants to purchase 216,218 shares of common stock and presently-exercisable Class B warrants to purchase 108,109shares of common stock.

(23) Includes presently-exercisable bridge warrants to purchase 100,000 shares of commons stock, presently-exercisable Class A warrants to purchase 270,272 shares of common stock and presently-exercisable Class B warrants to purchase 135,136 shares of common stock.

(24) Includes presently-exercisable bridge warrants to purchase 80,000 shares of common stock, presently-exercisable Class A warrants to purchase 810,816 shares of common stock and presently-exercisable Class B warrants to purchase 405,408 shares of common stock.

(25) Includes presently-exercisable Class A warrants to purchase 1,013,520 shares of common stock and presently-exercisable Class B warrants to purchase 506,760 shares of common stock. Includes replacement warrants to purchase 250,000 shares of Common Stock which were issued in connection with Mr. Snyder's April 2003 Bridge loan to the Company.

(26) Includes presently-exercisable bridge warrants to purchase 20,000 shares of common stock, presently-exercisable Class A warrants to purchase 54,054 shares of common stock and presently-exercisable Class B warrants to purchase 27,027 shares of common stock.

(27) Includes presently-exercisable bridge warrants to purchase 300,000 shares of common stock, presently-exercisable Class A warrants to purchase 810,816 shares of common stock and presently-exercisable Class B warrants to purchase 405,408 shares of common stock.

(28) Represents shares issuable upon exercise of outstanding warrants issued in connection with various financings by the Company.

(29) Includes 299,088 shares issuable upon exercise of presently exercisable stock options and 100,838 shares issuable upon exercise of warrants issued in exchange for accrued and unpaid compensation. Does not include up to 200,000 shares of Common Stock issuable upon exercise of options not currently exercisable.


                            DESCRIPTION OF SECURITIES

General

         The Company is authorized to issue 20,000,000 shares of Common Stock, par value $.001 per share and 4,500,000 shares of Preferred Stock, par value $.001 per share (the "Preferred Stock"). As of February 6, 2004, there were 19,842,557 shares of Common Stock issued and outstanding held by 145 shareholders of record, and no shares of Preferred Stock outstanding. The Company intends to increase its authorized Common Stock to 80 million shares prior to the effective date of this prospectus, via an amendment to its article of incorporation expected to be filed on or about March 2, 2004.

Common Stock

         The holders of Common Stock are entitled to one vote for each share held of record on all matters to be voted on by stockholders. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voting for the election of directors can elect all of the directors then up for election. The holders of Common Stock are entitled to receive ratably such dividends when, as and if declared by the Board of Directors out of funds legally available therefore. In the event of liquidation, dissolution or winding up of the Company, the holders of Common Stock are entitled to share ratably in all assets remaining which are available for distribution to them after payment of liabilities and after provision has been made for each class of stock, if any, having preference over the Common Stock. Holders of Common Stock, as such, have no conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to the Common Stock. All of the outstanding shares of Common Stock are, and the shares of Common Stock offered hereby, when issued in exchange for the consideration set forth herein, will be, validly issued, fully paid and non-assessable.

Preferred Stock

         The Board of Directors has the authority to designate one or more series of Preferred Stock. Such provisions are referred to as "blank check" provisions, as they give the Board of Directors the flexibility, from time to time, without further stockholder approval, to create Preferred Stock and to determine the descriptions, preferences and limitations of each such series, including, but not limited to, (i) the number of shares, (ii) dividend rights,
(iii) voting rights, (iv) conversion privileges, (v) redemption provisions, (vi) sinking fund provisions, (vii) rights upon liquidation, dissolution or winding up of the company and (viii) other relative rights, preferences and limitations of such series.

         If any series of Preferred Stock authorized by the Board provides for dividends, such dividends, when and as declared by the Board of Directors out of any funds legally available therefor, may be cumulative and may have a preference over the Common Stock as to the payment of such dividends. On the Company's liquidation, dissolution or winding up, the holders of serial preferred stock may be entitled to receive preferential cash distributions fixed by the Board when creating the particular series of preferred stock before the holders of our common stock are entitled to receive anything. Depending upon the consideration paid for Preferred Stock, the liquidation preference of Preferred Stock and other matters, the issuance of Preferred Stock could therefore result in a reduction in the assets available for distribution to the holders of Common Stock in the event of liquidation of the Company. Holders of Common Stock do not have any preemptive rights to acquire Preferred Stock or any other securities of the Company. Preferred stock authorized by the Board could be redeemable or convertible into shares of any other class or series of our capital stock.

         The issuance of serial preferred stock by our board of directors could adversely affect the rights of holders of our common stock by, among other things, establishing preferential dividends, liquidation rights or voting powers. The preferred stock is not designed to deter or to prevent a change in control; however, under certain circumstances, the Company could use the Preferred Stock to create voting impediments or to frustrate persons seeking to effect a takeover or otherwise gain control of the Company and thereby to protect the continuity of the Company's management. In addition, the issuance of additional Common Shares or Preferred Stock at below market rates would dilute the value of the outstanding securities of the Company. The Company could also privately place such shares with purchasers who might favor the Board of Directors in opposing a hostile takeover bid, although the Company has no present intention to do so. The Company is currently not considering the issuance of preferred stock for such financing or transactional purposes and has no agreements or understandings, or any present intention to issue any series of preferred stock.

Warrants

         Private Placement Warrants. The Company has authorized for issuance up to 13,880,048 Class A Warrants and 13,880,048 Class B Warrants, plus such additional warrants that may become issuable pursuant to the anti-dilution provisions contained in the warrants. This is the number of warrants issued in connection with our private placement including those issuable to our placement agent.

         Each A Warrant entitles the holder to purchase one share of Common Stock at any time after issuance at an exercise price per A Warrant of $.44. The A Warrants shall expire on December 1, 2008 (the fifth anniversary of the date of issuance) and be subject to other terms and conditions described below. Each B Warrant entitles the holder to purchase one-half of one share of Common Stock at any time after issuance at an exercise price of $.28. The B Warrants shall expire on December 1, 2008 and be subject to other terms and conditions described below. The A Warrants and the B Warrants are sometimes collectively referred to herein as the "Warrants".

         The Warrants may be exercised in whole or in part, at any time and from time to time during the Exercise Period through cash and cashless exercises. Unless exercised, the Warrants will automatically expire at the end of the Exercise Period, subject to earlier termination by reason of redemption.

         Other Outstanding Warrants. The Company has registered for resale under this prospectus an aggregate of 2,657,500 shares of Common Stock for issuance upon exercise of outstanding warrants. Included this amount are bridge warrants issued to six investors to purchase 800,000 shares of common stock and placement agent warrants to purchase 240,000 shares of common stock exercisable for five years ending August 31, 2008 at $.37 per share. Warrants to purchase an aggregate of 1,617,500 shares are held by 18 investors at prices ranging from $1.00 to $3.00 per share.

         Registration Rights. The Company is required to file the registration statement under the Securities Act, registering the shares of Common Stock, the Warrants and the Warrant Shares underlying the Units, within 45 days following the Initial Closing Date of December 2, 2003, which filing date was extended until February 20, 2004, and use its best efforts to have the Registration Statement declared effective by the Commission as promptly thereafter as is commercially reasonable. In the event the Registration Statement is not filed on or before the Filing Date or is not declared effective within 100 days after the Filing Date, the Company shall issue to the investors a number of Warrants equal to the number of shares of Common Stock multiplied by two and one-half percent (2.5%) on such date and on each one month anniversary thereafter. The Company agrees to keep the Registration Statement effective until expiration of the Warrants.

         Redemption. The Warrants are subject to redemption by the Company at $.001 per Warrant at any time commencing 12 months after the Final Closing Date, on not less than 30 days prior written notice to the holders of the Warrants, provided (i) the average closing bid quotation of the Common Stock as reported on the NASD OTCBB, or, if not traded thereon, the average closing bid quotation of the Common Stock (or other reporting system that provides last sales prices), has been at least 200% of the Offering Price per share for a period of 20 consecutive trading days ending not more than 15 business days prior to the date on which the Company gives notice of redemption, and (ii) a registration statement allowing the resale of the Warrant Shares has been declared effective by the Securities and Exchange Commission and is in effect prior to the date of the notice of redemption and remains in effect. The Warrants will be exercisable until 5:00 p.m. on the day immediately preceding the date fixed for redemption.

Hunapu Redeemable Warrants

         Each of 200,000 Hunapu Warrants entitles its holder to purchase from us, for cash or other consideration approved by our board of directors, two shares of our common stock at a price of $5.00, subject to adjustment as described below. The Hunapu Warrants are exercisable through November 8, 2005. At our option, we may reduce the exercise price of the Hunapu Warrants upon 30 days written notice from time to time for such period(s) as we, in our sole discretion, may chose; provided that no such period shall be for less than fifteen days nor more than 90 days. We also may extend the exercise period, at our sole option.

         We have the right to redeem the Hunapu Warrants at a price of $.001 per warrant on at least 30 days prior notice at any time during the exercise period. If you do not exercise your warrants prior to their expiration or redemption, you will forfeit your right to purchase the underlying shares of common stock. We may appoint standby purchasers to exercise any or all of the warrants which are not exercised at the end of the 30-day notice period for a fourteen-day period immediately thereafter. The shares issuable upon exercise of these warrants have been registered for resale.

         The Hunapu Warrants may be exercised in whole at any time or in part from time to time. No fractional shares of our common stock will be issued upon the exercise of the Hunapu Warrants.

Dividends

         To date, the Company has not declared or paid any dividends on its Common Stock. The payment by the Company of dividends, if any, is within the discretion of the Board of Directors and will depend on the Company's earnings, if any, its capital requirements and financial condition, any dividend restrictions or prohibitions under outstanding Preferred Stock of loan agreements, as well as other relevant factors. The Board of Directors does not intend to declare any dividends in the foreseeable future, but instead intends to retain earnings for use in the Company's business operations.

Transfer Agent and Warrant Agent

         The transfer agent for the Common Stock is, and the warrant agent for the Warrants will be, North American Transfer Co., 147 West Merrick Road, Freeport, New York 11520.

SEC Position on Indemnification

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons under the above provisions, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act, and is unenforceable.

Certain Market Information

         Our Common Stock is listed on the NASD's OTCBB. There is currently no market for our warrants. There has been limited trading, to date, of our Common Stock. An OTC BB listing does not guarantee that an active trading market for our securities will develop. You will likely not be able to sell your securities if an active trading market for our securities does not develop. Further, we can give no assurance that such a market could be sustained if a trading market for our securities were to develop, nor that our securities offered hereby could be resold at their original offering price or at any other price. Any market for our securities that may develop will very likely be a limited one and, in all likelihood, be highly volatile. In any event, if our securities traded at a low price, many brokerage firms may choose not to engage in market making activities or effect transactions in our securities. Accordingly, purchasers of our securities may have difficulties in reselling them and many banks may not grant loans using our securities as collateral.

         Federal regulations governing "penny stocks" could have a detrimental effect on holders of our securities. Our securities are subject to the SEC rules that impose special sales practice requirements upon broker-dealers that sell such securities to parties other than established customers or accredited investors. For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchaser and receive the purchaser's written agreement to the transaction prior to the sale. Consequently, the rule may affect the ability of purchasers of our securities to buy or sell in any market that may develop. In addition, the SEC has adopted a number of rules to regulate "penny stocks." Because our securities currently constitute a "penny stock" within the meaning of these rules, the rules would apply to us and our securities. The rules may further affect the ability of owners of our securities to sell their securities in any market that may develop for them.

Equity Compensation Plan Information

The following table summarizes information with respect to options under our equity compensation plans as of December 31, 2003:

                                                                                             Number of securities
                                                                                              remaining available
                                  Number of securities                                        for future issuance
                                    to be issued upon             Weighted-average               under equity
                                       exercise of               exercise price of            compensation plans
                                  outstanding options,          outstanding options,         (excluding securities
                                   warrants and rights          warrants and rights        reflected in column (a))
                                           (a)                          (b)                           (c)
                                   -------------------          -------------------        ------------------------
Equity compensation
plans approved by
security holders                         862,500                       $.50                        387,500

Equity compensation
plans not approved by                    160,967                        $.37                           0
security holders                         499,672                       $1.00                           0
                                   -------------------          -------------------        ------------------------
Total                                   1,523,139                       $.62                        387,500



                         SHARES ELIGIBLE FOR FUTURE SALE

         As of February 6, 2004, we had issued and outstanding 19,842,557 shares of our common stock, warrants to purchase an aggregate of approximately 26,680,668 shares of our common stock, and options to purchase 1,523,139 shares of our Common Stock. Of such securities, the 1.2 million shares of our common stock and 200,000 Hunapu Warrants comprising the units sold in our IPO, along with the 400,000 shares issuable upon exercise of the Hunapu warrants sold in our IPO, are freely tradable without restriction or further registration under the Securities Act, except for shares purchased by any affiliate of ours and assuming we are able to keep effective our registration statement with respect to the shares of our common stock issuable upon exercise of the Hunapu Warrants included in the units sold in our IPO.

         An affiliate of ours is generally a person who has a controlling position with regard to us. Any shares of common stock purchased by our affiliates in our IPO will be subject to the resale limitations of Rule 144 promulgated by the SEC under the Securities Act.

         All of the remaining 18,642,557 shares of our common stock issued and outstanding, as well as all remaining securities issued upon conversion of notes or exercise of warrants and options are restricted securities as that term is defined under Rule 144 and, accordingly, may not be sold absent their registration under the Securities Act or pursuant to Rule 144 following their being held for the applicable holding periods set forth in Rule 144.

         In general, under Rule 144, as currently in effect, a person or group of persons whose shares are aggregated, who has beneficially owned restricted shares for at least one year, including the holding period of any prior owner except an affiliate of ours, would be entitled to sell, within any three month period, a number of shares that does not exceed the greater of:

o        1% of the number of then outstanding shares of our common stock, or

o The average weekly trading volume of our common stock during the four calendar weeks preceding the sale; provided, that, public information about us as required by Rule 144 is available and the seller complies with manner of sale provisions and notice requirements.

         The volume limitations described above, but not the one-year holding period, also apply to sales of our non-restricted securities by our affiliates. A person who is not an affiliate, has not been an affiliate within three months before the sale and has beneficially owned the restricted securities for at least two years, is entitled to sell the restricted shares under Rule 144 without regard to any of the limitations described above.

      Before our IPO, there was no public market for our securities. We cannot predict the effect, if any, that sales of, or the availability for sale of, our securities stock will have on the market price of our securities prevailing from time to time. Nevertheless, the possibility that substantial amounts of our common stock and warrants might enter the public market through Rule 144 sales, or otherwise, could adversely affect the prevailing market price of our securities and could impair our ability to raise capital in the future through the sale of securities.

         There may be an adverse effect on the market price of our securities because shares of our common stock are available for future sale. No prediction can be made as to the effect, if any, that future sales, or the availability of shares of our common stock for future sale, by us or by our directors and executive officers will have on the market price of our securities prevailing from time to time. Sales of substantial amounts of our securities, including shares issued upon the exercise of options or warrants, or the perception that such sales could occur, could adversely affect prevailing market prices for the our securities.


                              PLAN OF DISTRIBUTION

         The shares being offered for sale pursuant to this prospectus may be sold by the selling shareholders for their respective own accounts. We will receive none of the proceeds from this offering, other than the proceeds from the exercise of warrants by which certain of the selling shareholders acquired their shares being offered pursuant to this prospectus. The selling shareholders will pay or assume brokerage commissions or other charges and expenses incurred in the sale of the shares. The distribution of the shares by the selling shareholders is not currently subject to any underwriting agreement.

         The shares may be sold or transferred for value by the selling shareholders, in one or more transactions, on the NASD OTC Bulletin Board, in privately negotiated transactions or in a combination of such methods. The shares may be sold or transferred at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at prices otherwise negotiated. The selling shareholders may effect such transactions by selling or transferring the shares to or through brokers and/or dealers, and such brokers or dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the selling shareholders and/or the purchasers/transferees of the shares for whom such brokers or dealers may act as agent. Such broker or dealer compensation may be less than or in excess of customary commissions. The selling shareholders and any broker or dealer that participate in the distribution of the shares may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, and any commissions received by them and any profit on the resale of the shares sold by them may be deemed to be underwriting discounts and commissions under the Securities Act and under the NASD Corporate Financing Rules.

         Upon our being notified by a selling shareholder that any material arrangement has been entered into with a broker or dealer for the sale of shares through a secondary distribution, or a purchase by a broker or dealer, a supplemental prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing:

o the name of each of such selling shareholder and the participating brokers and/or dealers,

o        the number of shares involved,

o        the price at which such shares are being sold,

o the commissions paid or the discounts or concessions allowed to such brokers and/or dealers,

o where applicable, that such brokers and/or dealers did not conduct any investigation to verify the information set out or incorporated by reference in the prospectus, as supplemented, and

o        other facts material to the transaction.

         Any of the shares of our common stock being offered for sale pursuant to this prospectus that qualify for sale pursuant to Rule 144 promulgated under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.

         The shares to be offered by pursuant to this prospectus upon the exercise of warrants are issuable in accordance with the terms of the individual warrants. Each of the warrants provide, among other things, that, upon surrender at our principal offices of the certificate evidencing the warrants, with the annexed form to exercise the warrants duly completed, dated and executed, together with payment of the exercise price of the warrants so exercised, the registered holder of the warrants, or such holders' assigned(s), will be entitled to receive a certificate for the shares so purchased.

         There can be no assurance that the selling shareholders will sell or transfer any of the shares being offered pursuant to this prospectus.

                          INDEX TO FINANCIAL STATEMENTS

                                                                                                             Page
HUNAPU INC.
Independent Auditors' Report .............................................................................. F - 1
Balance Sheets as of December 31, 2002 and 2001............................................................ F - 2
Statements of Operations Cumulative During the Development Stage (January 19, 2000 to December 31,
   2002), For the Year Ended December 31, 2002 and December 31, 2001....................................... F - 3
Statement of Shareholders' Equity (Deficit) From Inception (January 19, 2000) to December 31, 2002......... F - 4
Statements of Cash Flows Cumulative During the Development Stage (January 19, 2000 to December 31,
   2002), For the Year Ended December 31, 2002 and December 31, 2001....................................... F - 5
Notes to Financial Statements.............................................................................. F - 6-8

INFORMEDIX

InforMedix Acquisition Corp.
Years Ended December 31, 2002 and 2001:
   Independent Auditors' Report............................................................................ F - 9-10

   Consolidated Balance Sheets............................................................................. F - 11

   Consolidated Statement of Operations.................................................................... F - 12

   Consolidated Statement of Changes in Stockholders' Equity/(Deficit)..................................... F - 13-14

   Consolidated Statement of Cash Flows.................................................................... F - 15-16

   Notes to Consolidated Financial Statements.............................................................. F - 17-37

   Condensed Consolidated Balance Sheet as of September 30, 2003 (unaudited)............................... F - 38

   Condensed Consolidated Statements of Statements of Operations Cumulative During
   the Development State (January 27, 1997 to September 30, 2003) and for the Nine
   Months and Three Months Ended September 30, 2003 and 2002 (Unaudited)................................... F - 39

   Condensed Consolidated Statements of Cash Flows Cumulative During
   the Development State (January 27, 1997 to September 30, 2003) and for the Nine
   Months and Three Months Ended September 30, 2003 and 2002 (Unaudited)................................... F - 40

   Notes to Consolidated Financial Statements Unaudited.................................................... F - 42-61

                          INDEPENDENT AUDITORS' REPORT


To the Shareholders
Hunapu Inc.
Henderson, Nevada


We have audited the accompanying balance sheets of Hunapu Inc. (a development stage company), as of December 31, 2002 and 2001, and the related statements of operations, shareholders' equity and cash flows for the cumulative period from January 19, 2000 to December 31, 2002 (the development stage) and the years ended December 31, 2002 and 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above, present fairly, in all material respects, the financial position of Hunapu Inc. (a development stage company) as of December 31, 2002 and 2001, and the results of its operations and its cash flows for the years then ended and the cumulative period from January 19, 2000 to December 31, 2002 (the development stage), in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has been in the development stage since its inception on January 19, 2000. The Company's lack of financial resources and liquidity raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to this matter are also described in Note
1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


                                         /s/ Lazar Levine & Felix LLP
                                         --------------------------------
                                         LAZAR LEVINE & FELIX LLP

New York, New York
March 14, 2003

                                   HUNAPU INC.
                          (A Development Stage Company)
                                 BALANCE SHEETS



                                                                                                    December 31,
                                                                                    -----------------------------------------
                                                                                             2002                   2001
                                                                                    -----------------       -----------------
                                   - ASSETS -

CURRENT ASSETS:
     Cash                                                                           $           2,182       $           2,572
                                                                                    -----------------       -----------------
                                                                                                2,182                   2,572
OTHER ASSETS:
     Cash held in escrow                                                                       18,000                      -
                                                                                    -----------------       ----------------


TOTAL ASSETS                                                                        $          20,182       $           2,572
                                                                                    =================       =================



               - LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT) -

CURRENT LIABILITIES:
     Accrued expenses                                                               $          27,031       $           5,635
     Loan payable - shareholder                                                                24,500                  13,500
                                                                                    -----------------       -----------------
TOTAL CURRENT LIABILITIES                                                                      51,531                  19,135
                                                                                    -----------------       -----------------

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS' EQUITY (DEFICIT):
     Preferred stock, $.001 par value; 8,000,000 shares authorized, none issued                    -                       -
     Common stock, $.001 par value;  40,000,000 shares authorized,  14,500,000 and
       3,000,000 shares issued and outstanding at 2002 and 2001, respectively                  14,500                   3,000
     Additional paid-in capital                                                                 2,900                      -
     Deficit accumulated during the development stage                                         (48,749)                (19,563)
                                                                                    ------------------      ------------------
                                                                                              (31,349)                (16,563)
                                                                                    ------------------      ------------------

                                                                                    $          20,182       $           2,572
                                                                                    =================       =================


                             See accompanying notes

                                   HUNAPU INC.
                          (A Development Stage Company)
                            STATEMENTS OF OPERATIONS



                                       Cumulative During the
                                            Development
                                              Stage                           For The Year Ended December 31,
                                         (January 19, 2000 to            -----------------------------------------
                                         December 31, 2002)                  2002                         2001
                                         ------------------                  ----                         ----

REVENUES                                     $      --                   $      --                     $      --
                                             -----------                 -----------                   -----------

COSTS AND EXPENSES:
     Filing fees                                   5,830                       3,685                           355
     Professional fees                            35,219                      23,719                         5,500
     Other expenses                                5,757                         724                         3,380
     Interest expense                              1,943                       1,058                           735
                                             -----------                 -----------                   -----------
                                                  48,749                      29,186                         9,970
                                             -----------                 -----------                   -----------

NET LOSS                                        $(48,749)                   $(29,186)                     $ (9,970)
                                             ===========                 ===========                   ===========

LOSS PER SHARE BASIC AND DILUTED                       0                           0                             0
                                             ===========                 ===========                   ===========

WEIGHTED AVERAGE
   NUMBER OF COMMON SHARES
   OUTSTANDING                                12,737,546                  14,174,247                    12,000,000
                                             ===========                 ===========                   ===========

                                   HUNAPU INC.
                          (A Development Stage Company)
                   STATEMENT OF SHAREHOLDERS' EQUITY (DEFICIT)

                                                                                                   Deficit
                                                                                                 Accumulated
                                                      Common Shares                                 During the        Shareholders'
                                                 -----------------------       Additional        Development             Equity
                                                 Number           Amount     Paid-In Capital         Stage              (Deficit)
                                                 ------           ------     ---------------         -----              ---------
At inception, January 19, 2000                         -     $          -     $          -        $         -       $          -

Issuance of common units                        3,000,000           3,000                -                  -              3,000

Net loss for the period ended December
   31, 2000                                            -                -                -              (9,593)            (9,593)
                                               ----------    -------------    -------------       ------------      --------------

Balance at December 31, 2000                    3,000,000            3,000               -              (9,593)            (6,593)

Net loss for the year ended December 31,
   2001                                                -                -                -              (9,970)            (9,970)
                                               ----------    -------------    -------------       ------------      --------------

Balance at December 31, 2001                    3,000,000            3,000               -             (19,563)           (16,563)

Issuance of compensatory shares                   100,000              100            2,900                 -               3,000

Common units sold in initial public
   offering                                       600,000              600           17,400                 -              18,000

Expenses incurred re: initial public
   offering                                            -                -            (6,600)                -              (6,600)

300% stock dividend                            10,800,000           10,800          (10,800)                -                   -

Net loss for the year ended December 31,
   2002                                                -                -                -             (29,186)           (29,186)
                                               ----------    -------------    -------------       ------------      --------------

Balance at December 31, 2002                   14,500,000    $      14,500    $       2,900       $    (48,749)     $     (31,349)
                                               ==========    =============    =============       =============     ==============



                             See accompanying notes

                                   HUNAPU INC.
                          (A Development Stage Company)
                            STATEMENTS OF CASH FLOWS


                                                           Cumulative During the
                                                             Development Stage
                                                            (January 19, 2000 to        For The Year Ended December 31,
                                                             December 31, 2002)          2002                  2001
                                                           ----------------------    ---------------     -----------------
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS:

CASH FLOWS FROM OPERATING ACTIVITIES:
     Net loss                                                    $(48,749)                $(29,186)           $ (9,970)
     Compensatory shares                                            3,000                    3,000                   -
     Adjustment to reconcile net loss to net cash
      utilized by operating activities
       Increase in accrued expenses                                27,031                   21,396               5,485
                                                                 --------                 --------            --------
        Net cash utilized by operating activities                 (18,718)                  (4,790)             (4,485)
                                                                 --------                 --------            --------


CASH FLOWS FROM FINANCING ACTIVITIES:
     Proceeds from officers' loans                                 24,500                   11,000               6,000
     Sale of common units                                          21,000                   18,000                   -
     Expenses paid re sale of common units                         (6,600)                  (6,600)                  -
                                                                 --------                 --------            --------

        Net cash provided by financing activities                  38,900                   22,400               6,000
                                                                 --------                 --------            --------

NET INCREASE IN CASH AND CASH EQUIVALENTS                          20,182                   17,610               1,515

     Cash and cash equivalents at beginning of period                   -                    2,572               1,057
                                                                 --------                 --------            --------

CASH AND CASH EQUIVALENTS AT END OF PERIOD                       $ 20,182                 $ 20,182            $  2,572
                                                                 ========                 ========            ========

                             See accompanying notes

                                   HUNAPU INC.
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2002 AND 2001

NOTE 1 - DESCRIPTION OF COMPANY:

         Hunapu Inc., ("the Company"), was organized in the state of Nevada on January 19, 2000. The Company was formed to serve as a vehicle to raise capital to acquire a business and is currently considered a "blank check" company inasmuch as the Company is not generating revenues and does not own an operating business and has no specific business plan other than to engage in a merger or acquisition. The Company has no employees and no material assets. Administrative services are currently being provided by an entity controlled by an officer of the Company at no charge. The Company's efforts to date have been limited to organizational activities and to seeking an appropriate merger or acquisition vehicle.

         The Company is considered as being in the development stage, since its inception, in accordance with Statement of Financial Accounting Standards No. 7, and its year-end is December 31.

         As shown in the financial statements, the Company has incurred net losses, has negative working capital and has an accumulated deficit of $48,749 as of December 31, 2002. It is management's assertion that these circumstances may hinder the Company's ability to continue as a going concern. The Company has completed an initial public offering of its securities (see Note 4 for additional information) and is currently seeking potential business opportunities.

         In February 2003, the Company entered into a Merger Agreement and Plan of Reorganization with InforMedix Acquisition Corp. Under the merger agreement, InforMedix is to merge with and into the Company, subject to specified conditions and terms set forth in the agreement. InforMedix Acquisition Corp.'s sole material asset is its 100% ownership interest in InforMedix, Inc. The consideration to be paid by the Company in acquiring InforMedix is as follows:

         (i) the issuance of 14,677,400 shares of Company common stock to the stockholders of InforMedix Acquisition Corp. in exchange for their shares of InforMedix common stock;

         (ii) the issuance of 225,000 shares of Company common stock to the three holders of currently outstanding convertible notes of InforMedix in connection with the automatic conversion of such notes exclusive of accrued interest on such notes; and

         (iii) the issuance of warrants to purchase up to a maximum of 1,080,000 shares of Company common stock to the holders of currently outstanding warrants to purchase InforMedix common stock.


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

         The Company's accounting policies are in accordance with accounting principles generally accepted in the United States of America. Outlined below are those policies considered particularly significant.

                                   HUNAPU INC.
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2002 AND 2001


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued):

         (a) Use of Estimates: In preparing financial statements in accordance with accounting principles generally accepted in the United States of America, management makes certain estimates and assumptions, where applicable, that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements, as well as the reported amounts of revenues and expenses during the reporting period. While actual results could differ from those estimates, management does not expect such variances, if any, to have a material effect on the financial statements.

         (b) Statements of Cash Flows: For purposes of the statements of cash flows the Company considers all highly liquid investments purchased with a remaining maturity of three months or less to be cash equivalents.

NOTE 3 - LOAN PAYABLE - SHAREHOLDER:

         On August 30, 2000, the Company borrowed $7,500 from a shareholder of the Company.. During the years ended December 31, 2002 and 2001 the Company received additional loans from this shareholder in the amount of $11,000 and $6,000, respectively. These additional loans also bear interest at 6% per annum and as of December 31, 2002 and 2001, interest accrued and unpaid aggregated $1,943 and $885, respectively. The due date of these loans, which was originally one year from date of receipt, have been extended to a date 19 months from November 9, 2001, unless the Company is successful in consummating a business acquisition at an earlier date.

NOTE 4 - SHAREHOLDERS' EQUITY:

         As of December 31, 2000, the Company issued an aggregate of 3,000,000 units at a price of $.001 per unit, with each unit consisting of one share of common stock and one-third (1/3) of one Class A Redeemable Common Stock Purchase Warrant, for cash proceeds of $3,000. Each full Class A warrant entitles its holder to purchase one share of common stock at $5.00 per share.

         The Company's Registration Statement on Form SB-2, No. 333-45774, (the "Registration Statement") was declared effective by the Securities and Exchange Commission (the "SEC") on November 9, 2001. The Company registered 800,000 shares of its common stock for public sale under the Registration Statement, including 200,000 shares issuable upon exercise of the Class A warrants underlying the units. On February 14, 2002, the Company completed the sale of 600,000 units, pursuant to the Registration Statement, at a per unit price of $.03 for gross proceeds of $18,000. As a blank check company, in accordance with SEC rules, all of the units so sold and the proceeds from such sale are being held in escrow.

         If the Company does not complete a business combination prior to May 8, 2003, such proceeds, and accrued interest, will be returned to the investors and the underlying securities canceled. Accordingly, these contingently issued shares are not considered outstanding in the calculation of earnings per share.

         In April 2002, the Company issued 100,000 shares of its common stock in lie of payment of professional fees in the amount of $3,000.

                                   HUNAPU INC.
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2002 AND 2001


NOTE 4 - SHAREHOLDERS' EQUITY (Continued):

              On April 15, 2002, the number of issued and outstanding shares was increased by the declaration of a 300% stock dividend (so that there would be four shares outstanding for each share previously outstanding). The additional 10,800,000 shares have been retroactively reflected in calculating earnings (loss) per share for all periods presented.

                          INFORMEDIX ACQUISITION CORP.
                          (A DEVELOPMENT STAGE COMPANY)
                        CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2002 AND 2001



                          INDEPENDENT AUDITORS' REPORT



To the Directors of
InforMedix Acquisition Corp.
Rockville, MD


We have audited the accompanying consolidated balance sheets of InforMedix Acquisition Corp., a development stage company (the "Company") as of December 31, 2002 and 2001, and the related consolidated statements of operations, changes in stockholders' equity (deficit), and cash flows for the years then ended, with cumulative totals since the Company's inception, January 27, 1997, for the statements of operations, changes in stockholders' equity (deficit) and cash flows. These financial statements are the responsibility of management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 12 to the consolidated financial statements, the Company has sustained operating losses and capital deficits that raise substantial doubt about its ability to continue as a going concern. Management's operating and financing plans in regards to these matters are also discussed in Note 12. The consolidated financial statements do not include any adjustments that might result from the outcome of these uncertainties.

As discussed in Note 15 to the consolidated financial statements, the Company's previously issued December 31, 2001 and 2000 financial statements have been amended to reflect certain adjustments and reclassifications brought about by a Securities and Exchange Commission letter of comment for a Registration Statement filing on February 11, 2003 and amended filing on March 25, 2003. These changes included the reduction of expenses relating to research and development cost in 1999, 2000 and 2001. The amounts reduced were $144,685 in 1999, $506,127 in 2000 and $79,968 in 2001. The net effect of these adjustments in the deficits accumulated during the development stage were in 1999 the deficits decreased from ($3,543,907) to ($3,399,222); in 2000 the deficits decreased from ($8,591,204) to ($7,940,392); and in 2001 the deficits decreased from ($10,475,844) to ($9,745,064). The other changes included the reclassification of mandatorily redeemable stock from the stockholders' equity (deficit) section of the balance sheet to the "mezzanine" section of the balance sheet between liabilities and stockholders' equity (deficit); the auditors' report was amended to present language more appropriately for development stage companies, as well as the headings and disclosures (i.e. representing all activities since the Company's inception date, and recording of all operations and cash flow activities by line item rather than in grouping totals; the statement of changes in stockholders' equity (deficit) was expanded to reflect all equity transactions of the Company, since inception; figures in the statements of cash flows were reclassified to agree to figures in the statements of cash flows and related disclosures; and language regarding the valuation of the patents was removed. The financial statements have been restated to reflect these comments.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of InforMedix Acquisition Corp., as of December 31, 2002 and 2001, and the results of its statements of operations, changes in stockholders' equity (deficit), and cash flows for the year then ended, and the cumulative totals since the Company's inception, January 27, 1997 in conformity with accounting principles generally accepted in the United States of America.


BAGELL, JOSEPHS & COMPANY, L.L.C.
BAGELL, JOSEPHS & COMPANY, L.L.C.
Gibbsboro, New Jersey

April 3, 2003

                          INFORMEDIX ACQUISITION CORP.
                          (A DEVELOPMENT STAGE COMPANY)
                           CONSOLIDATED BALANCE SHEETS
                           DECEMBER 31, 2002 AND 2001


                                            ASSETS
                                                                                                  Restated
                                                                                                   Note 15
                                                                                    2002            2001
                                                                                ------------    ------------

Current Assets:
  Cash and cash equivalents                                                     $   59,579      $    8,297
  Prepaid expenses and other current assets                                        156,918           8,526
                                                                                ----------      -----------

    Total Current Assets                                                           216,497          16,823
                                                                                ----------      -----------

  Fixed assets, net of depreciation                                                 44,787         106,042
                                                                                ----------      -----------

TOTAL ASSETS                                                                    $  261,284      $  122,865
                                                                                ==========      ==========

                        LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)


LIABILITIES
Current Liabilities:
  Current portion of note payable                                                 $ 99,167        $ 99,167
  Note payable - other                                                             575,000               -
  Current portion of obligations under capital lease                                19,361          12,907
  Accounts payable and accrued expenses                                            238,876         458,876
                                                                                ----------      -----------

      Total Current Liabilities                                                    932,404         570,950
                                                                                ----------      -----------

Long-term Liabilities:
  Due to related parties                                                                 -         321,532
  Note payable, net of current maturities                                          123,958         198,333
  Obligations under capital lease, net of current maturities                         9,200          15,655
                                                                                ----------      -----------

      Total Long-term Liabilities                                                  133,158         535,520
                                                                                ----------      -----------

      Total Liabilities                                                          1,065,562       1,106,470
                                                                                ----------     -----------

Mandatorily redeemable stock, $.01 Par Value, 10,000 shares issued
    and outstanding at December 31, 2002 and 2001                                  100,000         100,000
                                                                                ----------     -----------

STOCKHOLDERS' EQUITY (DEFICIT)
  Common stock, $.0001 Par Value; 100,000,000 shares authorized
    14,667,400 shares issued and outstanding at December 31, 2002                    1,467                -
  Common stock, $.01 Par Value; 5,000,000 shares authorized
    976,989 shares issued and outstanding at December 31, 2001                           -            9,669
  Stock options and warrants outstanding                                                 -        1,472,697
  Additional paid-in capital                                                    11,104,996        7,179,093
  Deficit accumulated during the development stage                             (12,010,741)      (9,745,064)
                                                                                ----------      -----------

      Total Stockholders' Equity (Deficit)                                        (904,278)      (1,083,605)
                                                                                ----------      -----------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)                            $  261,284      $   122,865
                                                                                ==========      ===========


The accompanying notes are an integral part of the consolidated financial statements.

                          INFORMEDIX ACQUISITION CORP.
                          (A DEVELOPMENT STAGE COMPANY)
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                 FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001
                    (WITH CUMULATIVE TOTALS SINCE INCEPTION)


                                                                                              Restated - Note 15
                                                                                Restated       Cumulative Totals
                                                                                 Note 15       January 27, 1997
                                                                2002              2001        to December 31, 2002
                                                            ------------      ------------    --------------------

OPERATING REVENUES
  Sales                                                     $     22,759      $     44,221      $     140,445

COST OF SALES                                                        777           106,528            245,428
                                                            ------------      ------------      -------------

GROSS PROFIT (LOSS)                                               21,982           (62,307)          (104,983)
                                                            ------------      ------------      -------------

OPERATING EXPENSES
   Compensation expense                                        1,550,906         1,051,822          5,935,599
   Research and development                                      121,628           293,339          3,707,025
   General and administrative expenses                           509,685           321,224          2,000,093
   Depreciation and amortization                                  35,436            47,983             99,777
                                                            ------------      ------------      -------------
       Total Operating Expenses                                2,217,655         1,714,368         11,742,494
                                                            ------------      ------------      -------------

LOSS BEFORE OTHER INCOME (EXPENSE)                            (2,195,673)       (1,776,675)       (11,847,477)

OTHER INCOME (EXPENSE)
   Reversal of payables                                          235,536                 -            235,536
   Loss on conversion of debt to equity - related party         (249,162)                -           (249,162)
   Interest income                                                 2,108             5,197             38,151
   Interest expense                                              (58,486)          (33,194)          (187,789)
                                                            ------------      ------------      -------------
       Total Other Income (Expense)                              (70,004)          (27,997)          (163,264)
                                                            ------------      ------------      -------------

NET LOSS BEFORE PROVISION FOR INCOME TAXES                  $ (2,265,677)     $ (1,804,672)     $ (12,010,741)
Provision for Income Taxes                                             -                 -                  -
                                                            ------------      ------------      -------------

NET LOSS APPLICABLE TO COMMON SHARES                        $ (2,265,677)     $ (1,804,672)     $ (12,010,741)
                                                            ============      ============      =============

NET LOSS PER BASIC AND DILUTED SHARES                       $   (0.23498)     $   (1.84718)
                                                            ============      ============

WEIGHTED AVERAGE NUMBER OF COMMON
    SHARES OUTSTANDING                                         9,641,903           976,989
                                                            ============      ============

The accompanying notes are an integral part of the consolidated financial statements.

                           INFORMEDIX ACQUISITION CORP.
                          (A DEVELOPMENT STAGE COMPANY)
      CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)
      FOR THE PERIOD JANUARY 27, 1997 (INCEPTION) THROUGH DECEMBER 31, 2002

                                                                                                             Deficit
                                                                                                           Accumulated
                                                                          Stock Options    Additional      During the
                                                        Common Stock       and Warrants      Paid -        Development
Description                                          Shares       Amount   Outstanding     In Capital         Stage           Total
-----------                                          ------       ------   -----------     ----------         -----           -----

Balance, January 27, 1997                                 -    $     -      $      -       $        -      $       -      $        -

Sale of common stock for cash - 1997                 10,000        100             -           58,900              -         59,000
Issuance of common stock for services - 1997        645,491      6,455             -          651,109              -        657,564
Issuance of stock options and warrants in
   exchange for compensation - 1997                       -          -       138,920                -              -        138,920

Sale of common stock for cash - 1998                 22,300        223             -          222,777              -        223,000
Issuance of common stock for services - 1998         27,492        274             -          274,649              -        274,923
Issuance of stock options and warrants in
   exchange for compensation - 1998                       -          -        74,210                -              -         74,210

Sale of common stock for cash - 1999                 33,500        335             -          324,665              -        325,000
Issuance of common stock for services - 1999        188,109      1,881             -        1,879,209              -      1,881,090
Issuance of stock options and warrants in
   exchange for compensation - 1999                       -          -       151,593                -              -        151,593
Equity provided for vendor services                       -          -             -        1,966,618              -      1,966,618
Common stock issued that was reversed by
    the Company                                    (277,400)    (2,774)            -       (2,771,226)             -     (2,774,000)
Prior period adjustment, Note 15                                                                             144,685        144,685

Net loss for the period January 27, 1997
   through December 31, 1999                              -          -             -                -     (3,543,907)    (3,543,907)
                                                   --------------------------------------------------------------------------------

Balance, January 1, 2000, as restated, Note 15      649,492      6,494       364,723        2,606,701     (3,399,222)      (421,304)

Sale of common stock for cash                        19,893        199             -          198,731              -        198,930
Issuance of common stock for services                20,204        202             -          201,838              -        202,040
Common stock issued that was restricted
Issuance of stock options and warrants in
   exchange for compensation                              -          -       310,559                -              -        310,559
Common stock issued that was restricted                   -          -             -                -                             -
Reclassification of restricted shares
   from 1997 through 2000                           277,400      2,774             -        2,771,226              -      2,774,000
Equity provided for vendor services                       -          -             -        1,399,229              -      1,399,229
Prior period adjustment, Note 15                                                                             506,127        506,127
Net loss for the year                                     -          -             -                -     (5,047,297)    (5,047,297)
                                                   --------------------------------------------------------------------------------

Balance, December 31, 2000, as restated, Note 15    966,989      9,669       675,282        7,177,725     (7,940,392)       (77,716)

Issuance of stock options and warrants in
   exchange for compensation                              -          -       797,415            1,368              -        798,783
Prior period adjustment, Note 15                                                                              79,968         79,968
Net loss for the year                                     -          -             -                -     (1,884,640)    (1,884,640)
                                                   --------------------------------------------------------------------------------

Balance, December 31, 2001, as restated, Note 15    966,989    $ 9,669    $1,472,697      $ 7,179,093    $(9,745,064)   $(1,083,605)
                                                   ================================================================================

The accompanying notes are an integral part of the consolidated financial statements.

                           INFORMEDIX ACQUISITION CORP.
                          (A DEVELOPMENT STAGE COMPANY)
 CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)(CONTINUED)
      FOR THE PERIOD JANUARY 27, 1997 (INCEPTION) THROUGH DECEMBER 31, 2002

                                                                                                             Deficit
                                                                                                           Accumulated
                                                                          Stock Options    Additional      During the
                                                      Common Stock         and Warrants      Paid -        Development
Description                                        Shares       Amount     Outstanding     In Capital         Stage          Total
-----------                                        ------       ------     -----------     ----------         -----          -----

Balance, December 31, 2001, as restated, Note 15    966,989    $ 9,669     $1,472,697     $ 7,179,093     $ (9,745,064) $(1,083,605)

Issuance of common stock for services               228,820      2,288              -         890,110                -      892,398

Issuance of common stock for conversion
   of related party payables                        191,663      1,917                        747,245                       749,162

Issuance of common stock for settlement
   of vendor payables                               147,819      1,478              -         575,161                -      576,639

Issuance of stock options and warrants
   in exchange for compensation                           -          -        176,805               -                -      176,805

Exercising of options and warrants into
   shares of common stock                           544,654      5,447     (1,649,502)      1,644,055                -            -

Share conversion into IFAC - 4.774 : 1            7,887,455     78,875              -         (78,875)               -            -

Change in par value upon merger                           -    (98,677)             -          98,677                -            -

IFAC issuance of founders stock
   in conversion of note payable                  4,700,000        470              -          49,530                -       50,000

Net loss for the year                                     -          -              -               -       (2,265,677)  (2,265,677)
                                                 ----------------------------------------------------------------------------------

Balance, December 31, 2002                       14,667,400    $ 1,467     $        -    $ 11,104,996     $(12,010,741)  $ (904,278)
                                                 ==================================================================================

The accompanying notes are an integral part of the consolidated financial statements.

                           INFORMEDIX ACQUISITION CORP.
                          (A DEVELOPMENT STAGE COMPANY)
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                 FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001
                    (WITH CUMULATIVE TOTALS SINCE INCEPTION)

                                                                                                     Restated
                                                                                                      Note 15
                                                                                   Restated      Cumulative Totals
                                                                                   Note 15        January 27, 1997
                                                                     2002            2001       to December 31, 2002
                                                                     ----            ----       --------------------

CASH FLOWS FROM OPERATING ACTIVITIES
   Net loss                                                      $(2,265,677)   $  (1,804,672)    $ (12,010,741)
                                                                ------------    -------------     -------------
  Adjustments to reconcile net loss to net cash
     used in operating activities

     Depreciation and amortization                                    35,436           47,983            99,777
     Issuance of stock options and warrants in exchange
        for compensation                                             176,805          797,415         1,649,502
     Common stock issues for compensation and services               892,398                -         3,909,383
     Services provided for equity                                          -                -         3,365,847
     Common stock issues for settlement of vendor
        payables                                                     576,639                -           576,639
      Reversal of payables                                          (235,536)               -          (235,536)
      Loss on conversion of debt to equity - related party           249,162                -           249,162
      Loss on disposition of fixed assets                             25,818                -           171,467

  Changes in assets and liabilities
     (Increase) in prepaid expenses and other assets                 (48,392)          (3,035)          (56,918)
     Increase (decrease) in accounts payable and
       and accrued expenses                                           15,536          347,235           474,412
                                                                ------------    -------------     -------------
     Total adjustments                                             1,687,866        1,189,598        10,203,735
                                                                ------------    -------------     -------------

     Net cash (used in) operating activities                        (577,811)        (615,074)       (1,807,006)
                                                                ------------    -------------     -------------

CASH FLOWS FROM INVESTING ACTIVITIES
   Increase (decrease) in amounts due to related parties             178,468          321,532           500,000
   Acquisitions of fixed assets                                            -           (2,000)         (124,761)
                                                                ------------    -------------     -------------

      Net cash provided by investing activities                      178,468          319,532           375,239
                                                                ------------    -------------     -------------

The accompanying notes are an integral part of the consolidated financial statements.

                          INFORMEDIX ACQUISITION CORP.
                          (A DEVELOPMENT STAGE COMPANY)
                CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)
                 FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001
                    (WITH CUMULATIVE TOTALS SINCE INCEPTION)

                                                                                                         Restated
                                                                                                          Note 15
                                                                                        Restated     Cumulative Totals
                                                                                        Note 15       January 27, 1997
                                                                           2002           2001      to December 31, 2002
                                                                           ----          ----       --------------------
CASH FLOWS FROM FINANCING ACTIVITES
    Proceeds from common stock issuances                             $           -      $      1,368    $  805,930
    Proceeds from note payables - other                                    525,000                 -       525,000
    Proceeds from issuance of mandatorily redeemable common stock                -                 -       100,000
    Net proceeds from refinancing of note payable                                -            72,824       224,676
    Payments of note payable                                               (74,374)                -      (147,198)
    Payments of obligations under capital lease                                  -           (12,332)      (17,061)
                                                                     -------------      ------------    ----------

       Net cash provided by financing activities                           450,626            61,860     1,491,347
                                                                     -------------      ------------    ----------

NET INCREASE (DECREASE) IN
    CASH AND CASH EQUIVALENTS                                               51,283          (233,682)       59,580

CASH AND CASH EQUIVALENTS -
    BEGINNING OF PERIOD                                                      8,297           241,979             -
                                                                     -------------      ------------    ----------

CASH AND CASH EQUIVALENTS - END OF PERIOD                            $      59,580      $      8,297    $   59,580
                                                                     =============      ============    ==========


SUPPLEMENTAL DISCLOSURE OF CASH FLOW
   INFORMATION:

CASH PAID DURING THE YEAR FOR:
    Interest expense                                                 $      42,236      $     33,194
                                                                     =============      ============

SUPPLEMENTAL DISCLOSURE OF NONCASH
  ACTIVITIES:

   Equipment acquired for capital lease obligation                   $           -      $     17,250
                                                                     =============      ============

   Issuance of stock options                                         $     176,805      $    797,415
                                                                     =============      ============

   Common stock issues for compensation and services                 $   1,084,061      $          -
                                                                     =============      ============

   Issuance of common stock for settlement of vendor payables        $     576,639      $          -
                                                                     =============      ============

   Conversion of notes payable to common stock                       $      50,000      $          -
                                                                     =============      ============

   Conversion of related party payable to common stock               $     500,000      $          -
                                                                     =============      ============

      Prepaid expenses for a note payable                            $     100,000      $          -
                                                                     =============      ============

The accompanying notes are an integral part of the consolidated financial statements.

                          INFORMEDIX ACQUISITION CORP.
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2002 AND 2001

NOTE 1 - ORGANIZATION AND BASIS OF PRESENTATION


         InforMedix Acquisition Corp. ("Acquisition Corp"), a Delaware company, incorporated on June 26, 2002, is a holding company and was incorporated with a wholly owned subsidiary IFAC, Inc. ("IFAC") for the purpose of acquiring InforMedix, Inc. (a development stage company) (the "Company") which was incorporated in the state of Delaware on January 27, 1997, for the purpose of developing the Med-e Monitor Systems. Since its inception, the Company has devoted substantially all of its efforts to business planning, patent portfolio, research and development, recruiting management and technical staff, acquiring operating assets and raising capital. The Company has generated small amounts of revenue through sales of its Med-e Monitor System to academic research centers, and is in the process of raising funds to complete scalable manufacturing of its product offering to increase sales. As such, the Company is in the development stage. On August 14, 2002, the Company merged with IFAC, pursuant to a Plan and Agreement of Merger dated August 14, 2002. According to the Agreement, the Company merged into IFAC in a share exchange agreement, and the Company will be the surviving company post merger, and thus become the lone wholly owned subsidiary of Acquisition Corp. The Company's stockholders upon the merger received 4.774 shares of Acquisition Corp. stock for each 1 share of the Company's stock. Acquisition Corp., other than the share exchange with the Company and the issuance of 4,700,000 shares of its stock to founders of the company had no operations since inception. The merger became effective on August 22, 2002. The Company is the only operational segment of Acquisition Corp.

         On February 11, 2003, the Company included its December 31, 2001 and 2000 audited financial statements, and its September 30, 2002 and 2001 reviewed financial statements in a Registration Statement on Form SB-2, Post-Effective Amendment #3 for Hunapu, Inc., File No. 333-39044.

                          INFORMEDIX ACQUISITION CORP.
                          (A DEVELOPMENT STAGE COMPANY)
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                           DECEMBER 31, 2002 AND 2001

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES


         Development Stage Company

         The Company is considered to be in the development stage as defined in Statement of Financial Accounting Standards (SFAS) No. 7, "Accounting and Reporting by Development Stage Enterprises". The Company has devoted substantially all of its efforts to business planning, patent portfolio, research and development, recruiting management and technical staff, acquiring operating assets and raising capital. It has sold Med-e Monitor Systems to academic centers to complete grant-funded clinical research, and has recently made arrangements to compete the design of its product for scalable manufacturing in preparation for expansion of sales activities.

         Principles of Consolidation

         The consolidated financial statements include the accounts of the Company and its subsidiary for the year ended December 31, 2002. All significant intercompany accounts and transactions have been eliminated in consolidation. The December 31, 2001 figures represent the Company only, prior to the acquisition by Acquisition Corp.

         Use of Estimates

         The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

         Cash and Cash Equivalents

         The Company considers all highly liquid debt instruments and other short-term investments with an initial maturity of three months or less to be cash equivalents.

         The Company maintains cash and cash equivalent balances at several financial institutions which are insured by the Federal Deposit Insurance Corporation up to $100,000.

                          INFORMEDIX ACQUISITION CORP.
                          (A DEVELOPMENT STAGE COMPANY)
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                           DECEMBER 31, 2002 AND 2001

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)


         Fixed Assets

         Fixed assets are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets; three years for computer software and equipment and five years for office furniture and equipment. Property and equipment held under capital leases and leasehold improvements are amortized over the shorter of the lease term or the estimated useful life of the related asset. When fixed assets are retired or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts and the resulting gain or loss is included in operations.

         Intellectual Property Assets

         The Company owns 15 issued U.S. and Foreign and 10 (consolidated 8 US provisional applications into 1 application, thus reducing pending patents from 18 to 10) pending U.S. and Foreign patents. A formal patent valuation appraisal was performed in 2002 by the Patent & License Exchange, Inc. The appraisal revealed that the Company's patents were cited as prior art in 154 other issued patents. Under present accounting principles generally accepted in the United States of America, and FASB 142, management of the Company has not reflected the value of these patents on their consolidated balance sheets at December 31, 2002 and 2001, respectively.

         Internal Use Software Costs

         Internal use software and web site development costs are capitalized in accordance with Statement of Position (SOP) No. 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use," and Emerging Issues Task Force (EITF) Issue No. 00-02, "Accounting for Web Site Development Costs." Qualifying costs incurred during the application development stage, which consist primarily of outside services and the Company's consultants, are capitalized and amortized over the estimated useful life of the asset. All other costs are expensed as incurred. All costs for internal use software for the year ended December 31, 2002 has been expensed as research and development since these were returned to the consulting company in 2002.

                          INFORMEDIX ACQUISITION CORP.
                          (A DEVELOPMENT STAGE COMPANY)
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                           DECEMBER 31, 2002 AND 2001

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)


         Start-up Costs

         In accordance with the American Institute of Certified Public Accountants Statement of Position 98-5, "Reporting on the Costs of Start-up Activities", the Company expenses all costs incurred in connection with the start-up and organization of the Company.

         Revenue and Cast Recognition

         The Company records its transactions under the accrual method of accounting whereby income gets recognized when the services are billed rather than when the fees are collected, and costs and expenses are recognized in the period they are incurred rather than paid for.

         Research and Development

         Research and development costs are related primarily to the Company obtaining its 15 issued U.S. and Foreign and 10 (consolidated 8 US provisional applications into 1 application, thus reducing pending patents from 18 to 10) pending U.S. and Foreign patents and patent valuation analysis, developing early prototypes and Beta products of its Med-e Monitor device, development of first, second and third generation databases to monitor patient data and remotely program the Med-e Monitor devices, communications connectively between the devices and the databases via the Internet, and website development. Research and development costs are expensed as incurred.

         Funded Development Contract

         Funded development contract fees are recognized when earned using the percentage-of-completion method throughout the performance period of the contract. Changes in total estimated costs and anticipated losses are recognized in the period in which determined.

         The Company accounts for the National Institutes of Health (NIH) contract under Statement of Position 98-1 "Accounting for Performance of Construction-Type and Certain Production-Type Contracts", under the percentage-of-completion method. The funding fees earned are recorded as revenue. The work under the funded-development contract was substantially completed in December 2001.

                          INFORMEDIX ACQUISITION CORP.
                          (A DEVELOPMENT STAGE COMPANY)
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                           DECEMBER 31, 2002 AND 2001

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)


         Income Taxes

         The income tax benefit is computed on the pretax loss based on the current tax law. Deferred income taxes are recognized for the tax consequences in future years of differences between the tax basis of assets and liabilities and their financial reporting amounts at each year-end based on enacted tax laws and statutory tax rates. No benefit is reflected for the years ended December 31, 2002 and 2001, respectively.

         Advertising

         Costs of advertising and marketing are expensed as incurred. Advertising and marketing costs were $1,347 and $33,581 for the years ended December 31, 2002 and 2001, respectively.

         Reclassifications

         Certain amounts in the 2001 audited financial statements were reclassified to conform to the 2002 presentation. The reclassifications to 2001 resulted in no changes to the deficits accumulated during the development stage.

         Earnings (Loss) Per Share of Common Stock

         Historical net income (loss) per common share is computed using the weighted average number of common shares outstanding. Diluted earnings per share (EPS) includes additional dilution from common stock equivalents, such as stock issuable pursuant to the exercise of stock options and warrants, of which by September 30, 2002, all options and warrants were converted. Common stock equivalents were not included in the computation of diluted earnings per share at December 31, 2002 and 2001 when the Company reported a loss because to do so would be anti-dilutive for periods presented. The Company has incurred significant losses since its inception to fund its research and development of its Med-e Monitor Systems, including the development of its intellectual property portfolio; and travel activities and attendance at trade shows to create awareness of the product to pre-sell the Med-e Monitor.

                          INFORMEDIX ACQUISITION CORP.
                          (A DEVELOPMENT STAGE COMPANY)
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                           DECEMBER 31, 2002 AND 2001

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

         Earnings (Loss) Per Share of Common Stock (Continued)

         The following is a reconciliation of the computation for basic and diluted EPS:

                                                                       Restated
                                                                        Note 15
                                                       December 31,   December 31,
                                                          2002           2001
                                                          ----           ----

         Net Loss                                     ($2,265,677)   ($1,804,672)
                                                       ----------    -----------

         Weighted-average common shares
           outstanding (Basic)                          9,641,903        976,989

         Weighted-average common stock equivalents:
               Stock options                                    -              -
               Warrants                                         -              -
                                                        ---------    -----------

         Weighted-average common shares
             outstanding (Diluted)                      9,641,903        976,989
                                                        =========    ===========

         Fair Value of Financial Instruments

         The carrying amount reported in the consolidated balance sheets for cash and cash equivalents, accounts payable and accrued expenses approximate fair value because of the immediate or short-term maturity of these financial instruments. The carrying amount reported for notes payable approximates fair value because, in general, the interest on the underlying instruments fluctuates with market rates.

         Recent Accounting Pronouncements

         In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities". SFAS No. 133 requires companies to recognize all derivative contracts as either assets or liabilities in the balance sheet and to measure them at fair value. If certain conditions are met, a derivative may be specifically designated as a hedge, the objective of which is to match the timing of the gain or loss recognition on the hedging derivative with the recognition of (i) the changes in the fair value of the hedged asset or liability that are attributable to the hedged risk or (ii) the earnings effect of the hedged forecasted transaction.

                          INFORMEDIX ACQUISITION CORP.
                          (A DEVELOPMENT STAGE COMPANY)
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                           DECEMBER 31, 2002 AND 2001

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

         Recent Accounting Pronouncements (Continued)

         For a derivative not designated as a hedging instrument, the gain or loss is recognized in income in the period of change. On June 30, 1999, the FASB issued SFAS No. 137, "Accounting for Derivative Instruments and Hedging Activities - Deferral of the Effective Date of FASB Statement No. 133". SFAS No. 133 as amended by SFAS No. 137 is effective for all fiscal quarters of fiscal years beginning after June 15, 2000. In June 2000, the FASB issued SFAS No. 138, "Accounting for Certain Derivative Instruments and Certain Hedging Activities". SFAS No. 133 as amended by SFAS No. 137 and 138 is effective for all fiscal quarters of fiscal years beginning after June 15, 2000.

         Historically, the Company has not entered into derivatives contracts to hedge existing risks or for speculative purposes. Accordingly, the Company does not expect adoption of the new standard to have a material effect on the consolidated financial statements.

         In December 1999, the Securities and Exchange Commission issued Staff Accounting Bulletin ("SAB") No. 101, "Revenue Recognition in Financial Statements." SAB 101 provides guidance for revenue recognition under certain circumstances, and is effective during the first quarter of fiscal year 2001. SAB 101 is not expected to have a material effect on the results of operations, financial position and cash flows.

         On March 16, 2000, the Emerging Issues Task Force issued EITF 99-19 "Recording Revenue as a Principal versus Net as an Agent" which addresses the issue of how and when revenues should be recognized on a Gross or Net method as the title implies. The emerging Issues Task Force has not reached a consensus but cites SEC Staff Accounting Bulletin 101. EITF 99-19 does not affect the consolidated financial statements.

         On July 20, 2000, the Emerging Issues Task Force issued EITF 00-14 "Accounting For Certain Sales Incentives" which establishes accounting and reporting requirements for sales incentives such as discounts, coupons, rebates and free products or services. Generally, reductions in or refunds of a selling price should be classified as a reduction in revenue. For SEC registrants, the implementation date is the beginning of the fourth quarter after the registrant's fiscal year end December 15, 1999. EITF 00-14 does not affect the consolidated financial statements.

                          INFORMEDIX ACQUISITION CORP.
                          (A DEVELOPMENT STAGE COMPANY)
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                           DECEMBER 31, 2002 AND 2001

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)


         Recent Accounting Pronouncements (Continued)

         In June 2001, the FASB issued Statement No. 142 "Goodwill and Other Intangible Assets". This Statement addresses financial accounting and reporting for acquired goodwill and other intangible assets and supersedes APB Opinion No. 17, Intangible Assets. It addresses how intangible assets that are acquired individually or with a group of other assets (but not those acquired in a business combination) should be accounted for in financial statements upon their acquisition. This Statement also addresses how goodwill and other intangible assets should be accounted for after they have been initially recognized in the consolidated financial statements. This statement does not affect the consolidated financial statements.

         Stock-Based Compensation

         Employee stock awards under the Company's compensation plans are accounted for in accordance with Accounting Principles Board Opinion No. 25 ("APB 25"), "Accounting for Stock Issued to Employees", and related interpretations. The Company provides the disclosure requirements of Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123"), and related interpretations. Stock-based awards to non-employees are accounted for under the provisions of SFAS 123.

         The Company measures compensation expense for its employee stock-based compensation using the intrinsic-value method. Under the intrinsic-value method of accounting for stock-based compensation, when the exercise price of options granted to employees is less than the estimated fair value of the underlying stock on the date of grant, deferred compensation is recognized and is amortized to compensation expense over the applicable vesting period. In each of the periods presented, the vesting period was the period in which the options were granted. All options were expensed to compensation in the period granted rather than the exercise date.

                          INFORMEDIX ACQUISITION CORP.
                          (A DEVELOPMENT STAGE COMPANY)
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                           DECEMBER 31, 2002 AND 2001

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)


         Stock-Based Compensation (Continued)

         The Company measures compensation expense for its non-employee stock-based compensation under the Financial Accounting Standards Board
         (FASB) Emerging Issues Task Force (EITF) Issue No. 96-18, "Accounting for Equity Instruments that are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services". The fair value of the option issued is used to measure the transaction, as this is more reliable than the fair value of the services received. The fair value is measured as the value of the Company's common stock on the date that the commitment for performance by the counterparty has been reached or the counterparty's performance is complete. The fair value of the equity instrument is charged directly to compensation expense and additional paid-in capital.

NOTE 3-  FIXED ASSETS

         Fixed assets consist of the following at December 31, 2002 and 2001:

                                                  2002          2001
                                                  ----          ----

         Office and manufacturing equipment     $ 33,398     $  33,398
         Computer equipment                       39,728        91,363
         Equipment under capital leases           45,622        45,622
                                                  ------        ------
                                                 118,748       170,383
         Less:  accumulated depreciation          73,961        64,341
                                                --------     ---------
         Net book value                         $ 44,787     $ 106,042
                                                ========     =========

         Depreciation expense for the years ended December 31, 2002 and 2001 was $35,436 and $47,983, respectively. Included in that amount is $12,907 and $11,182, of amortization expense of equipment under capital leases for the years ended December 31, 2002 and 2001, respectively. In January 2002, the Company pursuant to a settlement agreement with one of its vendors returned $51,635 of computer equipment that had $25,818 in accumulated depreciation.

                          INFORMEDIX ACQUISITION CORP.
                          (A DEVELOPMENT STAGE COMPANY)
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                           DECEMBER 31, 2002 AND 2001

NOTE 4-  NOTE PAYABLE - BANK

         The Company entered into a promissory note dated July 6, 1998, modified February 6, 2000 with United Bank. Principal and interest were due in 36 payments from March 6, 2000 to February 6, 2003 at an annual interest rate of prime plus one percent. The Company did commence payments on March 6, 2000 through May 6, 2001. At that time, this note was refinanced, and the Company was advanced amounts to bring the balance back to its original amount of $297,500. This promissory note was again amended in January 2002, effective December 2001 whereby the Company was provided an extension through June 30, 2002 on their payments. Interest payments due were paid currently. The Company commenced repayment of the principal balance on the loan on August 2, 2002. The unpaid balance on the note payable at December 31, 2002 was $226,904. Of this amount $99,167 is reflected as current maturities at December 31, 2002. Additionally, the balance is due on November 30, 2004, the date the note was extended to. The balance that was due on December 31, 2001 was $297,500.

         The note is collateralized by certain officers and founders of the Company personally. For signing personally on the note, the officers were given stock.

         Interest expense pertaining to this note was $17,914 and $20,052 for the years ended December 31, 2002 and 2001, respectively.

NOTE 5-  NOTES PAYABLE - OTHER

         The Company in August 2002, entered into a Promissory Note with its CEO in the amount of $25,000. The Promissory Note bears interest a rate of 12% annually, and is mandatorily convertible into shares of the common stock of the Company upon merger into a public company. Interest expense on this note was $1,250 for the year ended December 31, 2002. This note matures upon the occurrence of various events, all anticipated to be within the year. For reporting purposes, Management has classified this note as a current liability.

         The Company in August 2002, entered into a Promissory Note with its Investment Banker, Rockwell, in the amount of $50,000. The Promissory Note bears interest a rate of 12% annually, and is mandatorily convertible into shares of the common stock of the Company upon merger into a public company. Additionally, Rockwell, on the Company's behalf, funded $100,000 to an investor relations firm as a prepayment for investor relation services. Interest expense on this note was $4,000 for the year ended December 31, 2002.

                          INFORMEDIX ACQUISITION CORP.
                          (A DEVELOPMENT STAGE COMPANY)
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                           DECEMBER 31, 2002 AND 2001

NOTE 5-  NOTES PAYABLE - OTHER (CONTINUED)

         On August 14, 2002, the $50,000 note was converted upon the issuance of 4,700,000 shares of Acquisition Corp. The stock was issued at just over par value, and was issued as founders stock.

         The Company in August 2002, entered into a Promissory Note with American United Global, Inc. ("AUGI") in the amount of $100,000. The Promissory Note bears interest a rate of 12% annually, and is mandatorily convertible into shares of the common stock of the Company upon merger into a public company. Interest expense on this note was $4,000 for the year ended December 31, 2002. This note matures upon the occurrence of various events, all anticipated to be within the year. For reporting purposes, Management has classified this note as a current liability.

         Upon the issuances of the promissory notes with Rockwell, the Company entered into an Intellectual Property Security Agreement as collateral for the amounts advanced. The other promissory note holders, the CEO and AUGI share in the same rights as Rockwell under that agreement.

         On November 5, 2002, the Company entered into a Security and Loan Agreement with Private Equity Investors, LLC ("PIE") in the amount of $350,000. The purpose of these transaction is to fund the Company for the scalable manufacturing of their products, and provide funds for expansion of the marketing and sales of their Med-e Monitor product line. This amount bears interest at a rate of 12% annually. Interest expense on this loan was $7,000 for the year ended December 31, 2002.

NOTE 6-  RELATED PARTY TRANSACTIONS

         During 2002 and 2001, the Company received advances from IM Funding, LLC. IM Funding, LLC is a limited liability company mostly comprised of officers and board of director members of the Company. During 2002 and 2001, the Company was advanced $500,000 (including $15,000 of interest) of which $321,532 was advanced as of December 31, 2001. The amount accrued interest at a rate of 12% per year, and was converted into 191,663 shares of common stock in September 2002 to each individual member of IM Funding. The value of the shares issued to convert this payable into equity was $3.90 per share, the fair value of the stock at the time of conversion. This transaction resulted in a loss of $249,162, which is reflected in the consolidated statements of operations for the year ended December 31, 2002.

                          INFORMEDIX ACQUISITION CORP.
                          (A DEVELOPMENT STAGE COMPANY)
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                           DECEMBER 31, 2002 AND 2001

NOTE 7-  OBLIGATIONS UNDER CAPITAL LEASE

         The Company is the lessee of computer equipment and office equipment under capital leases expiring during 2006.

         Minimum lease payments under capital leases at December 31, 2002, are as follows:

                  2003                          $   25,921
                  2004                               5,095
                  2005                               5,095
                  2006                               3,396
                                                ----------

                                                   39,507

         Less: amounts representing interest      (10,946)
         Less: current portion                    (19,361)
                                                ---------

                  Long-term portion             $   9,200
                                                =========

NOTE 8-  OPERATING LEASE

         During 2000, the Company entered into a lease for office space commencing February 1, 2000 through January 31, 2002 including escalation of payments. Since January 31, 2002, the Company is on a month-to-month rent at its offices. On lease inception, the Company issued 1,000 shares of common stock to the lessor that has been valued at the fair market value of $10 per share resulting in a charge to operations of $10,000. Effective March 2003, the landlord sold the building the Company is located in and, at that time, the Company signed a one year lease agreement for $2,294 per month.

NOTE 9-  PROVISION FOR INCOME TAXES

         Deferred income taxes will be determined using the liability method for the temporary differences between the financial reporting basis and income tax basis of the Company's assets and liabilities. Deferred income taxes will be measured based on the tax rates expected to be in effect when the temporary differences are included in the Company's consolidated tax return. Deferred tax assets and liabilities are recognized based on anticipated future tax consequences attributable to differences between financial statement carrying amounts of assets and liabilities and their respective tax bases.

                          INFORMEDIX ACQUISITION CORP.
                          (A DEVELOPMENT STAGE COMPANY)
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                           DECEMBER 31, 2002 AND 2001

NOTE 9-  PROVISION FOR INCOME TAXES (CONTINUED)

         At December 31, 2002 and 2001, deferred tax assets consist of the following:

                                                           Restated -
                                                            Note 15
                                                2002         2001
                                                ----        ------
         Net operating loss carryforwards    $ 4,804,296  $ 3,898,026
         Less:  valuation allowance           (4,804,296)  (3,898,026)
                                             -----------  -----------
                                             $   -0-      $   -0-
                                             ===========  ===========

         At December 31, 2002 and 2001, the Company had federal net operating loss carryforwards in the approximate amounts of $12,010,741 and $9,745,064, respectively available to offset future taxable income through 2019. The Company established valuation allowances equal to the full amount of the deferred tax assets due to the uncertainty of the utilization of the operating losses in future periods.

NOTE 10- STOCKHOLDERS' (DEFICIT)

         Common Stock

         Each share of common stock is entitled to one vote. The holders of common stock are also entitled to receive dividends whenever funds are legally available and when declared by the board of directors, subject to the prior rights of holders of all classes of stock outstanding.

         At January 1, 2000, the Company had issued 936,892 shares of common stock. These shares were issued via stock sales to insiders with a value ranging from a low of $2.87 to a high of $10 per share, or were the result of issuances by the Company of stock for services or compensation. The fair value of $10 per share is reflected in the consolidated financial statements as a charge to income in the respective period the shares were issued. Some of the vendor contracts back in 1999 and 2000 were based on 80% cash and 20% stock for services provided to the Company. The Company engaged in two private placements of securities at $10 per share to accredited investors up to and including a period ending in August 2000. During the year 2000, the Company issued 40,097 shares of common stock valued at $10 per share via stock sales to insiders and from services to vendors.

                          INFORMEDIX ACQUISITION CORP.
                          (A DEVELOPMENT STAGE COMPANY)
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                           DECEMBER 31, 2002 AND 2001

NOTE 10- STOCKHOLDERS' (DEFICIT) (CONTINUED)

         Common Stock (Continued)


         The Company has been extremely successful in reducing the amount of its vendor payables using the Company's common stock as an incentive. As a result of the merger between the Company and IFAC, the number of authorized shares of Acquisition Corp. was originated at 100,000,000 at a par value of $.0001. The number of the Company's shares issued and outstanding pre-merger amounted to 2,089,946, and post-merger amounted to 9,977,400 shares of common stock. That figure combined with the other Acquisition Corp. issuances of common stock of 4,700,000 shares brings the total issued and authorized shares at December 31, 2002 to 14,677,400.

         Stock Option Plan and Warrants

         During 1997, the Company adopted the Informedix Omnibus Stock Plan (the "Plan") under which 525,000 shares of the Company's common stock were reserved for issuance to employees, directors and consultants upon exercise of stock options. The Plan permits the granting of stock options, stock appreciation rights, restricted or unrestricted shares, and phantom stock. The board of directors determines the period over which options become exercisable, generally but not always exercisable upon grant. Certain option agreements contain provisions for accelerated vesting, based on performance or change in control of the Company. Immature exchange, immaculate exercise, and employee loans are allowed for exercise of employee options. The term of the options is generally 10 years, the maximum term allowed under the plan is 10 years.

         The Company applies APB 25 and related interpretations in accounting for employee and director options granted under the Plan. During the years ended December 31, 2002 and 2001, the Company issued 33,055 and 72,665, respectively of options to employees and non-employees to purchase common stock of the Company. Since inception through December 31, 2002, the Company has issued 480,276 options.

                          INFORMEDIX ACQUISITION CORP.
                          (A DEVELOPMENT STAGE COMPANY)
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                           DECEMBER 31, 2002 AND 2001

NOTE 10- STOCKHOLDERS' (DEFICIT) (CONTINUED)

         Stock Option Plan and Warrants (Continued)

         The Company has valued these options at the respective strike prices of each of the options, which has been determined to be the fair value of those options, and has expensed them in the period that the options were granted rather than expense them when the options are exercised or expired. During the years ended December 31, 2002 and 2001, and since inception, the Company has expensed $176,805, $218,915, and $1,071,002, respectively. All 480,276 options were converted into shares of the Company's stock prior to the merger with IFAC. At December 31, 2002, there were no options issued and outstanding.

         In addition, the Company issued 57,850 warrants in 2001, each valued at $10 per warrant. A charge of $578,500 for those warrants were expensed to compensation in 2001. All warrants of the Company also were converted into shares of the Company's common stock at August 7, 2002.

         The following tables summarizes the activity of the Company's stock option plan:

                                                          Year Ended
                                                      December 31, 2002
                                                  -------------------------
                                                                Weighted-
                                                                 average
                                                  Number of      exercise
                                                   Options        price
                                                  -----------  ------------

       Outstanding - beginning of period          $  447,221   $      1.33
       Granted below fair value                       17,083             1
       Granted at fair value                          15,972            10
       Converted                                    (480,276)        (1.61)
       Cancelled                                           -             -
                                                  -----------  -----------
       Outstanding - end of period                $         0  $         0
                                                  ===========

       Exercisable at end of period:                        0

                          INFORMEDIX ACQUISITION CORP.
                          (A DEVELOPMENT STAGE COMPANY)
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                           DECEMBER 31, 2002 AND 2001


NOTE 10-          STOCKHOLDERS' (DEFICIT) (CONTINUED)

                  Stock Option Plan and Warrants (Continued)

                                                          Year Ended
                                                      December 31, 2001
                                                 --------------------------
                                                                  Weighted-
                                                                  average
                                                  Number of       exercise
                                                   Options         price
                                                 ------------  -----------

         Outstanding - beginning of period       $   374,556        1.81
         Granted below fair value                     56,415           1
         Granted at fair value                        16,250          10
         Converted                                         -           -
         Cancelled                                         -           -
                                                 -----------  ----------

         Outstanding - end of period             $   447,221   $    1.33
                                                 ===========
         Exercisable at end of period:              447,221


         For disclosure purposes, the fair value of each stock option granted is estimated on the date of grant using the American Black-Scholes option-pricing model, which approximates fair value, with the following weighted-average assumptions used for stock options granted in 2002, and 2001; no annual dividends, volatility of 100%, risk-free interest rate of 6.16% (2002 and 2001) and 5.15%, respectively, and expected life of 10 years.

         Under the above model, the total value of the stock options granted in 2002 and 2001 is charged immediately to operations as options are fully vested upon grant. SFAS No. 123, "Accounting for Stock-Based Compensation", encourages adoption of a fair-value-based method for valuing the cost of stock-based compensation. However, it allows companies to continue to use the intrinsic-value method for options granted to employees and disclose pro forma net loss.

         In October 2002, the Company established a new Omnibus Stock Option Plan. Under this plan, the Company may grant options to employees and non-employees if the requirements for granting options is approved by the board of directors. No options are granted under this plan as of the date of this report.

                          INFORMEDIX ACQUISITION CORP.
                          (A DEVELOPMENT STAGE COMPANY)
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                           DECEMBER 31, 2002 AND 2001

NOTE 10- STOCKHOLDERS' (DEFICIT) (CONTINUED)

         Mandatorily Redeemable Common Stock

         On August 20, 1999 a Stock Purchase Agreement with Advantor was signed providing for the issuance of 30,000 shares of common stock to Advantor for cash and services. On August 23, 1999, in accordance with the agreement Advantor purchased 10,000 shares of common stock at fair value for cash of $100,000. The remaining 20,000 shares were to be issued in blocks of 4,000 shares for every 100 inventory units produced by Advantor. In the event that the Company is not publicly traded by December 31, 2004, the Company is obligated upon written notice of Advantor, to repurchase any stock issued of the 30,000 shares at the highest price the Company has sold any of its stock within 12 months of Advantor's notice to repurchase. Through August 7, 2002, 86 units had been completed and no additional shares had been granted. To recognize the 86 units produced, the fair value of $34,400 has been credited to accounts payable with the offsetting entry to cost of sales.

         Common stock issued for cash, services, and other type arrangements

         The Company has issued 1,120 shares of common stock to a director for compensation during the year ended December 31, 2002, and 567,182 of additional shares for various consulting services and settlements of vendor payables during the year ended December 31, 2002. For the year ended December 31, 2001, the Company issued no shares of common stock.

NOTE 11- COMMITMENTS AND CONTINGENCIES

         Employment Agreement

         The Company has entered into employment agreements with key members of management and some officers. Most of these employment agreements are for a period of three years. Compensation earned on these employees have been properly reflected in compensation expense for the years ended December 31, 2002 and 2001, respectively. Historically, the Company has been unable to pay management compensation in the form of cash, and has issued stock in lieu of cash for the services rendered.

                          INFORMEDIX ACQUISITION CORP.
                          (A DEVELOPMENT STAGE COMPANY)
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                           DECEMBER 31, 2002 AND 2001

NOTE 11- COMMITMENTS AND CONTINGENCIES (CONTINUED)

         Consulting Agreements

         The Company has entered into consulting agreements with various vendors in the past few years. These vendors were significant in the first few years that the Company was in the process of the development of the hardware, firmware and software to be used for their Med-e Monitors. Vendors under these agreements were paid 80% cash and 20% in the form of common stock of the Company. As of December 31, 2002 and 2001, respectively, there were no such agreements outstanding.

         Litigation


         The Company in 2001 was the defendant in a lawsuit with one of its vendors who helped develop the computer software for the Company's product. The Company countersued and was able to settle this lawsuit in January 2002. As a result of the settlement, the Company for 2002, restated and amended their previously issued financial statements to reduce the research and development costs for the years 1999, 2000 and 2001 for the $730,780 in accounts payable for these costs for these years. This restatement was due to the correction of an error resulting from the recording of liabilities and expenses for overages and unauthorized work by a vendor. The settlement provided for the Company to settle the vendor payable through paying a $50,000 balance or issuing to the vendor $100,000 worth of Company stock. The Company chose to settle via issuing the vendor $100,000 worth of common stock.


         Pending Merger

         On November 22, 2002, the Company executed a term sheet with a 419 public shell company, which would bring about a share exchange agreement with this company. Under the terms of the agreement, the Company would be merged into the public shell in a reverse merger. The Company anticipates the merger to take place in the Company's second quarter 2003, pending SEC approval of the merger.

NOTE 12- GOING CONCERN

         As shown in the accompanying consolidated financial statements, as is typical of companies going through early-stage development of intellectual property, and products and services, the Company incurred substantial net losses for the years ended December 31, 2002 and 2001. The Company is currently in the development stage, and there is no guarantee whether the Company will be able to generate enough revenue and/or raise capital to support current operations and expand sales. This raises substantial doubt about the Company's ability to continue as a going concern.

                          INFORMEDIX ACQUISITION CORP.
                          (A DEVELOPMENT STAGE COMPANY)
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                           DECEMBER 31, 2002 AND 2001

NOTE 12- GOING CONCERN (CONTINUED)

         Management believes that the Company's capital requirements will depend on many factors including the success of the Company's product development efforts. The Company has retained an Investment Bank, Rockwell Capital Partners ("Rockwell"), to assist the Company in raising capital. Rockwell has begun to provide bridge financing to the Company, following the merger of the Company into an acquisition company formed by Rockwell. The Company and Rockwell plan to merge the acquisition company into either an operating public company or a public shell company.

         The Company has had an infusion of convertible debt with warrants from a private placement equity investment company into the merged company in the amount of $350,000. This occurred in November 2002. The purpose of these transactions is to fund the Company for the scalable manufacturing of their products, and provide funds for expansion of the marketing and sales of their Med-e Monitor product line.

         The Company has entered into a letter of intent to merge into a public shell company. This merger will enable the Company to secure equity through a private placement and enable the Company to continue the production process relating to their Med-e Monitors throughout the country. Management has also stepped up the research and development efforts relating to the clinical drug trial and disease management needs for this product and believes that revenues may be generated by next year.

         The consolidated financial statements do not include any adjustments that might result from the outcome of these uncertainties.

NOTE 13- PATENTS

         The Company has been successful in securing and has been issued 15 U.S. and Foreign patents pertaining to the design and development of its Med-e Monitors. The Company believes, as a result of an independent valuation of its patents, that it owns the "pioneer" patent portfolio in medication compliance and patient monitoring, as its patents have been cited as prior art in 154 issued patents. In addition, there are 10 (after consolidation of 8 US provisional applications into 1 US application) U.S. and Foreign patents currently pending. The cost in obtaining these patents has been expensed as a research and development expense by the Company in the year that the costs pertained to in accordance with SOP 98-1.

                          INFORMEDIX ACQUISITION CORP.
                          (A DEVELOPMENT STAGE COMPANY)
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                           DECEMBER 31, 2002 AND 2001

NOTE 14- SUBSEQUENT EVENTS



         In February 2003, the Company borrowed $65,000 in the aggregate from several board members and a principal of its investment banking firm. Interest on each note will accrue at the rate of 12% annually. These notes mature on July 31, 2003.

         The Company in the first quarter of 2003 received delivery of its first 250 Med-e Monitor devices. Additionally, three health care companies have accepted delivery of these devices on a test basis to be used in disease management/clinical trial programs.

NOTE 15- CORRECTION OF PRIOR ISSUED FINANCIAL STATEMENTS

         The Company's previously issued December 31, 2001 and 2000 financial statements and the related August 30, 2002 independent auditors' report have been amended to reflect certain adjustments and reclassifications brought about by a Securities and Exchange Commission letter of comment for a Registration Statement filing on February 11, 2003 and amended filing on March 25, 2003. These changes included the reduction of expenses relating to research and development cost in 1999, 2000 and 2001. The amounts reduced were $144,685 in 1999, $506,127 in 2000 and
         $79,968 in 2001. The net effect of these adjustments in the deficits accumulated during the development stage were in 1999 the deficits decreased from ($3,543,907) to ($3,399,222); in 2000 the deficits decreased from ($8,591,204) to ($7,940,392); and in 2001 the deficits decreased from ($10,475,844) to ($9,745,064). The other changes included the reclassification of mandatorily redeemable stock from the stockholders' equity (deficit) section of the balance sheet to the "mezzanine" section of the balance sheet between liabilities and stockholders' equity (deficit); the auditors' report as amended to present language more appropriately for development stage companies, as well as the headings and disclosures (i.e. representing all activities since the

                          INFORMEDIX ACQUISITION CORP.
                          (A DEVELOPMENT STAGE COMPANY)
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                           DECEMBER 31, 2002 AND 2001

NOTE 15- CORRECTION OF PRIOR ISSUED FINANCIAL STATEMENTS (CONTINUED)

         Company's inception date, and recording of all operations and cash flow activities by line item rather than in grouping totals; the statement of changes in stockholders' equity (deficit) was expanded to reflect all equity transactions of the Company, since inception; figures in the statements of cash flows were reclassified to agree to figures in the statements of cash flows and related disclosures; and language regarding the valuation of the patents was removed. The financial statements have been restated to reflect these comments.

                                    INFORMEDIX HOLDINGS, INC.
                                     (FORMERLY HUNAPU, INC.)
                                  (A DEVELOPMENT STAGE COMPANY)
                              CONDENSED CONSOLIDATED BLANACE SHEET
                                       SEPTEMBER 30, 2003
                                           (UNAUDITED)




                                             ASSETS
                                             ------
Current Assets:
  Cash and cash equivalents                                                          $    61,418
  Inventory                                                                              103,200
  Prepaid expenses and other current assets                                                8,226
                                                                                     -----------
    Total Current Assets                                                                 172,844
                                                                                     -----------
  Fixed assets, net of depreciation                                                       26,365
                                                                                     -----------
TOTAL ASSETS                                                                           $ 199,209
                                                                                     ===========

                         LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
                         ----------------------------------------------


LIABILITIES

Current Liabilities:

  Current portion of note payable - bank                                             $    82,639
  Notes payable - other                                                                1,269,400
  Current portion of obligations under capital lease                                      19,361
  Accounts payable and accrued expenses                                                  619,526
                                                                                     -----------
      Total Current Liabilities                                                        1,990,926
                                                                                     -----------
Long-term Liabilities:
  Note payable - bank, net of current maturities                                          82,639
  Obligations under capital lease, net of current maturities                               9,200
                                                                                     -----------
      Total Long-term Liabilities                                                         91,839
                                                                                     -----------
      TOTAL LIABILITIES                                                                2,082,765
                                                                                     -----------
STOCKHOLDERS' EQUITY (DEFICIT)
  Preferred stock, $.001 Par Value; 4,500,000 shares authorized
    0 shares issued and outstanding                                                           --
  Common stock, $.001 Par Value; 20,000,000 shares authorized
    9,165,585 shares issued and outstanding                                                9,166
  Additional paid-in capital                                                          11,441,148
                                                                                     -----------
  Deficit accumulated during the development stage                                   (13,333,870)
                                                                                     -----------
      TOTAL STOCKHOLDERS' EQUITY (DEFICIT)                                            (1,883,556)
                                                                                     -----------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)                                 $   199,209
                                                                                     ===========


The accompanying notes are an integral part of the condensed consolidated financial statements.



                                                      INFORMEDIX HOLDINGS, INC.
                                                       (FORMERLY HUNAPU, INC.)
                                                    (A DEVELOPMENT STAGE COMPANY)
                                           CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                   FOR THE NINE AND THREE MONTHS ENDED SEPTEMBER 30, 2003 AND 2002
                                              (WITH CUMULATIVE TOTALS SINCE INCEPTION)
                                                             (UNAUDITED)


                                                        NINE MONTHS ENDED            THREE MONTHS ENDED       CUMULATIVE TOTALS
                                                          SEPTEMBER 30,                SEPTEMBER 30,           JANUARY 27, 1997
                                                      2003           2002            2003           2002     TO SEPTEMBER 30, 2003
                                                  ---------------------------------------------------------------------------------
OPERATING REVENUES
  Sales                                            $         --        $ 22,759      $       --     $ 12,392             $ 140,445

COST OF SALES                                                --             777              --          598               245,428
                                                  ---------------------------------------------------------------------------------

GROSS PROFIT (LOSS)                                          --          21,982              --       11,794              (104,983)
                                                  ---------------------------------------------------------------------------------
 OPERATING EXPENSES
   Compensation expense                                 298,656         219,528          52,362       17,516             6,234,255
   Research and development                             187,647          64,655          82,679       14,050             3,894,672
   General and administrative expenses                  725,956         386,784         399,705      227,291             2,726,049
   Depreciation and amortization                         22,625          26,577           7,681        8,859               122,402
                                                  ---------------------------------------------------------------------------------
        TOTAL OPERATING EXPENSES                      1,234,884         697,544         542,427      267,716            12,977,378
                                                  ---------------------------------------------------------------------------------
 LOSS BEFORE OTHER INCOME (EXPENSE)                  (1,234,884)       (675,562)       (542,427)    (255,922)          (13,082,361)

OTHER INCOME (EXPENSE)
   Reversal of payables                                      --         235,536              --           --               235,536
   Loss on conversion of debt to equity
     - related party                                         --              --              --           --              (249,162)
   Interest income                                          221           1,904              --           --                38,372
   Interest expense                                     (88,466)        (37,310)        (33,882)      (2,733)             (276,255)
                                                  ---------------------------------------------------------------------------------
       TOTAL OTHER INCOME (EXPENSE)                     (88,245)        200,130         (33,882)      (2,733)             (251,509)
                                                  ---------------------------------------------------------------------------------

NET LOSS BEFORE PROVISION FOR INCOME TAXES         $ (1,323,129)     $ (475,432)     $ (576,309)  $ (258,655)        $ (13,333,870)
PROVISION FOR INCOME TAXES                                   --              --              --           --                    --
                                                  ---------------------------------------------------------------------------------

NET LOSS APPLICABLE TO COMMON SHARES               $ (1,323,129)     $ (475,432)     $ (576,309)  $ (258,655)        $ (13,333,870)
                                                  =================================================================================

NET LOSS PER BASIC AND DILUTED SHARES                $ (0.14436)     $ (0.08291)     $ (0.06288)  $ (0.03304)
                                                  ===========================================================

WEIGHTED AVERAGE NUMBER OF COMMON
    SHARES OUTSTANDING                                9,165,585       5,734,293       9,165,585    7,827,475
                                                  ===========================================================


                  The accompanying notes are an integral part of the condensed consolidated financial statements.




                                                      INFORMEDIX HOLDINGS, INC.
                                                       (FORMERLY HUNAPU, INC.)
                                                    (A DEVELOPMENT STAGE COMPANY)
                                       CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                     FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2003 AND 2002
                                              (WITH CUMULATIVE TOTALS SINCE INCEPTION)
                                                             (UNAUDITED)

                                                                                                                   CUMULATIVE TOTALS
                                                                                                                    JANUARY 27, 1997
                                                                                                                    TO SEPTEMBER 30,
                                                                                   2003               2002                2003
                                                                              ------------         ------------     ----------------
CASH FLOWS FROM OPERATING ACTIVITIES
   Net loss                                                                   $ (1,323,129)        $   (475,432)      $(13,333,870)
                                                                              ------------         ------------       ------------
   Adjustments to reconcile net loss to net cash
     used in operating activities

     Depreciation and amortization                                                  22,625               26,577            122,402
     Issuance of stock options and warrants in exchange
        for compensation                                                                --              176,805          1,649,502
     Common stock issues for compensation and services                                  --              105,961          3,909,383
     Services provided for equity                                                       --                   --          3,365,847
     Common stock  issues for settlement of vendor
        payables                                                                        --              576,639            576,639
      Reversal of payables                                                              --             (235,536)          (235,536)
      Loss on conversion of debt to equity - related party                              --                   --            249,162
      Loss on disposition of fixed assets                                               --               25,818            171,467

  CHANGES IN ASSETS AND LIABILITIES
     (Increase) in inventory                                                      (103,200)                  --           (103,200)
     (Increase) decrease in prepaid expenses and other as                          148,692               (8,597)            91,774
     Increase in accounts payable and
       and accrued expenses                                                        399,501               14,670            873,912
                                                                              ------------         ------------       ------------
     Total adjustments                                                             467,618              682,337         10,671,352
                                                                              ------------         ------------       ------------

     NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES                          (855,511)             206,905         (2,662,518)
                                                                              ------------         ------------       ------------
CASH FLOWS FROM INVESTING ACTIVITIES
   Increase (decrease) in amounts due to related parties                                --             (321,532)           500,000
   Acquisitions of fixed assets                                                     (4,203)                  --           (128,964)
                                                                              ------------         ------------       ------------
      NET CASH PROVIDED BY INVESTING ACTIVITIES                                     (4,203)            (321,532)           371,036
                                                                              ------------         ------------       ------------


                  The accompanying notes are an integral part of the condensed consolidated financial statements.



                                                      INFORMEDIX HOLDINGS, INC.
                                                       (FORMERLY HUNAPU, INC.)
                                                    (A DEVELOPMENT STAGE COMPANY)
                                           CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                        FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2003 AND 2002
                                              (WITH CUMULATIVE TOTALS SINCE INCEPTION)
                                                             (UNAUDITED)

                                                                                                                CUMULATIVE TOTALS
                                                                                                                JANUARY 27, 1997
                                                                            2003                  2002        TO SEPTEMBER 30, 2003
                                                                          -----------         -----------     ---------------------
CASH FLOWS FROM FINANCING ACTIVITES
    Proceeds from common stock issuances                                  $        --         $        --        $   805,930
    Proceeds from note payables - other                                     1,276,400             175,000          1,801,400
    Proceeds from issuance of mandatorily redeemable common stock                  --                  --            100,000
    Net proceeds from refinancing of note payable                                  --                  --            224,676
    Payments of notes payable                                                (414,847)            (30,000)          (562,045)
    Payments of obligations under capital lease                                    --                  --            (17,061)
                                                                          -----------         -----------        -----------

       NET CASH PROVIDED BY FINANCING ACTIVITIES                              861,553             145,000          2,352,900
                                                                          -----------         -----------        -----------

NET INCREASE (DECREASE) IN
    CASH AND CASH EQUIVALENTS                                                   1,839              30,373             61,418

CASH AND CASH EQUIVALENTS -
    BEGINNING OF PERIOD                                                        59,579               8,297                 --
                                                                          -----------         -----------        -----------

CASH AND CASH EQUIVALENTS - END OF PERIOD                                 $    61,418         $    38,670        $    61,418
                                                                          ===========         ===========        ===========


SUPPLEMENTAL DISCLOSURE OF CASH FLOW
   INFORMATION:

CASH PAID DURING THE YEAR FOR:
    Interest expense                                                      $    48,500         $     6,709
                                                                          ===========         ===========
SUPPLEMENTAL DISCLOSURE OF NONCASH
  ACTIVITIES:

   Issuance of stock options                                              $        --         $   142,083
                                                                          ===========         ===========
   Common stock issues for compensation and services                      $        --         $     1,120
                                                                          ===========         ===========
   Issuance of common stock for settlement of vendor payables             $        --         $        --
                                                                          ===========         ===========
   Conversion of accrued interest to common stock                         $    18,851         $        --
                                                                          ===========         ===========
   Conversion of notes payable to common stock                            $   225,000         $        --
                                                                          ===========         ===========



                   The accompanying notes are an integral part of the condensed consolidated financial statements.


Notes to Condensed Consolidated Financial Statements Unaudited


NOTE 1 - ORGANIZATION AND BASIS OF PRESENTATION
         --------------------------------------

         The condensed consolidated unaudited interim financial statements included herein have been prepared without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. The condensed consolidated financial statements and notes are presented as permitted on Form 10-QSB and do not contain information included in the Company's annual consolidated financial statements and notes. Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted pursuant to such rules and regulations, although the Company believes that the disclosures are adequate to make the information presented not misleading. It is suggested that these condensed consolidated financial statements be read in conjunction with the December 31, 2002 audited financial statements of Hunapu Inc. and the accompanying notes thereto, as well as the December 31, 2002 audited financial statements of InforMedix Acquisition Corp. and the accompanying notes thereto filed on the Company's Form 8-K for May 8, 2003. While management believes the procedures followed in preparing these condensed consolidated financial statements are reasonable, the accuracy of the amounts are in some respects dependent upon the facts that will exist, and procedures that will be accomplished by the Company later in the year.

         On May 8, 2003, InforMedix Acquisition Corp. merged with and into Hunapu Inc. pursuant to the Agreement and Plan of Reorganization dated February 7, 2003 (the "Agreement"). Hunapu Inc. was the surviving entity and changed its name to InforMedix Holdings, Inc., a Nevada corporation.

         Pursuant to the Agreement, Hunapu acquired InforMedix Acquisition Corp., subject to specified conditions and terms set forth in the Agreement. The consideration paid by Hunapu for its acquisition of InforMedix Acquisition Corp. consisted of the issuance of 7,451,000 shares (post-split) of Hunapu common stock, inclusive of 112,500 shares (post-split) that were issued to InforMedix debt holders in conversion of their notes to equity, for the net assets of InforMedix Acquisition Corp. Simultaneously, with the acquisition of the issuance of the 7,451,000 shares of stock, Hunapu cancelled 5,545,000 shares (post-split) of stock issued to their chief executive officer.

NOTE 1 - ORGANIZATION AND BASIS OF PRESENTATION
         --------------------------------------
         (CONTINUED)

         For accounting purposes, the transaction has been accounted for as a reverse acquisition, under the purchase method of accounting. Accordingly, InforMedix Acquisition Corp. will be treated as the continuing entity for accounting purposes and the historical financial statements presented will be those of InforMedix Acquisition Corp.

         Additionally, following the merger, the sole officer and director of Hunapu resigned from the board of directors and as an officer and was replaced with several officers and directors of InforMedix Acquisition Corp.

         InforMedix Holdings, Inc. stockholders also approved the authorization of 9,000,000 shares (4,500,000 post-split) of preferred stock which may be issued from time to time by the Board of Directors without further shareholder approval.

         On June 23, 2003, the Board of Directors of the Company approved a 1-for-2 reverse stock split of the Company's common stock. The effective date for the reverse stock split was June 30, 2003.

         InforMedix Acquisition Corp. ("Acquisition Corp"), a Delaware company, incorporated on June 26, 2002, is a holding company and was incorporated with a wholly owned subsidiary IFAC, Inc. ("IFAC") for the purpose of acquiring InforMedix, Inc. (a development stage company) ("InforMedix") which was incorporated in the state of Delaware on January 27, 1997, for the purpose of developing the Med-e Monitor Systems. Since its inception, InforMedix has devoted substantially all of its efforts to business planning, patent portfolio, research and development, recruiting management and technical staff, acquiring operating assets and raising capital. InforMedix has generated small amounts of revenue through sales of its Med-e Monitor System to academic research centers, and is in the process of raising funds to increase business development and sales and marketing activities. As such, InforMedix is in the development stage. On August 14, 2002, InforMedix merged with IFAC, pursuant to a Plan and Agreement of Merger dated August 14, 2002. According to the Agreement, InforMedix merged into IFAC in a share exchange agreement, and InforMedix became the surviving company post merger, and thus became the sole wholly-owned subsidiary of Acquisition Corp.

NOTE 1 - ORGANIZATION AND BASIS OF PRESENTATION
         --------------------------------------
         (CONTINUED)

         InforMedix's stockholders upon the merger received 4.774 shares of Acquisition Corp. stock for each 1 share of InforMedix's stock. Acquisition Corp., other than the share exchange with InforMedix and the issuance of 2,350,000 shares (post-split) of its stock to founders of the company had no operations since inception. The merger became effective on August 22, 2002. InforMedix is the only operational segment of Acquisition Corp.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
         ------------------------------------------

         DEVELOPMENT STAGE COMPANY
         -------------------------

         The Company is considered to be in the development stage as defined in Statement of Financial Accounting Standards (SFAS) No. 7, "Accounting and Reporting by Development Stage Enterprises ". The Company has devoted substantially all of its efforts to business planning, patent portfolio, research and development, recruiting management and technical staff, acquiring operating assets and raising capital. It has sold Med-e Monitor Systems to academic centers to complete grant-funded clinical research, and has recently made arrangements to compete the initial manufacture of its product in preparation for expansion of sales activities.

         PRINCIPLES OF CONSOLIDATION
         ---------------------------

         The condensed consolidated financial statements include the accounts of InforMedix and its subsidiary for the nine months ended September 30, 2003. All significant intercompany accounts and transactions have been eliminated in consolidation. The September 30, 2002 figures represent InforMedix only, prior to the acquisition by Acquisition Corp.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
         ------------------------------------------
         (CONTINUED)

         USE OF ESTIMATES
         ----------------

         The preparation of condensed consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the condensed consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

         CASH AND CASH EQUIVALENTS
         -------------------------

         The Company considers all highly liquid debt instruments and other short-term investments with an initial maturity of three months or less to be cash equivalents.

         The Company maintains cash and cash equivalent balances at several financial institutions which are insured by the Federal Deposit Insurance Corporation up to $100,000.

         FIXED ASSETS
         ------------

         Fixed assets are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets; three years for computer software and equipment and five years for office furniture and equipment. Property and equipment held under capital leases and leasehold improvements are amortized over the shorter of the lease term or the estimated useful life of the related asset. When fixed assets are retired or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts and the resulting gain or loss is included in operations.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
         ------------------------------------------
         (CONTINUED)

         INTELLECTUAL PROPERTY ASSETS
         ----------------------------

         The Company owns 15 issued U.S. and Foreign and 10 (consolidated 8 US provisional applications into 1 application, thus reducing pending patents from 18 to 10) pending U.S. and Foreign patents. A formal patent valuation appraisal was performed in 2002 by the Patent & License Exchange, Inc. The appraisal revealed that the Company's patents were cited as prior art in 154 other issued patents. Under present accounting principles generally accepted in the United States of America, and FASB 142, management of the Company has not reflected the value of these patents on their condensed consolidated balance sheet at September 30, 2003.

         INTERNAL USE SOFTWARE COSTS
         ---------------------------

         Internal use software and web site development costs are capitalized in accordance with Statement of Position (SOP) No. 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use," and Emerging Issues Task Force (EITF) Issue No. 00-02, "Accounting for Web Site Development Costs." Qualifying costs incurred during the application development stage, which consist primarily of outside services and the Company's consultants, are capitalized and amortized over the estimated useful life of the asset. All other costs are expensed as incurred. All costs for internal use software for the nine months ended September 30, 2003 and 2002 have been expensed as research and development since these were returned to the consulting company in 2002.

         START-UP COSTS
         --------------

         In accordance with the American Institute of Certified Public Accountants Statement of Position 98-5, "Reporting on the Costs of Start-up Activities", the Company expenses all costs incurred in connection with the start-up and organization of the Company.

         REVENUE AND COST RECOGNITION
         ----------------------------

         The Company records its transactions under the accrual method of accounting whereby income gets recognized when the services are billed rather than when the fees are collected, and costs and expenses are recognized in the period they are incurred rather than paid for.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
         ------------------------------------------
         (CONTINUED)

         RESEARCH AND DEVELOPMENT
         ------------------------

         Research and development costs are related primarily to the Company obtaining its 15 issued U.S. and Foreign and 10 (consolidated 8 US provisional applications into 1 application, thus reducing pending patents from 18 to 10) pending U.S. and Foreign patents and patent valuation analysis, developing early prototypes and Beta products of its Med-e Monitor device, development of first, second and third generation databases to monitor patient data and remotely program the Med-e Monitor devices, communications connectivity between the devices and the databases via the Internet, and website development. Research and development costs are expensed as incurred.

         INCOME TAXES
         ------------

         The income tax benefit is computed on the pretax loss based on the current tax law. Deferred income taxes are recognized for the tax consequences in future years of differences between the tax basis of assets and liabilities and their financial reporting amounts at each year-end based on enacted tax laws and statutory tax rates. No benefit is reflected for the nine months ended September 30, 2003 and 2002, respectively.

         ADVERTISING
         -----------

         Costs of advertising and marketing are expensed as incurred. Advertising and marketing costs were $0 and $258 for the nine months ended September 30, 2003 and 2002, respectively.

         RECLASSIFICATIONS
         -----------------

         Certain amounts in the 2002 condensed consolidated financial statements were reclassified to conform to the 2003 presentation. The reclassifications in 2002 resulted in no changes to the deficits accumulated during the development stage.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
         ------------------------------------------
         (CONTINUED)

         EARNINGS (LOSS) PER SHARE OF COMMON STOCK
         -----------------------------------------

         Historical net income (loss) per common share is computed using the weighted average number of common shares outstanding. Diluted earnings per share (EPS) includes additional dilution from common stock equivalents, such as stock issuable pursuant to the exercise of stock options and warrants, of which by September 30, 2002, all Company options and warrants that had been issued up to that point in time were converted. Common stock equivalents were not included in the computation of diluted earnings per share at September 30, 2003 and 2002 when the Company reported a loss because to do so would be anti-dilutive for periods presented. The Company has incurred significant losses since its inception to fund its research and development of its Med-e Monitor Systems, including the development of its intellectual property portfolio; and travel activities and attendance at trade shows to create awareness of the product to pre-sell the Med-e Monitor.

         The following is a reconciliation of the computation for basic and diluted EPS:

                                                 September 30,     September 30,
                                                      2003             2002
                                                 -------------    --------------
Net Loss                                         ($1,323,129)      ($  475,432)
                                                 -------------    --------------
Weighted-average common shares
  outstanding (Basic)                              9,165,585         5,734,293

Weighted-average common stock equivalents:
      Stock options                                       --                --
      Warrants                                            --                --
                                                 -------------    --------------
Weighted-average common shares
    outstanding (Diluted)                          9,165,585         5,734,293
                                                 =============    ==============

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
         ------------------------------------------
         (CONTINUED)

         FAIR VALUE OF FINANCIAL INSTRUMENTS
         -----------------------------------

         The carrying amount reported in the condensed consolidated balance sheets for cash and cash equivalents, accounts payable and accrued expenses approximate fair value because of the immediate or short-term maturity of these financial instruments. The carrying amount reported for notes payable approximates fair value because, in general, the interest on the underlying instruments fluctuates with market rates.

         RECENT ACCOUNTING PRONOUNCEMENTS
         --------------------------------

         In December 2002, the FASB issued Statement No. 148, "Accounting for Stock-Based Compensation-Transition and Disclosure, an amendment of FASB Statement No. 123"("SFAS 148"). SFAS 148 amends FASB Statement No. 123, "Accounting for Stock-Based Compensation," to provide alternative methods of transition for an entity that voluntarily changes to the fair value based method of accounting for stock-based employee compensation. It also amends the disclosure provisions of that Statement to require prominent disclosure about the effects on reported net income of an entity's accounting policy decisions with respect to stock-based employee compensation. Finally, this Statement amends Accounting Principles Board ("APB") Opinion No. 28, "Interim Financial Reporting", to require disclosure about those effects in interim financial information. SFAS 148 is effective for financial statements for fiscal years ending after December 15, 2002. The Company will continue to account for stock-based employee compensation using the intrinsic value method of APB Opinion No. 25, "Accounting for Stock Issued to Employees," but has adopted the enhanced disclosure requirements of SFAS 148.

         In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities". SFAS No. 133 requires companies to recognize all derivative contracts as either assets or liabilities in the balance sheet and to measure them at fair value. If certain conditions are met, a derivative may be specifically designated as a hedge, the objective of which is to match the timing of the gain or loss recognition on the hedging derivative with the recognition of (i) the changes in the fair value of the hedged asset or liability that are attributable to the hedged risk or (ii) the earnings effect of the hedged forecasted transaction.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
         ------------------------------------------
         (CONTINUED)

         RECENT ACCOUNTING PRONOUNCEMENTS (CONTINUED)
         --------------------------------------------

         For a derivative not designated as a hedging instrument, the gain or loss is recognized in income in the period of change. On June 30, 1999, the FASB issued SFAS No. 137, "Accounting for Derivative Instruments and Hedging Activities - Deferral of the Effective Date of FASB Statement No. 133". SFAS No. 133 as amended by SFAS No. 137 is effective for all fiscal quarters of fiscal years beginning after June 15, 2000. In June 2000, the FASB issued SFAS No. 138, "Accounting for Certain Derivative Instruments and Certain Hedging Activities". SFAS No. 133 as amended by SFAS No. 137 and 138 is effective for all fiscal quarters of fiscal years beginning after June 15, 2000.

         Historically, the Company has not entered into derivatives contracts to hedge existing risks or for speculative purposes. Accordingly, the Company does not expect adoption of the new standard to have a material effect on the condensed consolidated financial statements.

         In December 1999, the Securities and Exchange Commission issued Staff Accounting Bulletin ("SAB") No. 101, "Revenue Recognition in Financial Statements." SAB 101 provides guidance for revenue recognition under certain circumstances, and is effective during the first quarter of fiscal year 2001. SAB 101 is not expected to have a material effect on the results of operations, financial position and cash flows.

         On March 16, 2000, the Emerging Issues Task Force issued EITF 99-19 "Recording Revenue as a Principal versus Net as an Agent" which addresses the issue of how and when revenues should be recognized on a Gross or Net method as the title implies. The emerging Issues Task Force has not reached a consensus but cites SEC Staff Accounting Bulletin 101. EITF 99-19 does not affect the condensed consolidated financial statements.

         On July 20, 2000, the Emerging Issues Task Force issued EITF 00-14 "Accounting For Certain Sales Incentives" which establishes accounting and reporting requirements for sales incentives such as discounts, coupons, rebates and free products or services. Generally, reductions in or refunds of a selling price should be classified as a reduction in revenue. For SEC registrants, the implementation date is the beginning of the fourth quarter after the registrant's fiscal year end December 15, 1999. EITF 00-14 does not affect the condensed consolidated financial statements.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
         ------------------------------------------
         (CONTINUED)

         RECENT ACCOUNTING PRONOUNCEMENTS (CONTINUED)
         --------------------------------------------

         In June 2001, the FASB issued Statement No. 142 "Goodwill and Other Intangible Assets". This Statement addresses financial accounting and reporting for acquired goodwill and other intangible assets and supersedes APB Opinion No. 17, Intangible Assets. It addresses how intangible assets that are acquired individually or with a group of other assets (but not those acquired in a business combination) should be accounted for in financial statements upon their acquisition. This Statement also addresses how goodwill and other intangible assets should be accounted for after they have been initially recognized in the condensed consolidated financial statements. This statement does not affect the condensed consolidated financial statements.

         STOCK-BASED COMPENSATION
         ------------------------

         Employee stock awards under the Company's compensation plans are accounted for in accordance with Accounting Principles Board Opinion No. 25 ("APB 25"), "Accounting for Stock Issued to Employees", and related interpretations. The Company provides the disclosure requirements of Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123"), and related interpretations. Stock-based awards to non-employees are accounted for under the provisions of SFAS 123 and has adopted the enhanced disclosure provisions of SFAS No. 148 "Accounting for Stock-Based Compensation- Transition and Disclosure, an amendment of SFAS No. 123".

         The Company measures compensation expense for its employee stock-based compensation using the intrinsic-value method. Under the intrinsic-value method of accounting for stock-based compensation, when the exercise price of options granted to employees is less than the estimated fair value of the underlying stock on the date of grant, deferred compensation is recognized and is amortized to compensation expense over the applicable vesting period. In each of the periods presented, the vesting period was the period in which the options were granted. All options were expensed to compensation in the period granted rather than the exercise date.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
         ------------------------------------------
         (CONTINUED)

         STOCK-BASED COMPENSATION (CONTINUED)
         ------------------------------------

         The Company measures compensation expense for its non-employee stock-based compensation under the Financial Accounting Standards Board
         (FASB) Emerging Issues Task Force (EITF) Issue No. 96-18, "Accounting for Equity Instruments that are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services". The fair value of the option issued is used to measure the transaction, as this is more reliable than the fair value of the services received. The fair value is measured as the value of the Company's common stock on the date that the commitment for performance by the counterparty has been reached or the counterparty's performance is complete. The fair value of the equity instrument is charged directly to compensation expense and additional paid-in capital.

         INVENTORY
         ---------

         Inventory consists of the Med-e Monitor Systems that have been developed. The Company states the inventory at the lower of cost (first-in, first-out basis) or market value.

NOTE 3-  FIXED ASSETS
         ------------

         Fixed assets consist of the following at September 30, 2003:

         Office and manufacturing equipment                 $ 33,398
         Computer equipment                                   43,930
         Equipment under capital leases                       45,622
                                                            ---------
                                                             122,950
         Less:  accumulated depreciation                      96,585
                                                            ---------
         Net book value                                     $ 26,365
                                                            =========

         Depreciation expense for the nine months ended September 30, 2003 and 2002 was $22,625 and $26,577, respectively. Included in that amount is $14,256 and $9,681, of amortization expense of equipment under capital leases for the nine months ended September 30, 2003 and 2002, respectively. In January 2002, the Company pursuant to a settlement agreement with one of its vendors returned $51,635 of computer equipment that had $25,818 in accumulated depreciation.

NOTE 4-  NOTE PAYABLE - BANK
         -------------------

         The Company entered into a promissory note dated July 6, 1998, modified February 6, 2000 with United Bank. Principal and interest were due in 36 payments from March 6, 2000 to February 6, 2003 at an annual interest rate of prime plus one percent. The Company commenced payments on March 6, 2000 through May 6, 2001. At that time, this note was refinanced, and the Company was advanced amounts to bring the balance back to its original amount of $297,500. This promissory note was again amended in January 2002, effective December 2001, whereby the Company was provided an extension through June 30, 2002 on its payments. Interest payments due were paid currently. The Company commenced repayment of the principal balance on the loan on August 2, 2002. The unpaid balance on the note payable at September 30, 2003, was $165,278. Of this amount $82,639 is reflected as current maturities at September 30, 2003. Additionally, the balance is due on November 30, 2004, the date the note was extended to.

         The note is personally guaranteed and partially collateralized by certain officers and founders of the Company. For signing personally on the note, the officers were issued shares of stock.

         Interest expense pertaining to this note was $14,250 and $6,709 for the nine months ended September 30, 2003 and 2002, respectively.

         The Company in August 2002, entered into a Promissory Note with its CEO in the amount of $25,000. The Promissory Note was bearing interest at a rate of 12% annually, and was mandatorily convertible into shares of the common stock of the Company when it merged into a public company. All accrued interest together with this note was converted into stock at the time of the merger.

         In August 2002, the Company entered into a Promissory Note with its Investment Banker, Rockwell Capital Partners LLC, in the amount of $50,000. The Promissory Note was bearing interest at a rate of 12% annually, and was mandatorily convertible into shares of the common stock of the Company when it merged into a public company. Additionally, Rockwell, on the Company's behalf, funded $100,000 to an investor relations firm as a prepayment for investor relation services, which has been written off in the three months ended September 30, 2003, as this company has ceased providing services for the Company.

NOTE 5-  NOTES PAYABLE - OTHER
         ---------------------
         (CONTINUED)

         On August 14, 2002, the $50,000 Rockwell note was converted upon the issuance of 2,350,000 shares (post-split) of Acquisition Corp. The stock was issued at just above par value, and was issued as founders' stock. The $100,000 and all accrued interest was converted into stock at the time of the merger.

         The Company in August 2002, entered into a Promissory Note with American United Global, Inc. ("AUGI") in the amount of $100,000. The Promissory Note was bearing interest at a rate of 12% annually, and was mandatorily convertible into shares of the common stock of the Company when it merged into a public company. All accrued interest along with the note was converted to stock at the time of the merger. This note matures upon the occurrence of various events, all anticipated to be within the year.

         Upon the issuances of the promissory notes with Rockwell, the Company entered into an Intellectual Property Security Agreement as collateral for the amounts advanced. The other promissory note holders, the CEO and AUGI shared in the same rights as Rockwell under that agreement. Once these Notes were converted into equity, the Intellectual Property Security Agreement was terminated as to these persons.

         On November 5, 2002, the Company entered into a Security and Loan Agreement with Private Equity Investors, LLC ("PIE") in the amount of $350,000. The purpose of this transaction was to fund the Company for the scalable manufacturing of its products, and provide funds for expansion of the marketing and sales of their Med-e Monitor product line. This note was repaid in April 2003.

         On February 1, 2003, June 12, 2003, and July 24, 2003, the Company entered into various short-term notes payable for amounts ranging between $4,000 and $20,000 for a total of $126,400 all due and payable at 12% and 8% interest in December 2003 through January 2004. All but $20,000 of these notes are uncollateralized, and interest of $6,235 is accrued at September 30, 2003 on these notes. $20,000 of these notes were collateralized by a subordinated lien on the Company's intellectual property. These notes are held by the present and former principals of Rockwell Capital, the Company's investment banker, and $7,333 of this amount has been repaid.

         The Company entered into a promissory note agreement in the amount of $750,000 on April 11, 2003, collateralized by a perfected first lien on the Company's intellectual property in the event of default. Proceeds of this

NOTE 5-  NOTES PAYABLE - OTHER
         ---------------------
         (CONTINUED)


         note were used to repay the PIE debt and some other existing debt as well as fees and related costs to complete the merger. Interest is being accrued at a rate of 12% per annum, and the note had provisions for the issuance of 800,000 stock warrants

         (post-split), which have not been exercised as of September 30, 2003. As of September 30, 2003, interest expensed and accrued on this note is $42,500.On October 16, 2003 the holder of this $750,000 promissory note signed an agreement whereby, should the Company be successful in raising at least $2 million in its private placement of equity securities, $375,000 plus interest would be repaid to this lender, and $375,000 would be converted into equity under the same terms and conditions as the private placement offering.

         The Company entered into six promissory notes dated August 31, 2003 and September 10, 2003 with individuals obtained through the Company's investment banker Meyers Associates, L.P. These individuals loaned $400,000 collectively to the Company in notes that mature August 31, 2004. The notes accrue interest at a rate of 10% annually, and at September 30, 2003, $2,778 has been expensed and accrued by the Company. The amounts were initially funded to an escrow account maintained by the Company and Meyers Associates and transferred to the Company's operating account after the payment of fees. These amounts funded are part of the financing that Meyers Associates, L.P. will be raising for the Company.

NOTE 6-  RELATED PARTY TRANSACTIONS
         --------------------------

         During 2002 and 2001, the Company received advances from IM Funding, LLC. IM Funding, LLC is a limited liability company mostly comprised of officers and board of director members of the Company. During 2002 and 2001, the Company was advanced $500,000 (plus $15,000 of interest) of which $321,532 was advanced as of December 31, 2001. The amount accrued interest at a rate of 12% per year, and was converted into 95,832 shares (post-split) of common stock in September 2002 which were issued to the individual members of IM Funding. The value of the shares issued to convert this payable into equity was $7.80 per share (post-split), the fair value of the stock at the time of conversion. This transaction resulted in a loss of $249,162, which is reflected in the consolidated statements of operations for the year ended December 31, 2002.

NOTE 7-  OBLIGATIONS UNDER CAPITAL LEASE
         -------------------------------

         The Company is the lessee of computer equipment and office equipment under capital leases expiring during 2006. These leases are personally guaranteed by a shareholder of InforMedix, for which he previously received shares of stock.

         Minimum lease payments under capital leases at September 30, 2003, are as follows:

              2003                              $ 25,921
              2004                                 5,095
              2005                                 5,095
              2006                                 3,396
                                                --------
                                                  39,507

         Less: amounts representing interest     (10,946)
         Less: current portion                   (19,361)
                                                --------
                  Long-term portion             $  9,200
                                                ========

NOTE 8-  OPERATING LEASE
         ---------------

         During 2000, the Company entered into a lease for office space commencing February 1, 2000 through January 31, 2002 including escalation of payments. After January 31, 2002, the Company was on a month-to-month lease at its offices. On lease inception, the Company issued 500 shares (post-split) of common stock to the lessor that has been valued at the fair market value of $20 per share (post-split) resulting in a charge to operations of $10,000. Effective March 2003, the landlord sold the building the Company is located in and, at that time, the Company signed a one year lease agreement for $2,294 per month.


NOTE 9-  PROVISION FOR INCOME TAXES
         --------------------------

         Deferred income taxes will be determined using the liability method for the temporary differences between the financial reporting basis and income tax basis of the Company's assets and liabilities. Deferred income taxes will be measured based on the tax rates expected to be in effect when the temporary differences are included in the Company's consolidated tax return. Deferred tax assets and liabilities are recognized based on anticipated future tax consequences attributable to differences between financial statement carrying amounts of assets and liabilities and their respective tax bases.

         At September 30, 2003, deferred tax assets consist of the following:

         Net operating loss carryforwards        $5,333,548
         Less:  valuation allowance              (5,333,548)
                                                 -----------
                                                 $   -0-
                                                 ===========

         At September 30, 2003, the Company had deficits accumulated during the development stage in the approximate amount of $13,333,870, available to offset future taxable income through 2019. The Company established valuation allowances equal to the full amount of the deferred tax assets due to the uncertainty of the utilization of the operating losses in future periods.

NOTE 10- STOCKHOLDERS' (DEFICIT)
         ----------------------

         COMMON STOCK

         Upon the merger into Hunapu, the Company had 40,000,000 shares of common stock authorized (20,000,000 following the reverse stock split). Prior to the merger of Hunapu and the Company, there were 7,250,000 shares (post-split) outstanding in Hunapu of which 5,545,000 (post-split) were cancelled for a new total number of 1,705,000 shares (post-split). Then, the merger transaction resulted in the issuance of 7,451,000 Hunapu shares (post-split) to InforMedix shareholders to acquire the net assets of InforMedix Acquisition Corp. This brought the total issued and outstanding shares to 9,156,000 shares (post-split).

         The Company issued 9,385 additional shares (post-split) for accrued interest on notes payable in the quarter ended June 30, 2003.

         On June 23, 2003, the Company's Board of Directors approved a reverse 1-for-2 stock split effective June 30, 2003. After the split, the Company had 9,165,585 shares of common stock issued and outstanding. In addition, the Company reduced the authorized level of stock to 20,000,000.


         PREFERRED STOCK

         InforMedix Holdings, Inc. stockholders also approved the authorization of 9,000,000 shares of preferred stock (4,500,000 following the reverse stock split) which may be issued from time to time by the Board of Directors without further shareholder approval. No shares of preferred stock have been issued by the Company as of September 30, 2003.

NOTE 10- STOCKHOLDERS' (DEFICIT)
         ----------------------
         (CONTINUED)

         STOCK OPTION PLAN AND WARRANTS

         In April 2003, upon the merger transaction, the Company's Board of Directors approved the former Hunapu Inc. 2003 Stock Incentive Plan (the "Plan"). The Plan has 1,250,000 shares (post-split) of common stock available for issuance. Awards will be based on performance criteria approved by the Company's compensation committee. After the reverse 1-for-2 stock split on June 30, 2003, the Company has granted 900,000 options of which 1/3 of them will vest at December 31, 2003. The Company for the nine months ended September 30, 2003, has not expensed any portion of these stock options. All of these options were granted to employees, officers and key members of the management team of the Company.

         The Company has issued 2,805,000 stock warrants as of September 30, 2003. These warrants were issued in connection with various notes that the Company entered into, and none of the warrants have been exercised as of September 30, 2003.

         Under the Black-Scholes option pricing model, the total value of the stock options granted in 2003 is charged to operations as options are fully vested. SFAS No. 123, "Accounting for Stock-Based Compensation", encourages adoption of a fair-value-based method for valuing the cost of stock-based compensation. However, it allows companies to continue to use the intrinsic-value method for options granted to employees and disclose pro forma net loss.

NOTE 10- STOCKHOLDERS' (DEFICIT)
         -----------------------
         (CONTINUED)

         MANDATORILY REDEEMABLE COMMON STOCK

         On August 20, 1999, a Stock Purchase Agreement with Advantor was signed providing for the issuance of 15,000 shares (post-split) of common stock to Advantor for cash and services. On August 23, 1999, in accordance with the agreement Advantor purchased 5,000 shares (post-split) of common stock at fair value for cash of $100,000. The remaining 10,000 shares (post-split) were to be issued in blocks of 2,000 shares (post-split) for every 100 inventory units produced by Advantor. In the event that the Company is not publicly traded by December 31, 2004, the Company is obligated upon written notice of Advantor, to repurchase any stock issued of the 15,000 shares (post-split) at the highest price the Company has sold any of its stock within 12 months of Advantor's notice to repurchase. Through August 7, 2002, 86 units had been completed and no additional shares had been granted. To recognize the 86 units produced, the fair value of $34,400 has been credited to accounts payable with the offsetting entry to cost of sales.

         Upon the merger, and the Company becoming publicly traded, the mandatorily redeemable common stock was converted into common stock and as per the agreement none of the 5,000 issued shares (post-split) will need to be repurchased by the Company.

         On November 3, 2003, Advantor agreed in writing to convert all of its remaining outstanding payables into InforMedix common stock, and released the Company from any further liabilities.


NOTE 11- COMMITMENTS AND CONTINGENCIES
         -----------------------------

         EMPLOYMENT AGREEMENTS

         The Company has entered into employment agreements with key members of management and some officers. Most of these employment agreements are for a period of three years. Compensation earned by these employees has been properly reflected in compensation expense for the nine months ended September 30, 2003 and 2002, respectively. Historically, the Company has been unable to pay management compensation in the form of cash, and has issued stock in lieu of cash for a portion of the services rendered.

NOTE 11- COMMITMENTS AND CONTINGENCIES
         -----------------------------

         CONSULTING AGREEMENTS


         The Company has entered into a consulting agreement with Warren Lewis Investment Corporation whereby the consulting firm will be compensated when the Company has raised $2,000,000 in a certain capital transaction. To the extent that the capital transaction has not yet been completed, the amount of the liability has not been recorded on the financial statements. As of September 30, 2003, the amount of the contingent liability is $135,000.


NOTE 12- GOING CONCERN
         -------------

         As shown in the accompanying condensed consolidated financial statements, as is typical of companies going through early-stage development of intellectual property, and products and services, the Company incurred substantial net losses for the nine months ended September 30, 2003, as well as the years ended December 31, 2002 and 2001. The Company is currently in the development stage, and there is no guarantee whether the Company will be able to generate enough revenue and/or raise capital to support current operations and expand sales. This raises substantial doubt about the Company's ability to continue as a going concern.

         Management believes that the Company's capital requirements will depend on many factors including the success of the Company's product development efforts. The Company has retained an investment banker, Meyers Associates, L.P. ("Meyers"), to assist the Company in raising capital. Meyers has raised $400,000 as of September 30, 2003, and has entered into a Placement Agent Agreement to raise between $1,500,000 and $5,000,000 to support and accelerate the Company's sales and marketing, business development, and other corporate activities. The private placement of units will each consist of a number of shares of common stock determined by dividing the purchase price per Unit of $50,000 by, the lower of $.50 per share and the average closing bid price of the Common Stock for the five (5) consecutive trading days immediately preceding and including the second trading day immediately prior to the initial closing date. For each Share of Common Stock issued, the Company shall also issue one A Warrant and one B Warrant to purchase one-half share of Common Stock of InforMedix.

NOTE 12- GOING CONCERN
         -------------
         (CONTINUED)

         The Company had an infusion of cash in the amount of $750,000 of convertible debt with warrants in April 2003, In addition convertible debt with warrants from a private placement equity investment company in the amount of $350,000 was placed in November 2002, and has since been repaid. The purpose of these transactions was to fund the Company for the scalable manufacturing of its products, and provide funds for expansion of the marketing and sales of its Med-e Monitor product line.


         The Company entered into the merger with Hunapu and became publicly traded anticipating that this would enable the Company to secure equity financing and enable the Company to continue the production process relating to its Med-e Monitor and develop sales and marketing activities. Management has also stepped up the research and development efforts relating to the clinical drug trial and disease management needs for the Med-e Monitor product and believes that revenues may be generated by next year.

         The Company received delivery of its first 250 Med-e Monitor devices in the first quarter of 2003. Additionally, three pharmaceutical/health care companies have accepted delivery of these devices on a test basis to be evaluated for use in disease management/clinical trial programs. The condensed consolidated financial statements do not include any adjustments that might result from the outcome of these uncertainties.


NOTE 13- PATENTS
         -------

         The Company has been successful in securing and has been issued 15 U.S. and Foreign patents pertaining to the design and development of its Med-e Monitors. The Company believes, as a result of an independent valuation of its patents, that it owns the "pioneer" patent portfolio in medication compliance and patient monitoring, as its patents have been cited as prior art in 154 issued patents. In addition, there are 10 (after consolidation of 8 US provisional applications into 1 US application) U.S. and Foreign patents currently pending. The cost in obtaining these patents has been expensed as a research and development expense by the Company in the year that the costs pertained to in accordance with SOP 98-1.

                                     EXPERTS

   Our consolidated financial statements as of December 31, 2002 and, 2001, and for the years then ended, have been included in this prospectus and in the registration statement in reliance upon the report of Bagell, Josephs & Company, LLC, independent auditors, on their audit of our financial statements given on authority of this firm as an expert in accounting and auditing.

The Hunapu, Inc. financial statements included in this prospectus and the registration statement of which this prospectus is a part, have been included herein in reliance on the report of Lazar Levine & Felix LLP, independent accountants, given on the authority of that firm as an expert in accounting and auditing.

                                  LEGAL MATTERS

   The validity of the shares of our common stock and warrants being offered for sale pursuant to this prospectus has been passed upon for us by Snow Becker Krauss P.C., 605 Third Avenue, New York, New York 10158. Snow Becker Krauss P.C., owns an aggregate of 130,000 shares of our common stock, which shares are being offered for sale pursuant to this prospectus. Certain members of the firm also own additional shares of our Common Stock issued by Hunapu which were previously registered.



     PROSPECTIVE INVESTORS MAY RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE PROSPECTIVE INVESTORS WITH DIFFERENT OR ADDITIONAL INFORMATION. THIS PROSPECTUS IS NOT AN OFFER TO SELL NOR IS IT SEEKING AN OFFER TO BUY IN ANY JURISDICTION WHERE SUCH OFFER, OR SALE IS NOT PERMITTED. THE INFORMATION CONTAINED IN THIS PROSPECTUS IS CORRECT ONLY AS OF THE DATE OF THIS PROSPECTUS, REGARDLESS OF THE TIME OF DELIVERY OF THIS PROSPECTUS OR ANY SALE OF THESE SHARES.


              -----------------------------------------------------







                            INFORMEDIX HOLDINGS, INC.
                        42,688,972 Shares of Common Stock
                           13,880,048 Class A Warrants
                           13,880,048 Class B Warrants

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


Item 24.  Indemnification of Directors and Officers.

   The following statutes and by-law provisions are the only statutes, charter provisions, by-laws, contracts or other arrangements known to the registrant that insure or indemnify a controlling person, director or officer of the registrant in any manner against liability which he or she may incur in his or her capacity as such.

   Article EIGHTH of the registrant's Articles of Incorporation provides that:

   The registrant may, to the fullest extent permitted by the General Corporation Law of the State of Nevada, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said Law from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said Law, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

   Article VI of the registrant's By-laws provides that:

   On the terms, to the extent, and subject to the condition prescribed by statute and by such rules and regulations, not inconsistent with statute, as the Board of Directors may in its discretion impose in general or particular cases or classes of cases, (a) the Corporation shall indemnify any person made, or threatened to be made, a party to an action or proceeding, civil or criminal, including an action by or in the right of any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise which any director or officer of the registrant served in any capacity at the request of the registrant, by reason of the fact that he, his testator or intestate, was a director or officer of the registrant, or served such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys, fees, actually and necessarily incurred as a result of such action or proceeding, or any appeal therein, and (b) the registrant may pay, in advance of final disposition of any such action or proceeding, expenses incurred by such person in defending such action or proceeding.

   On the terms, to the extent, and subject to the conditions prescribed by statute and by such rules and regulations, not inconsistent with statute, as the Board of Directors may in its discretion impose in general or particular cases or classes of cases, (a) the registrant shall indemnify any person made a party to an action by or in the right of the registrant to procure a judgment in its favor, by reason of the fact that he, his testator or intestate, is or was a director or officer of the registrant, against the reasonable expenses, including attorneys, fees, actually and necessarily incurred by him in connection with the defense of such action, or in connection with an appeal therein, and (b) the registrant may pay, in advance of final disposition of any such action, expenses incurred by such person in defending such action or proceeding.

   Sections 78.7502 and 78.751 of the Nevada General Corporation Law ("GCL"), provide that:

   1. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

   2. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

   3. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, he must be indemnified by the corporation against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

   4. Any indemnification under subsections 1 and 2, unless ordered by a court or advanced pursuant to subsection 5, must be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

   (a) By the stockholders;

   (b) By the board of directors by majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding;

   (c) If a majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding so orders, by independent legal counsel in a written opinion; or

   (d) If a quorum consisting of directors who were not parties to the act, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

   5. The articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this subsection do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

   6. The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this section:

   (a) Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to subsection 2 or for the advancement of expenses made pursuant to subsection 5, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.

   (b) Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

   Section 78.752 of the GCL provides that:

   1. A corporation may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such, whether or not the corporation has the authority to indemnify him against such liability and expenses.

   2. The other financial arrangements made by the corporation pursuant to subsection 1 may include the following:

   (a) The creation of a trust fund.

   (b) The establishment of a program of self-insurance.

   (c) The securing of its obligation of indemnification by granting a security interest or other lien on any assets of the corporation.

   (d) The establishment of a letter of credit, guaranty or surety.

No financial arrangement made pursuant to this subsection may provide protection for a person adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable for intentional misconduct, fraud or a knowing violation of law, except with respect to the advancement of expenses or indemnification ordered by a court.

   3. Any insurance or other financial arrangement made on behalf of a person pursuant to this section may be provided by the corporation or any other person approved by the board of directors, even if all or part of the other person's stock or other securities is owned by the corporation.

   4. In the absence of fraud:

   (a) The decision of the board of directors as to the propriety of the terms and conditions of any insurance or other financial arrangement made pursuant to this section and the choice of the person to provide the insurance or other financial arrangement is conclusive; and

   (b) The insurance or other financial arrangement:

     (1) Is not void or voidable; and

     (2) Does not subject any director approving it to personal liability for his action, even if a director approving the insurance or other financial arrangement is a beneficiary of the insurance or other financial arrangement.

   5. A corporation or its subsidiary which provides self-insurance for itself or for another affiliated corporation pursuant to this section is not subject to the provisions of Title 57 of the Nevada Revised Statutes.


Item 25.  Other Expenses of Issuance and Distribution.

SEC registration fee ...................................          $3,750.02
Printing expenses ......................................            5,000*
Legal fees .............................................           35,000*
Accounting fees ........................................            5,000*
Miscellaneous ..........................................          6,249.98*
                                                                  --------
Total ..................................................          $55,000
                                                                  =======

-------
* Estimated

Item 26.  Recent Sales of Unregistered Securities.

         On June 23, 2003, the registrant effected a one-for-two reverse stock split. All share and per share data in this report give retroactive effect to the reverse stock split.

         (a) As of April 25, 2002, the registrant issued 50,000 shares of its common stock to Snow Becker Krauss P.C. in consideration for services rendered to the registrant. There were no underwriters in connection with the above transaction. The registrant believes that these securities were issued in a transaction not involving a public offering in reliance upon an exemption from registration provided by Section 4(2) of the Act. The investor is a sophisticated investor and was involved in the formation of the registrant and the preparation of the registration statement.

         (b) On May 8, 2003, InforMedix Acquisition Corp. merged with and into Hunapu Inc. pursuant to the Agreement and Plan of Reorganization dated February 7, 2003. Hunapu Inc. was the surviving entity and changed its name to InforMedix Holdings, Inc. The consideration paid by Hunapu for its acquisition of InforMedix Acquisition Corp. consisted of the issuance of 7,451,000 shares of Hunapu common stock, inclusive of 112,500 shares exclusive of interest that were issued to InforMedix debt holders in conversion of their notes to equity, exclusive of accrued interest, for the net assets of InforMedix Acquisition Corp. Simultaneously, with the acquisition of the issuance of the 7,451,000 shares of stock, Hunapu cancelled 5,545,000 shares of stock issued to its chief executive officer.

         (c) In August and September, 2003, the registrant, through its Placement Agent, Meyers Associates, L.P., sold an aggregate of $400,000 of units to an aggregate of six accredited investors pursuant to a private placement under Rule 506 of Regulation D under the Securities Act of 1933, as amended. Each unit consisted of $50,000 principal amount of 10% subordinated promissory notes (the "Notes") and warrants to purchase 100,000 shares of common stock of the Company. The Notes were to mature on August 31, 2004 and were convertible, at the election of the investor at any time after 121 days after issuance, into shares of common stock of the Company at a conversion price equal to the average 4 PM New York time closing bid price per share of the Common Stock for the 30 consecutive trading days ending on the day prior to the date of the conversion notice. The warrants are exercisable for five years at an exercise price of $.37 per share. Five of the six investors elected to convert their notes into units in subsequent private placement by the registrant. Meyers Associates received a sales commission of $40,000, a $12,000 non-accountable expense allowance and 240,000 warrants from the sale of the units. The registrant believes that issuance of the notes, warrants and shares issued upon conversion of the notes did not require registration under the Securities Act of 1933, as amended, pursuant to exemptions available under the provisions of Section 4(2) and Rule 506 of the Act.

         (d) In December 2003 and February 2004, the registrant, through its Placement Agent, Meyers Associates, L.P., sold an aggregate of 79.009 units at $50,000 per unit, or $3,950,450, each unit consisting of 135,136 shares of Common Stock, or $.37 per share, or an aggregate of 10,676,960 shares of Common Stock, one Class A warrant and one Class B Warrant to purchase one-half share of Common Stock to 58 accredited investors. An additional 20.991 Units were sold for a purchase price of $1,049,550. The proceeds are being held by the escrow agent, however, until such time as the Company's charter amendment to increase the authorized Common Stock from 20 million shares to 80 million shares is effective prior to the effective date of this registration statement. Meyers Associates received a sales commission on the $3,950,450 of units issued of $395,045, a $118,514 non-accountable expense allowance and warrants to purchase an aggregate of 23.7027 units, identical to the units issued in the private placement for three years, which warrants have been assigned to designees of the Placement Agent.

         (e) On April 9, 2003, InforMedix, Inc. entered into a Security and Loan Agreement with Irving G. Snyder, Jr. (the "Lender") pursuant to which it issued a secured convertible promissory note (the "Note") in the amount of $750,000. The Note bore interest at the rate of 12% per annum. The loan was collaterized by a first lien on InforMedix's patents. The Company issued warrants to purchase an aggregate of 800,000 shares of Common Stock were issued to three persons exercisable at $3.00 per share for a five-year period. InforMedix and the Lender restructured the loan in October 2003, to extend the loan from October 7, 2003, until the earlier of (i) December 7, 2003, or (ii) the closing of at least $2 million from the December 2003 offering or another capital stock financing. Upon the closing of the offering, the Lender was repaid $375,000 plus all accrued and unpaid interest and the remaining $375,000 was converted into $375,000 of units as part of the offering. In consideration of the above loan restructuring, the 800,000 outstanding warrants exercisable at $3.00 per share were replaced by warrants to purchase 250,000 shares of Common Stock exercisable at $1.50 per share.

Item 27.  Exhibits and Financial Statement Schedules.

(a) Exhibits

   Exhibit
    Number  Description
    ------  -----------
      3.1   Articles of Incorporation, as amended(1)

      3.2   By-Laws.(1)

      4.1   Specimen common stock certificate.(1)

      4.2   Specimen Class A Warrant certificate.(1)

      4.3   Specimen Bridge Warrant certificate*

      4.4   Specimen Class A Warrant certificate from Private Placement*

      4.5   Specimen Class B Warrant certificate from Private Placement*

      4.6   Specimen Placement Agent Warrant certificate from Private Placement*

      5.1   Opinion of Snow Becker Krauss P.C.**

      10.1 Employment Agreement dated January 1, 2000 between InforMedix Inc. and Bruce A. Kehr, as amended on February 5, 2001. (2)

      10.2 Employment Agreement dated January 18, 2001 between InforMedix Inc. and Janet Campbell.(2)

      10.3 Placement Agent Agreement dated July 2002, by and between InforMedix Acquisition Corp, Inc and Vertical Capital Partners, Inc. (2)

      10.4 Term Sheet dated May 24, 2002, by and between InforMedix Acquisition Corp, Inc. and Rockwell Capital Partners, Inc. (2)

      10.5 Intellectual Property Security Agreement dated September 5, 2002 and Letter Agreement by and among InforMedix Inc., Dr. Bruce Kehr, American United Global Inc. and Rockwell Capital Partners, LLC.(2)

      10.6 Letter Agreement dated February 6, 2003 between InforMedix Inc. and Rockwell Capital Partners, LLC.(2)

      10.7 Lease dated March 1, 2003, by and between Augusto Tono and InforMedix Inc.(2)

      10.8 Senior 12% Convertible Secured Promissory Note dated August 2, 2002 from InforMedix, Inc. to Old Oak Fund in the principal amount of $50,000.(2)

      10.9 Senior 12% Convertible Secured Promissory Notes dated August 2, 2002 from InforMedix, Inc. to Allied International Fund in the principal amount of $50,000.(2)

      10.10 Senior 12% Convertible Secured Promissory Note dated September 25, 2002 from InforMedix Inc. to American United Global, Inc. in the principal amount of $100,000.(2)

      10.11 Warrant to purchase 50,000 shares of Common Stock of InforMedix Inc. prior to August 1, 2008 issued to Allied International Fund (substantially the same as warrants issued to Old Oak Fund and American United Global, Inc.). (2)

      10.12 Promissory Note dated May 18, 2001 from InforMedix to United
            Bank.(2)

      10.13 Change in Terms Agreement dated August 1, 2001 by and between InforMedix and United Bank.(2)

      10.14 12% Promissory Note dated January 30, 2002 from InforMedix to Bert Wasserman in the aggregate amount of $15,000 (substantially the same as notes issued to Robert Rubin, Harris Kaplan and Strategic Media Group, LLC).(2)

      10.15 12% Promissory Note dated August, 2002 from InforMedix to Douglas G. Watson in the principal amount of $15,000.(2)

      10.16 Security and Loan Agreement between InforMedix and Private Investors Equity, LLC, and Senior Convertible Promissory Note in the principal amount of $350,000 and Warrant to Purchase Shares issued to Private Investors Equity, LLC, each dated as of November 4, 2002.(3)

      10.17 Placement Agent Agreement dated as of August 21, 2003, by and between InforMedix Holdings, Inc. and Meyers Associates, L.P.*

      10.18 Amendment No. 1 to Employment Agreement between Bruce A. Kehr and InforMedix, Inc. dated as of February 5, 2001.*

      10.19 Amendment No. 2 to Employment Agreement between Bruce A. Kehr and InforMedix, Inc. dated October 2003.*

      10.20 Amendment No. 1 to Employment Agreement between Janet Campbell and InforMedix, Inc. dated as of October 15, 2003.*

      10.21 Security and Loan Agreement (without exhibits) between InforMedix Acquisition Corp., InforMedix, Inc. and Irving G. Snyder, Jr., and Secured Convertible Promissory Note in the principal amount of $750,000 and Warrant to Purchase Shares issued to Irving Snyder, each dated as of April 9, 2003.*

      10.22 Letter Agreement between InforMedix Acquisition Corp., InforMedix, Inc. and Irving Snyder dated October 16, 2003.*

      10.23 Employment Agreement dated October 23, 2003 by and between InforMedix, Inc. and Art Healey.

      21.1  List of Subsidiaries*

      23.1  Consent of Snow Becker Krauss P.C.*

      23.2  Consent of Bagell, Josephs & Company, LLC.*

      23.3  Consent of Lazar Levine & Felix LLP.*

----------
* filed with this Registration Statement

** to be filed with an amendment to this Registration Statement

     (1) Incorporated herein by reference from Exhibits to the Registrant's Registration Statement on Form SB-2 (File No. 33-45774), filed on September 14, 2000.

     (2) Incorporated herein by reference from Exhibits to Post-Effective Amendment No. 4 to the Registrant's Registration Statement on Form SB-2 (File No. 33-45774), filed on March 25, 2003.

     (3) Incorporated herein by reference from Exhibits to Post-Effective Amendment No. 5 to the Registrant's Registration Statement on Form SB-2 (File No. 33-45774), filed on April 7, 2003.

Item 28.          Undertakings.

         The registrant hereby undertakes:

         (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

                  (i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Act");
                  (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement;
                  (iii) Include any additional or changed material information on the plan of distribution.

         (2) For determining liability under the Act, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

         (3) To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

         (4) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a Director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         (5) For determining any liability under the Securities Act, to treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the small business issuer under Rule 424(b)(1), or (4) or 497(h) under the Act as part of this registration statement as of the time the Commission declared it effective.

         (6) For determining any liability under the Securities Act, to treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Rockville, State of Maryland on February 10, 2004.


                                       INFORMEDIX HOLDINGS, INC.


                                       By: /s/ Bruce A. Kehr
                                          --------------------------------------
                                          Bruce A. Kehr, Chief Executive
                                          Officer


                                       By: /s/ Arthur Healey
                                          --------------------------------------
                                          Arthur Healey, Chief Financial
                                          Officer


In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

               Signature                 Title                                                Date
               ---------                 -----                                                ----
/s/ Bruce A. Kehr                        Chairman of the Board and Chief Executive            February 10, 2004
------------------------------------     Officer (Principal Executive Officer)
             Bruce A. Kehr


/s/ Janet Campbell                       President and Chief Operating Officer                February 10, 2004
------------------------------------
            Janet Campbell


/s/ Arthur Healey                        Chief Financial Officer and General Counsel          February 10, 2004
  ----------------------------------     (Principal Financial Officer)
             Arthur Healey


/s/ Rhonda B. Friedman                   Director                                             February 6, 2004
------------------------------------
       Rhonda B. Friedman, Sc.D


/s/ Harris Kaplan                        Director                                             February 7, 2004
------------------------------------
             Harris Kaplan


/s/ Bert W. Wasserman                    Director                                             February 10, 2004
  ----------------------------------
           Bert W. Wasserman


                                         Director                                             February __, 2004
------------------------------------
            Douglas Watson

                                                                    Exhibit 23.1

                               CONSENT OF COUNSEL

         We hereby consent to the reference to us under the caption "Legal Matters" in the Prospectus contained in this Registration Statement.

                                                        SNOW BECKER KRAUSS P.C.

February 10, 2004
New York, New York

                                                                    Exhibit 23.2

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Board of Directors of
InforMedix Holdings, Inc.
Rockville, Maryland

         We hereby consent to the use in the Prospectus constituting a part of this Registration Statement on Form SB-2 of our report dated March 14, 2003 relating to the balance sheets, statements of operations, shareholders' equity (deficit) and cash flows of InforMedix Acquisition Corp. for the years ended December 31, 2002 and 2001, with cumulative totals since the Company's inception on January 27, 1997, for the statements of operations, changes in stockholders' equity (deficit) and cash flows.

         We also consent to the reference to us under the caption "Experts" in the Prospectus.

New York, New York
February 10, 2004



                                         /s/ BAGELL, JOSEPHS & COMPANY, LLC
                                         ----------------------------------
                                         BAGELL, JOSEPHS & COMPANY, LLC

                                                                    Exhibit 23.3


CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


To the Board of Directors of
InforMedix Holdings, Inc.
Rockville, Maryland


             We hereby consent to the use in the Prospectus constituting a part of this Registration Statement on Form SB-2 of our report dated March 14, 2003 relating to the balance sheets, statements of operations, shareholders' equity (deficit) and cash flows of Hunapu Inc. for the cumulative period from January 19, 2000 to December 31, 2002 (the "Development Stage") and the years ended December 31, 2002 and 2001.

             We also consent to the reference to us under the caption "Experts" in the Prospectus.


                                              /s/ Lazar Levine & Felix LLP
                                              -------------------------------
                                              Lazar Levine & Felix LLP

New York, New York
February 10, 2004

                                  Exhibit Index


    Exhibit
    Number              Description
    ------              -----------

      4.3   Specimen Bridge Warrant certificate

      4.4   Specimen Class A Warrant certificate from Private Placement

      4.5   Specimen Class B Warrant certificate from Private Placement

      4.6   Specimen Placement Agent Warrant certificate from Private Placement

      10.17 Placement Agent Agreement dated as of August 21, 2003, by and between InforMedix Holdings, Inc. and Meyers Associates, L.P.

      10.18 Amendment No. 1 to Employment Agreement between Bruce A. Kehr and InforMedix, Inc. dated as of February 5, 2001.*

      10.19 Amendment No. 2 to Employment Agreement between Bruce A. Kehr and InforMedix, Inc. dated October 2003.

      10.20 Amendment No. 1 to Employment Agreement between Janet Campbell and InforMedix, Inc. dated as of October 15, 2003.

      10.21 Security and Loan Agreement between InforMedix Acquisition Corp., InforMedix, Inc. and Irving G. Snyder, Jr., and Secured Convertible Promissory Note in the principal amount of $750,000 and Warrant to Purchase Shares issued to Irving Snyder, each dated as of April 9, 2003.

      10.22 Letter Agreement between InforMedix Acquisition Corp., InforMedix, Inc. and Irving Snyder dated October 16, 2003.*

      10.23 Employment Agreement dated October 23, 2003 by and between InforMedix, Inc. and Art Healey.

      21.1  List of Subsidiaries

      23.1 Consent of Snow Becker Krauss P.C. (included in Part II of this Registration Statement)

      23.2 Consent of Bagell, Josephs & Company, LLC. (included in Part II of this Registration Statement)

      23.3 Consent of Lazar Levine & Felix LLP (included in Part II of this Registration Statement)